UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment #2

Registration Statement under the Securities Act of 1933

LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	1311	20-2000871
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1130 West Pender Street, Suite 950,
Vancouver, British Columbia, V6E 4A4,
Canada
(604) 602-1675
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy of communication to:

William L. MacDonald
Macdonald Tuskey Corporate & Securities Lawyers
4th Floor, 570 Granville Street, Vancouver, B.C., V6C 3P1, Canada
Telephone: (604) 648-1670, Facsimile: (604) 681-4760

Nevada Agency and Transfer Company
50 West Liberty Street, Suite 880
Reno, Nevada, 89501
(775) 322-0626
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]

Title of Each Class of	Amount to be	Proposed	Proposed	Amount of
Securities to be	Registered	Maximum	Maximum	Registration Fee
Registered (1)		Offering Price	Aggregate Offering	($)
		per Security	Price
		($)	($)
Units, each consisting of one common share and one warrant, par value $0.0001	20,000,000 (2)	0.15 (4)	3,000,000	343.80
Common shares, par value $0.0001 underlying warrants included in the units	20,000,000 (1)	-	-	(6)
Previously issued common shares, par value $0.0001	295,000 (2)	0.105 (5)	70,800	3.55
Common shares, par value $0.0001 underlying previously issued warrants	200,000 (3)	0.105 (5)	21,000	2.41
Total				349.76 (7)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(1)

Represents units of our common stock being offered directly by our Company. The units consist of one share of our common stock and one warrant to purchase another share of our common stock at $0.30 per share for a period of one year.

(2)	Represents shares of our common stock previously issued to the Selling Shareholders in private transactions. All of these shares are being offered by the Selling Shareholders.
(3)	Represents shares underlying previously issued warrants.
(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price.

(5)

Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the common stock as reported on the OTCQB on May 22, 2012.

(6)	No fee required, pursuant to Rule 457(g).
(7)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Lexaria Corp. intended to offer its securities in both Canada and the United States under separate prospectus offerings and filed a Registration Statement on Form S-1 with the Securities and Exchange Commission to that effect on March 15, 2012. Lexaria Corp., has subsequently decided to withdraw the Canadian offering and will not be using an agent in connection with offering any of the securities registered herein. This amendment to the March 15, 2012 Form S-1 reflects a reduction in price of the offering and no longer contemplates a concurrent Canadian prospectus.

The information in this prospectus is not complete and may be changed. We and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted by the law of such state or jurisdiction.

Subject to Completion,
________________________, 2012

PROSPECTUS

LEXARIA CORP.

20,000,000 units of common stock at $0.15 per unit,

And

295,000 previously issued common shares and 200,000 shares of common stock underlying previously issued warrants,

Lexaria Corp. (“Lexaria”, “we”, “us”, “our”) is offering 20,000,000 units of common stock at $0.15 per unit. Each unit consists of one common share and one warrant to purchase another common share at $0.30 per share for a period of one year.

The offering of the 20,000,000 units is a “best efforts” offering, which means that our directors and officers as well as any agents we engage will use their best efforts to sell the units offered in this Prospectus. There is no minimum number of units required to be sold to close the offering. However, each individual subscriber must purchase a minimum of 1,000 units. The offering period will be open for 60 days and our management at their sole discretion may terminate the offering at any time prior to the expiration of the initial 60 days of the offering. Our management at their sole discretion may extend the period for an additional 120 days of the offering if not all 20,000,000 units are sold at the end of the initial 60-day offering period. Proceeds from the sale of the units will be used to fund acquisition and development of oil and gas properties. This offering will end no later than 180 days from the offering date. The offering date is the date by which the registration statement of which this Prospectus forms a part becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the units. Christopher Bunka, our President and CEO, Bal Bhullar, our CFO, and David DeMartini, our director will be responsible for selling our direct primary offering to the public in the United States.

Certain Selling Shareholders are also offering 295,000 previously issued common shares and 200,000 shares of common stock underlying previously issued warrants, which may be resold from time to time by the Selling Shareholders. These shares and warrants were acquired by the Selling Shareholders directly from us in private offerings that were exempt from registration requirements of the Securities Act of 1933. We have been advised by the Selling Shareholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. Please see “Plan of Distribution” at page 23 for a detailed explanation of how the securities may be sold. The Selling Shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of shares by the Selling Shareholders. None of the Selling Shareholders are affiliates of our company.

Our common stock is quoted in the United States on the OTCQB and listed on the Canadian National Stock Exchange under the symbols “LXRP” and “LXX”, respectively. On May 22, 2012, the closing prices of our common stock on the OTCQB and Canadian National Stock Exchange were $0.105 and CDN$0.16, respectively.

An investment in our securities is speculative. See the section entitled "Risk Factors" beginning on Page 11 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

The date of this prospectus is _____________, 2012.

Table of Contents

Prospectus Summary	7
Risk Factors	10
Use of Proceeds	16
Determination of Offering Price	17
Dilution	18
Selling Security Holders	19
Plan of Distribution	22
Description of Securities to be Registered	26
Legal Matters	28
Interests of Named Experts and Counsel	28
Description of Business	29
Description of Property	36
Legal Proceedings	44
Market for Common Equity and Related Stockholder Matters	44
Financial Statements	49
Management’s Discussion and Analysis of Financial Position and Results of Operations	51
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	55
Directors and Executive Officers	57
Executive Compensation	62
Security Ownership of Certain Beneficial Owners and Management	66
Certain Relationships and Related Transactions	67
Disclosure of Commission Position on Indemnification of Securities Act Liabilities	68

Prospectus Summary

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 8 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Our Business

We were incorporated in the State of Nevada on December 9, 2004. We are an exploration and development oil and gas company currently engaged in the exploration for and development of petroleum and natural gas in North America. We maintain our registered agent’s office and our U.S. business office at Nevada Agency and Transfer Company, 50 West Liberty, Suite 880, Reno, Nevada 89501. Our telephone number is (755) 322-0626.

The address of our principal executive office is Suite 950, 1130 West Pender Street, Vancouver, British Columbia V6E 4A4. Our telephone number is (604) 602-1675. We have another office located in Kelowna. Our current locations provide adequate office space for our purposes at this stage of our development.

Our common stock is quoted on the OTCQB under the symbol "LXRP" and on the Canadian National Stock Exchange under the symbol “LXX”.

We are currently generating revenues from our business operations in Mississippi. Our business plan is to focus on development of the Belmont Lake oil field, in which we have working interests, in order to maximize cash flow and use excess cash flow to pay debt and conduct additional development well drilling. Eventually, if cash flows are strong enough, we anticipate that we will once again be able to explore for additional oil and gas by way of our existing 60% interest option to drill 38 exploratory wells (see “Oil & Gas Properties - Mississippi and Louisiana: Frio-Wilcox Project”). To accomplish this, we intend to focus on development drilling first. Eventually we plan to seek a balance between exploration, development and exploitation drilling. To achieve sustainable and profitable growth, we intend to control the timing and costs of its projects wherever possible. We are not currently the operator of any of our properties.

The Offering

The 295,000 previously issued common shares and 200,000 shares of common stock underlying previously issued warrants offered by the Selling Shareholders represent approximately 3% of our issued and outstanding stock as of June 22, 2012, assuming all of the 200,000 warrants are exercised.

If we sell all 20,000,000 units in this offering, and the warrants attached to the units are not converted, they will account for approximately 54.49% of our issued and outstanding common shares after the close of the offering. If the warrants are converted, the units will account for 70.88% of our issued and outstanding common shares, assuming no other shares are issued during this time.

Securities Offered:

20,000,000 units of common stock at $0.15 per unit via public offering. Each unit consists of one common share and one warrant to purchase another common share at $0.30 per share for a period of one year.

250,000 previously issued common shares and 200,000 shares of common stock underlying previously issued warrants offered by the Selling Shareholders.

Initial Offering Price:	We are offering 20,000,000 units at a price of $0.15 per unit.

The Selling Shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Minimum Number of Securities to be Sold in this Offering:	No minimum in the United States. The Selling Shareholders may sell up to 250,000 previously issued common shares and 200,000 shares of common stock underlying previously issued warrants.

Securities Issued and to be Issued:	As of June 22, 2012 we had 16,431,452 shares of our common stock, options to acquire 1,740,000 shares of our common stock and warrants to acquire 2,542,857 shares of our common issued and outstanding.

We are offering a maximum of 20,000,000 units of common stock at $0.15 per unit via public offering. Each unit consists of one common share and one warrant to purchase another common share at $0.30 per share for a period of one year. We will not receive any proceeds from the sale of our common stock by the selling security holders.

Proceeds:	If we sell all of the 20,000,000 units we are offering in the United States, we will receive proceeds of $3,000,000 minus any offering expenses.

Terms of Offering:

This is a BEST EFFORTS OFFERING. This is a no minimum offering. Accordingly, as units are sold we will use the money raised for our business. Each individual subscriber must purchase a minimum of 1,000 units. We cannot be certain that we will be able to sell enough units to sufficiently fund our operations.

Plan of Distribution:

This is a public offering, with no commitment by anyone to purchase any units. The units in this offering will be offered and sold by Christopher Bunka, our President and CEO, Bal Bhullar, our CFO, and David DeMartini, our director.

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Consolidated Statement of Expenses Data

	Year Ended October 31, 2010 ($)	Year Ended October 31, 2011 ($)	Six Months Ended April 30, 2012 ($) (unaudited)
Revenues	362,471	1,133,766	394,243
Total Expenses	914,933	1,671,992	456,933
Net Loss	552,462	538,226	351,040
Net Loss per share	0.04	0.04	0.01

Consolidated Balance Sheet Data

	As at October 31, 2010 ($)	As at October 31, 2011 ($)	As at April 30, 2012 ($) (unaudited)
Working Capital (Deficiency)	(909,441)	(814,355)	(1,546,721)
Total Assets	3,278,300	4,339,369	4,131,120
Total Liabilities	1,124,647	1,678,021	1,811,223

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risks could harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this Prospectus.

Risks Related to Our Business

We have a limited operating history and as a result there is no assurance we can operate on a profitable basis.

We have a limited operating history. Our company’s operations will be subject to all the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered by resource exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of our properties may not result in the discovery of reserves. Problems such as unusual or unexpected formations of rock or land and other conditions are involved in resource exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial reserves, we may decide to abandon our claims and acquire new claims for new exploration or cease operations. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations. There can be no assurance that we will be able to operate on a profitable basis.

If we do not obtain additional financing, our business will fail and our investors could lose their investment.

We had cash in the amount of $120,561 and working capital deficiency of $1,546,721 as of April 30, 2012. We currently do not generate significant revenues from our operations. Any direct acquisition of a claim under lease or option is subject to our ability to obtain the financing necessary for us to fund and carry out exploration programs on potential properties. The requirements are substantial. Obtaining additional financing would be subject to a number of factors, including market prices for resources, investor acceptance of our properties and investor sentiment. These factors may negatively affect the timing, amount, terms or conditions of any additional financing available to us. The most likely source of future funds presently available to us is through the sale of equity capital and loans. Any sale of share capital will result in dilution to existing shareholders.

Because there is no assurance that we will generate material revenues, we face a high risk of business failure.

For the fiscal year 2011, we have earned revenues of $1,133,766. We currently have only modest oil or gas reserves that are deemed proved, probable or possible pursuant to American standards of disclosure for oil and gas activities. All of our existing wells are in Mississippi, USA.

There can be no assurance that our current or future drilling activities will be successful, and we cannot be sure that our overall drilling success rate or our production operations within a particular area will ever come to fruition, and if they do, will not decline over time. We may not recover all or any portion of our capital investment in the wells or the underlying leaseholds. Unsuccessful drilling activities would have a material adverse effect upon our results of operations and financial condition. The cost of drilling, completing and operating wells is often uncertain, and a number of factors can delay or prevent drilling operations, including: (i) unexpected drilling conditions; (ii) pressure or irregularities in geological formation; (iii) equipment failures or accidents; (iv) adverse weather conditions; and (v) shortages or delays in the availability of drilling rigs and the delivery of equipment.

In addition, our exploration and development plans may be curtailed, delayed or cancelled as a result of lack of adequate capital and other factors, such as weather, compliance with governmental regulations, current and forecasted prices for oil and changes in the estimates of costs to complete the projects. We will continue to gather information about our exploration projects, and it is possible that additional information may cause our company to alter our schedule or determine that a project should not be pursued at all. You should understand that our plans regarding our projects are subject to change.

We recognize that if we are unable to generate significant revenues from our activities, we will not be able to earn profits or continue operations. We cannot guarantee that we will be successful in raising capital to fund these operating losses or generate revenues in the future. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail and our investors could lose their investment.

The oil and natural gas industry is highly competitive and there is no assurance that we will be successful in acquiring leases.

The oil and natural gas industry is intensely competitive. Although we do not compete with other oil and gas companies for the sale of any oil and gas that we may produce, as there is sufficient demand in the world market for these products, we compete with numerous individuals and companies, including many major oil and natural gas companies which have substantially greater technical, financial and operational resources and staff. Accordingly, there is a high degree of competition for desirable oil and natural gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

There can be no assurance that we will discover oil or natural gas in any commercial quantity on our properties.

Exploration for economic reserves of oil and natural gas is subject to a number of risks. There is competition for the acquisition of available oil and natural gas properties. Few properties that are explored are ultimately developed into producing oil and/or natural gas wells. If we cannot discover oil or natural gas in any commercial quantity thereon, our business will fail.

Even if we acquire an oil and natural gas exploration property and establish that it contains oil or natural gas in commercially exploitable quantities, the potential profitability of oil and natural gas ventures depends upon factors beyond the control of our company.

The potential profitability of oil and natural gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and natural gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls or any combination of these and other factors, and respond to changes in domestic, international, political, social and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. In addition, adverse weather conditions can hinder drilling operations. These changes and events may materially affect our future financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

In addition, a productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or natural gas from the well. Production from any well may be unmarketable if it is impregnated with water or other deleterious substances. Also, the marketability of oil and natural gas which may be acquired or discovered will be affected by numerous related factors, including the proximity and capacity of oil and natural gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection, all of which could result in greater expenses than revenue generated by the well.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and natural gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and natural gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and natural gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and natural gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and natural gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages. To date, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuation of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuation of a given operation. Specifically, we may be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour natural gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The business of oil and natural gas exploration and development is subject to substantial regulation under various countries laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil and natural gas and related products and other matters. Amendments to current laws and regulations governing operations and activities of oil and natural gas exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to the properties subject to our farm-out agreements and the oil and natural gas industry generally will not be changed in a manner which may adversely affect our progress and cause delays, inability to explore and develop or abandonment of these interests.

Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Our success is largely dependent on our ability to hire highly qualified personnel. This is particularly true in highly technical businesses such as resource exploration. These individuals are in high demand and we may not be able to attract the personnel we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Failure to hire key personnel when needed, or on acceptable terms, would have a significant negative effect on our business.

We are not the "operator" of any of our oil and gas exploration interests, and so we are exposed to the risks of our third-party operators.

We rely on the expertise of our contracted third-party oil and gas exploration and development operators and third-party consultants for their judgment, experience and advice. We can give no assurance that these third party operators or consultants will always act in our best interests, and we are exposed as a third party to their operations and actions and advice in those properties and activities in which we are contractually bound.

Our management has limited experience and training in the oil and gas industry and could make uninformed decisions that negatively impact our oil and gas operations.

Because our management has limited experience and training in the oil and gas industry, we may not have sufficient expertise to make informed best practices decisions regarding oil and gas operations. We do not have a petroleum engineer on staff to provide internal oversight. It is possible that, due to our limited knowledge, we might elect to complete a well and incur financial burdens that a more experienced petroleum team might elect not to complete. Our ability to internally evaluate oil and gas operations and opportunities could be less thorough than that of a more highly trained management team.

Our independent certified public accounting firm, in the notes to the audited financial statements for the year ended October 31, 2011 states that there is a substantial doubt that we will be able to continue as a going concern.

As at October 31, 2011, we have experienced significant losses since inception. Failure to arrange adequate financing on acceptable terms and to achieve profitability would have an adverse effect on our financial position, results of operations, cash flows and prospects. Accordingly, there is substantial doubt that we will be able to continue as a going concern.

Risks Associated with Our Common Stock

Trading on the OTCQB may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQB service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of the shares.

Penny stock rules will limit the ability of our stockholders to sell their stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a shareholder’s ability to buy and sell our stock.

In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time-consuming, difficult, and costly.

Under Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we will be required to furnish a report by our management on our internal control over financial reporting beginning with our Annual Report on Form 10-K for our fiscal year ending October 31, 2011. We will soon begin the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management’s time and attention from revenue-generating activities to compliance activities. While we expect to expend significant resources to complete this important project, we may not be able to achieve our objective on a timely basis. It will be time-consuming, difficult and costly for us to develop and implement the internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional personnel to do so, and if we are unable to comply with the requirements of the legislation we may not be able to assess our internal controls over financial reporting to be effective in compliance with the Sarbanes-Oxley Act.

Other Risks

Because majority of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against them for misconduct and you may not be able to enforce judgment and civil liabilities against our officers, directors, experts and agents.

All of our directors and officers except for one are nationals and/or residents of countries other than the United States and all or a substantial portion of their assets are located in the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

Use of Proceeds

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders.

The net proceeds to us from the sale of up to 20,000,000 units offered at a public offering price of $0.15 per unit will vary depending upon the total number of shares sold. Regardless of the number of units sold, we expect to incur offering expenses estimated at approximately $50,000, $45,000 for legal and accounting (incurred), $5,000 for other costs in connection with this offering (estimated transfer agent fees, filing fee, etc.). The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of units. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

Percent of Net Proceeds Received

	10%	25%	50%	75%	100%

Units Sold	2,000,000	5,000,000	10,000,000	15,000,000	20,000,000
Gross Proceeds	$300,000	$750,000	$1,500,000	$2,250,000	$3,000,000
Less Offering Expenses	$50,000	$50,000	$50,000	$50,000	$50,000
Net Offering Proceeds	$250,000	$700,000	$1,450,000	$2,200,000	$2,950,000

The Use of Proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

	10%	25%	50%	75%	100%

Development: Belmont Lake Field -drill and complete new 12-7 development well.	$0	$273,000	$273,000	$273,000	$273,000
Development: Belmont Lake Field – completion of up to three new development wells (12-6 and 12-8 and 12-9)	$0	$0	$546,000	$819,000	$819,000
Well services: plug and abandonment costs	$0	$175,000	$175,000	$175,000	$175,000
Exploration well drilling	$0	$0	$0	$0	$650,000
Unallocated Working Capital	$250,000	$252,000	$167,000	$373,000	$473,000
Re-pay arm’s-length existing corporate debt	$0	$0	$289,000	$560,000	$560,000

Total	$250,000	$700,000	$1,450,000	$2,200,000	$2,950,000

Our offering expenses are comprised of legal and accounting expenses and transfer agent fees. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, we will need some amount of working capital to maintain our general existence and comply with our public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

There is no commitment by any person to purchase any or all of the shares of common stock offered by this prospectus and, therefore, there can be no assurance that the offering will be totally subscribed for the sale of the maximum 20,000,000 units of common stock being offered.

Determination of Offering Price

The Selling Shareholders will sell their shares at prevailing market prices or privately negotiated prices. The number of securities that may be actually sold by a Selling Shareholder will be determined by each Selling Shareholder. The Selling Shareholders are under no obligation to sell all or any portion of the securities offered, nor are the Selling Shareholders obligated to sell such shares immediately under this Prospectus. A security holder may sell securities at any price depending on privately negotiated factors such as a shareholders’ own cash requirements, or objective criteria of value such as the market value of our assets.

The offering price of the units was determined by market conditions.

Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution of the value of the shares you purchase is a result of the lower book value of the shares held by our existing stockholders.

As at October 31, 2011, our last financial statement date, our total net tangible book value was $2,661,348, or approximately $0.162 per share based on 16,431,452 shares issued and outstanding as of that date. The proceeds from the sale of the new units being offered (up to a maximum of 20,000,000) will vary depending on the total number of shares actually sold in the offering. If all 20,000,000 units offered hereunder are sold, there would be a total of 36,431,452 common shares issued and outstanding (using the October 31, 2011 figure), assuming none of the warrants were exercised. If all of the warrants were exercised, we would have 56,431,452 shares issued and outstanding.

The following table sets forth as of October 31, 2011, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, before deducting offering expenses payable by us, assuming that none of the warrants included in the units are exercised.

Non-Diluted Offering

Percent of Shares Sold	10%	25%	50%	75%	100%
Number of units sold	2,000,000	5,000,000	10,000,000	15,000,000	20,000,000
Anticipated net offering proceeds	$250,000	$700,000	$1,450,000	$2,200,000	$2,950,000
Total shares issued and outstanding post offering	18,431,452	21,431,452	26,431,452	31,431,452	36,431,452
Offering price per unit	$0.15	$0.15	$0.15	$0.15	$0.15
Pre-offering net tangible book value/share	$0.162	$0.162	$0.162	$0.162	$0.162
Post offering net tangible book value	$2,911,348	$3,361,348	$4,111,348	$4,861,348	$5,611,348
Post offering net tangible book value/share	$0.158	$0.157	$0.156	$0.155	$0.154
Increase (Decrease) in net tangible book value per share after offering	($0.004)	($0.005)	($0.006)	($0.007)	($0.008)
Dilution per share to new shareholders	($0.008)	($0.007)	($0.006)	($0.005)	($0.004)
New shareholders percentage of ownership after offering	10.9%	23.3%	37.8%	47.7%	54.9%
Existing stockholders percentage of ownership after offering	89.1%	76.7%	62.2%	52.3%	45.1%

The following table sets forth as of October 31, 2011, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, before deducting offering expenses payable by us, assuming that all of the warrants included in the purchased units are exercised at $0.30 per warrant share.

Fully Diluted Offering

Percent of Shares Sold	10%	25%	50%	75%	100%
Number of units sold, including warrants exercised	4,000,000	10,000,000	20,000,000	30,000,000	40,000,000
Anticipated net offering proceeds from unit sale	$250,000	$700,000	$1,450,000	$2,200,000	$2,950,000
Anticipated gross offering proceeds from warrant exercise	$600,000	$1,500,000	$3,000,000	$4,500,000	$6,000,000
Total shares issued and outstanding post offering	20,431,452	26,431,452	36,431,452	46,431,452	56,431,452
Offering price of $0.225 ($0.15 per unit, $0.30 per warrant share)	$0.225	$0.225	$0.225	$0.225	$0.225
Pre-offering net tangible book value/share	$0.162	$0.162	$0.162	$0.162	$0.162
Post offering net tangible book value	$3,571,348	$4,861,348	$7,111,348	$9,361,348	$11,611,348
Post offering net tangible book value/share	$0.175	$0.184	$0.195	$0.202	$0.206
Increase (Decrease) in net tangible book value per share after offering	$0.013	$0.022	$0.033	$0.040	$0.044
Dilution per share to new shareholders assuming combined $0.225 cost.	$0.050	$0.041	$0.030	$0.023	$0.019
New shareholders percentage of ownership after offering	19.6%	37.8%	54.9%	64.6%	70.9%
Existing stockholders percentage of ownership after offering	80.4%	62.2%	45.1%	35.4%	29.1%

Selling Security Holders

The selling security holders may sell securities at prevailing market prices or privately negotiated prices. This Prospectus includes registration of the following 495,000 shares:

  295,000 common shares; and

  200,000 common shares underlying warrants.

The 4 selling security holders are offering for sale 295,000 shares of our issued and outstanding common stock which they obtained as part of the following issuances:

  95,000 shares issued to two selling shareholders through an exercise of a warrant at $0.20 per share on July 13, 2011; and

  200,000 shares issued to two selling shareholders as part of a financing for units of our common stock at $0.35 per share on July 13, 2011. The units included a share of our common stock and a warrant to acquire an additional share of our common stock at $0.50 per share for a period of 24 months.

The selling security holders have the option to sell their shares at prevailing market prices or privately negotiated prices. The following table provides information as of June 22, 2012 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

  the number of shares owned by each prior to this offering;

  the number of shares being offered by each;

  the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;

  the percentage of shares owned by each; and

  the identity of the beneficial holder of any entity that owns the shares being offered.

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Percent % (2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
Starber Enterprises Inc. (4)	75,000	(3)	75,000	0	0
Susan Herunter	40,000	(3)	20,000	0	0
Matthew Ihrke (5)	285,714 (6)	1.7	142,857	0	0
Brooks Brown	114,286 (7)	(3)	57,143	0	0

Total	515,000	3.1%	295,000	0	0

(1)

The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and. the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)	The percentages are based on 16,431,452 shares of our common stock issued and outstanding and as at June 22, 2012.
(3)	Less than 1%.
(4)	Darren Sontowski has voting and dispositive control over shares owned by Starber Enterprises Inc.
(5)	Matthew Ihrke is the brother of Tom Ihrke, our VP of Business Development.
(6)

Includes 142,857 shares and warrants to acquire an additional 142,857 shares at $0.50 per share for a period of 24 months. The shares underlying the warrants are also being offered in this Prospectus, but are described below.

(7)

Includes 57,143 shares and warrants to acquire an additional 57,143 shares at $0.50 per share for a period of 24 months. The shares underlying the warrants are also being offered in this Prospectus, but are described below.

Three selling security holders are offering for sale up to 200,000 shares underlying previously issued warrants which they obtained as part of the following issuances:

  warrants to acquire a total 200,000 shares issued on July 13, 2011 as part of a financing for units of our common stock at $0.35 per share to two selling shareholders. The units included a share of our common stock and a warrant to acquire an additional share of our common stock at $0.50 per share for a period of 24 months; and

More information regarding the holders of the 200,000 common shares underlying warrants is included the following table.

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Percent % (2)	Maximum Numbers of Shares Underlying Warrants Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
Matthew Ihrke (4)	285,714 (5)	1.7	142,857	0	0
Brooks Brown	114,286 (6)	(3)	57,143	0	0

Total	400,000	2.4	200,000	0	0

(1)

The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and. the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)	The percentages are based on 16,431,452 shares of our common stock issued and outstanding and as at June 22, 2012.
(3)	Less than 1%.
(4)	Matthew Ihrke is the brother of Tom Ihrke, our VP of Business Development.
(5)

Includes 142,857 shares and warrants to acquire an additional 142,857 shares at $0.50 per share for a period of 24 months. The shares underlying the warrants are also being offered in this Prospectus, but are described below.

(6)

Includes 57,143 shares and warrants to acquire an additional 57,143 shares at $0.50 per share for a period of 24 months. The shares underlying the warrants are also being offered in this Prospectus, but are described below.

Except as otherwise noted in the above lists, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares. The numbers in these table assume that none of the selling security holders will sell shares not being offered in this Prospectus or will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the selling security holders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

All of these shares were issued in reliance upon an exemption from registration pursuant to Regulation S or Regulation D under the Securities Act of 1933 (the “Securities Act”). Our reliance upon Rule 903 of Regulation S was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

None of the selling security holders are broker-dealers or affiliates of a broker-dealer.

Plan of Distribution

Offering of 20,000,000 units of our Common Stock in the United States

We are offering to the public 20,000,000 units of common stock on a “$3,000,000 maximum” basis at a purchase price of $0.15 per unit.

We are conducting a self-underwritten offering. This Prospectus is part of a prospectus that permits Christopher Bunka, our President and CEO, Bal Bhullar, our CFO, and David DeMartini, our director, to sell the shares directly to the public in the United States, with no commission or other remuneration payable to them. There are no definitive plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer in the United States. Christopher Bunka, our President and CEO, Bal Bhullar, our CFO, and David DeMartini, our director, will sell the shares and intends to offer them to friends, family members, acquaintances, and business associates. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Christopher Bunka, our President and CEO, Bal Bhullar, our CFO, David DeMartini, our director, will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

1.	Christopher Bunka, Bal Bhullar, David DeMartini, are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,
2.

Christopher Bunka, Bal Bhullar, David DeMartini, will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Christopher Bunka, Bal Bhullar, David DeMartini, are not, nor will they be at the time of participation in the offering, an associated person of a broker-dealer; and
4.

Christopher Bunka, Bal Bhullar, David DeMartini, meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

We will not use public solicitation or general advertising in connection with the offering. We will use our best efforts to find purchasers for the shares offered by this prospectus within a period of 60 days from the date of the prospectus, subject to an extension for an additional period not to exceed 120 days.

Resale of 295,000 previously issued common shares and 200,000 shares of common stock underlying previously issued warrants by Selling Shareholders

Selling Shareholders are also offering 295,000 previously issued common shares and 200,000 shares of common stock underlying previously issued warrants, which may be resold from time to time by the Selling Shareholders at prevailing market prices or privately negotiated prices. None of our affiliates are selling their shares as part of this offering. These sales may be at fixed or negotiated prices.

The Selling Shareholders may sell some or all of their securities in one or more transactions, including block transactions:

  on such public markets as the securities may be trading;
  in privately negotiated transactions;
  in any combination of these methods of distribution.

The sales price to the public may be:

  the market price prevailing at the time of sale;
  a price related to such prevailing market price; or
  such other price as the Selling Shareholders determine.

We are bearing all costs relating to the registration of certain securities. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of certain securities.

The Selling Shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of certain securities. In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of certain securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

  not engage in any stabilization activities in connection with our securities;
  furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and
  not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Our common stock is quoted on the OTC Markets OTCQB, under the trading symbol “LXRP”. The market for our stock is highly volatile. We cannot assure you that there will be a market in the future for our common stock.

Trading in stocks quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a company’s operations or business prospects. The OTCQB should not be confused with the NASDAQ market. OTCQB companies are subject to far fewer restrictions and regulations than are companies traded on the NASDAQ market. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on the NASDAQ market or other stock exchange. In the absence of an active trading market: (a) investors may have difficulty buying and selling or obtaining market quotations; (b) market visibility for our common stock may be limited; and (c) a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

None of the Selling Shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we nor any of the Selling Shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Shareholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Shareholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the Selling Shareholders if such broker-dealer is unable to sell the shares on behalf of the Selling Shareholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the Selling Shareholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the Selling Shareholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the Selling Shareholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the Selling Shareholders, the purchasers participating in such transaction, or both.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in such an activity. All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

  contains the toll-free telephone number for inquiries on disciplinary actions;

  defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

  contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

  the bid and ask prices for the penny stock;

  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

  the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

  a monthly account statement indicating the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

Description of Securities to be Registered

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, and no authorized shares of preferred stock.

Common Stock

As of June 22, 2012 we had 16,431,452 shares of our common stock, options to acquire 1,740,000 shares of our common stock and warrants to acquire 2,542,857 shares of our common issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our stockholders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for payment of dividends. From our inception to June 22, 2012, we did not declare any dividends.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a cash or stock dividend in the future. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Common Stock Purchase Warrants

Each unit of common stock offered hereby consists of one common share and one warrant to purchase another common share at $0.30 per share for a period of one year (the “Warrants”). The Warrants will be created and issued pursuant to the terms of a warrant indenture (the “Warrant Indenture”) dated the date of the closing of the Offering between us and Olympia Trust Company (the “Warrant Agent”), as warrant agent thereunder.

Warrants may be exercised upon surrender of the Warrant certificate on or before the period of one year passes, at the principal office of the Warrant Agent, with the notice of exercise found annexed to the Warrant Indenture completed and executed as indicated, accompanied by payment of the exercise price for the number of common shares for which the Warrants are being exercised.

Under the Warrant Indenture, we will be entitled to purchase in the market, by private contract or otherwise, all or any of the Warrants then outstanding and any Warrants so purchased will be cancelled. Under the Warrant Indenture, we will have the ability to issue further common share purchase warrants, in addition to the Warrants already outstanding and those to be issued pursuant to this offering, without consent of the holders of the Warrants.

The Warrant Indenture will provide for adjustment in the number of common shares issuable upon the exercise of the Warrants and/or the exercise price per common share upon the occurrence of certain events, including:

  the issuance of common shares or securities exchangeable for or convertible into common shares to all or substantially all of the holders of the common shares as a stock dividend or other distribution;

  the subdivision, redivision or change of the common shares into a greater number of shares;

  the reduction, combination or consolidation of the common shares into a lesser number of shares;

  the issuance to all or substantially all of the holders of the common shares of rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issuance, to subscribe for or purchase common shares, or securities exchangeable for or convertible into common shares, at a price per share to the holder (or at an exchange or conversion price per share) of less than 95% of the "current market price", as defined in the Warrant Indenture, for the common shares on such record date; and

  the issuance or distribution to all or substantially all of the holders of the common shares of shares of any class other than the common shares, rights, options or warrants to acquire common shares or securities exchangeable or convertible into common shares, evidences of indebtedness or cash, securities or any property or other assets.

The Warrant Indenture will provide for adjustment in the class and/or number of securities issuable upon the exercise of the Warrants and/or exercise price per security in the event of the following additional events: (i) reclassifications of the common shares; (ii) consolidations, amalgamations, plans of arrangement or mergers of the Corporation with or into another entity (other than consolidations, amalgamations, plans of arrangement or mergers that do not result in any reclassification of the common shares or a change of the common shares into other shares); or (iii) the transfer (other than to one of our subsidiaries) of our undertaking or assets as an entirety or substantially as an entirety to another corporation or other entity. No adjustment in the exercise price or the number of common shares issuable upon the exercise of a Warrant will be required to be made unless the cumulative effect of such adjustment or adjustments would change the exercise price by at least 1% or the number of common shares issuable upon exercise of a Warrant by at least 0.1 of a common share.

We will also covenant in the Warrant Indenture that, during the period in which the Warrants are exercisable, it will give notice to the holders of Warrants of certain stated events, including events that would result in the adjustment to the exercise price for the Warrants or the number of common shares issuable upon exercise of the Warrants, at least 21 days prior to the record date or effective date, as the case may be, of such event.

No fractional common shares will be issuable to any holder of Warrants upon the exercise thereof, and no cash or other consideration will be paid in lieu of fractional shares. Holders of Warrants do not have any voting or pre-emptive rights or any other rights of a holder of common shares.

From time to time, the Warrant Agent and our company, without the consent of the holders of Warrants, may amend or supplement the Warrant Indenture for certain purposes, including curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder of Warrants. Any amendment or supplement to the Warrant Indenture that adversely affects the interest of the holders of the Warrants may only be made by "extraordinary resolution", which is defined in the Warrant Indenture as a resolution either: (i) passed at a meeting of the holders of Warrants at which there are holders of Warrants present in person or represented by proxy representing at least 25% of the aggregate number of the then outstanding Warrants and passed by the affirmative vote of holders of Warrants representing not less than two-thirds of the aggregate number of all the then outstanding Warrants represented at the meeting and voted on the poll upon such resolution; or (ii) adopted by an instrument in writing signed by the holders or Warrants representing not less than two-thirds of the number of all the then outstanding Warrants.

Legal Matters

Macdonald Tuskey, of 570 Granville Street, 4th Floor, Vancouver, British Columbia, V6C 3P1, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

Our audited financial statements for the years ended October 31, 2011 and October 31, 2010 have been included in this Prospectus in reliance upon MNP LLP and Chang Lee LLP, respectively, independent registered public accounting firms, as experts in accounting and auditing.

Description of Business

Forward-Looking Statements

This Prospectus contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for the purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications outlined above and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements.

Overview

We were incorporated in the State of Nevada on December 9, 2004. We are an exploration and development oil and gas company currently engaged in the exploration for and development of petroleum and natural gas in North America. We maintain our registered agent’s office and our U.S. business office at Nevada Agency and Transfer Company, 50 West Liberty, Suite 880, Reno, Nevada 89501. Our telephone number is (755) 322-0626.

The address of our principal executive office is Suite 950, 1130 West Pender Street, Vancouver, British Columbia V6E 4A4. Our telephone number is (604) 602-1675. We have another office located in Kelowna. Our current locations provide adequate office space for our purposes at this stage of our development.

Our common stock is quoted on the OTCQB under the symbol "LXRP" and on the Canadian National Stock Exchange under the symbol “LXX”.

We are currently generating revenues from our business operations in Mississippi. Our business plan is to focus on development of the Belmont Lake oil field, in which we have working interests, in order to maximize cash flow and use excess cash flow to pay debt and conduct additional development well drilling. Eventually, if cash flows are strong enough, we anticipate that we will once again be able to explore for additional oil and gas by way of our existing 60% interest option to drill 38 exploratory wells (see “Oil & Gas Properties - Mississippi and Louisiana: Frio-Wilcox Project”). To accomplish this, we intend to focus on development drilling first. Eventually we plan to seek a balance between exploration, development and exploitation drilling. To achieve sustainable and profitable growth, we intend to control the timing and costs of its projects wherever possible. We are not currently the operator of any of our properties.

Current Business Operations

We have acquired working interests in various oil and gas properties in Mississippi USA. All of our current oil and gas assets are located in Wilkinson and Amite counties, Mississippi, where we have between 32% and 60% gross working interests in producing oil and/or gas wells and in exploration wells yet to be drilled. Our Belmont Lake oil field, discovered in December 2006, is located within the Palmetto Point area of Wilkinson County, Mississippi. We previously had an interest in oil and gas wells located in Oklahoma but those assets were sold in August 2008. We had a nominal interest in a non-commercial well located in Strachan Alberta which expired in fiscal year 2010.

Our business plan is to focus on development of the Belmont Lake oil field, in which we have working interests, in order to maximize cash flow and use excess cash flow to pay debt and conduct additional development well drilling.

During the past fiscal year we experienced the following significant corporate developments:

1.

On November 16, 2010, we settled the debt incurred as a result of a consulting agreement, in the amount of $9,376, to Mr. Tom Ihrke by issuing 40,761 restricted shares of common stock of our company at a price of $0.23 per share.

2.

On November 30, 2010, we closed the first tranche of a private placement offering of convertible debentures in the aggregate amount of $450,000. The convertible debentures mature on November 30, 2012, subject to forced conversion as set out in the convertible debenture certificate. The convertible debentures pay an interest rate of 12% per annum (on a simple basis) and are convertible at $0.35 per unit. Each unit is comprised of one share of our common stock and one share purchase warrant. Each warrant entitles the holder thereof to purchase one share of common stock at a price of $0.40 per share from the earlier of the maturity date of the convertible debenture or one year from conversion of the convertible debenture. We also entered into a general security agreement with the subscribers, whereby the obligations to repay the convertible debenture are secured by certain of our assets.

3.

On December 16, 2010, we closed the second tranche of a private placement offering of convertible debentures in the aggregate amount of $170,000. The convertible debentures mature on November 30, 2012, subject to forced conversion as set out in the convertible debenture certificate. The convertible debentures pay an interest rate of 12% per annum (on a simple basis) and are convertible at $0.35 per unit. Each unit is comprised of one share of our common stock and one share purchase warrant. Each warrant entitles the holder thereof to purchase one share of common stock at a price of $0.40 per share from the earlier of the maturity date of the convertible debenture or one year from conversion of the convertible debenture. We also entered into a general security agreement with the subscribers, whereby the obligations to repay the convertible debenture are secured by certain of our assets.

4.

On December 16, 2010, we entered into an assignment agreement with Emerald Atlantic LLC, a company solely owned by a director of our company (the “Assignee”), whereby the Assignee has paid a fee of $30,076 to earn 18% of a 4.423% share of our company’s net revenue interest after field operating expenses for a well to be drilled in Wilkinson County.

5.

On January 4, 2011, 132,600 warrants were exercised and we issued 66,300 shares of common stock of our company at an exercise price of CAD$0.22 per share for total proceeds of CAD$14,586. Of the 132,600 warrants exercised, 100,000 warrants were exercised by a director of our company.

6.

On March 6, 2011, we accepted and received gross proceeds of $21,250 for the exercise of 106,250 stock options by a director of our company at an exercise price of $0.20 per stock option into 106,250 shares of our common stock.

7.

On June 8, 2011, 1,500,000 warrants were exercised and we issued 1,500,000 shares of our common stock at an exercise price of $0.20 per share for total proceeds of $300,000. The warrants were exercised by a director of our company.

8.

On June 28, 2011, 500,000 warrants were exercised and we issued 500,000 shares of our common stock at an exercise price of $0.20 per share for total proceeds of $100,000. The warrants were exercised by a director of our company.

9.

On October 27, 2008, we made a secured loan agreement in the amount of CAD$300,000 with CAB Financial. On July 10, 2009, $40,000 of the debt was converted to equity. On October 21, 2010, we settled a portion of the debt in the amount of CAD $1,625 with CAB Financial by converting 65,000 warrants into 32,500 shares of our common stock pursuant to a Purchase Agreement dated October 27, 2008 at a price of CAD$0.05 per share. On June 28, 2011, we paid down CAD$100,000 of the debt.

10.	On July 11, 2011, we granted 700,000 stock options to directors and officers of our company at an exercise price of $0.35 per share, which options vest immediately and expire on July 11, 2016.

11.	On July 13, 2011, 173,043 warrants were exercised and we issued 173,043 shares of our common stock at a price of $0.20 per share for total proceeds of $34,608.

12.

On July 13, 2011, we completed an equity financing and issued 200,000 units at $0.35 per unit, for gross proceeds of $70,000. Each unit consists of one share of common stock and one share purchase warrant which entitles a holder to purchase an additional share of common stock at an exercise price of $0.50 per share for a period of two years. All shares and warrants issued were restricted under applicable securities rules.

13.

On July 15, 2011, we accepted and received gross proceeds of $23,750 for the exercise of 118,750 stock options at an exercise price of $0.20 per stock option and issued 118,750 shares of common stock of our company. All of the stock options were exercised by directors and/or officers of our company.

14.	We entered into an Asset Purchase Agreement dated August 12, 2011, with Brinx Resources Ltd. to acquire 100% of its 10% gross working interest in the oil and gas interests located in Mississippi, USA. We agreed to pay a total of $400,000 and issue 800,000 shares of our common stock at a deemed price of at $0.34 per share.

15.

On March 30, 2012, we entered into a loan agreement and promissory note with Chris Bunka, a director and officer of our company. The principal amount of the note is USD$50,000, it is due on demand and carries an interest rate of 12% per annum.

16.	On April 30, 2012, at 11 am PDT, Lexaria Corp. (“Lexaria” or the “Company”) held its Annual and Special Meeting of Shareholders for the following purposes:

1.	To elect Chris Bunka, Bal Bhullar, and David DeMartini, Nicolas Baxter, and Dustin Elford as directors of the Company for the ensuing year and until their successors are elected;
2.	To ratify MNP LLP our independent registered public accounting firm for the fiscal year ending October 31, 2012 and to allow directors to set the remuneration; and
3.	To transact such other business as may properly come before the Meeting or any adjournment of the postponement thereof.

All proposals were approved by the shareholders. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2012.

We plan to continue our current business of acquiring interests in potentially high-impact oil and gas property interests that offer a high probability of being able to drill without significant time delays.

We do not anticipate that we will hire a large number of employees or that we will require extensive office space. We have to date, and plan to continue, to acquire most of the industry and geological expertise we require through third party contractual relationships with consulting experts and with operating companies which will act as operators of our various interests. Although this exposes us to certain risks on behalf of those operators, it also allows us to participate in the often unique experience and knowledge that local persons have related to certain properties. This strategy allows us to participate in a wider variety of oil and gas opportunities than if all of its geological expertise were in-house and confined to a single geographical area. From a business operations perspective, this strategy also enables us to minimize our ongoing fixed in-house costs for geological or geophysical analytical expenses while still allowing it to contract for that expertise when and as needed. This business strategy has been successful during a time of declining oil and gas prices, when many companies with high internal overheads and cost structures due to large numbers of highly expensive in-house professionals cannot be sustained due to declining revenues. We will hire third-party consulting geophysicists and geologists on an as-needed basis to evaluate oil and gas properties that may be of interest, and to reinforce and double-check the technical work and abilities of its third-party operators. This provides us with the required expertise we need, when it is needed, whilst avoiding high fixed long-term costs.

Competition

The oil and gas industry is highly competitive. We are a new exploration stage company and have a weak competitive position in the industry. We compete with junior and senior oil and gas companies, independent producers and institutional and individual investors who are actively seeking to acquire oil and gas properties throughout the world together with the equipment, labor and materials required to operate on those properties. Competition for the acquisition of oil and gas interests is intense with many oil and gas leases or concessions available in a competitive bidding process in which we may lack the technological information or expertise available to other bidders.

Many of the oil and gas companies with which we compete for financing and for the acquisition of oil and gas properties have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring oil and gas interests of merit or on exploring or developing their oil and gas properties. This advantage could enable our competitors to acquire oil and gas properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. Such competition could adversely impact our ability to attain the financing necessary for us to acquire further oil and gas interests or explore and develop our current or future oil and gas properties.

We also compete with other junior oil and gas companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior oil and gas companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors perceive that investments in our competitors are more attractive based on the merit of their oil and gas properties or the price of the investment opportunity. In addition, we compete with both junior and senior oil and gas companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, camp staff, helicopters, float planes, oil and gas exploration supplies and drill rigs.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.

In the face of competition, we may not be successful in acquiring, exploring or developing profitable oil and gas properties or interests, and we cannot give any assurance that suitable oil and gas properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the oil and gas industry by:

  keeping our costs low;

  relying on the strength of our management’s contacts; and

  using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Compliance with Government Regulation

Our current and future operations and exploration activities are or will be subject to various laws and regulations in the United. These laws and regulations govern the protection of the environment, conservation, prospecting, development, energy production, taxes, labor standards, occupational health and safety, toxic substances, chemical products and materials, waste management and other matters relating to the oil and gas industry. Permits, registrations or other authorizations may also be required to maintain our operations and to carry out our future oil and gas exploration and production activities, and these permits, registrations or authorizations will be subject to revocation, modification and renewal.

Governmental authorities have the power to enforce compliance with lease conditions, regulatory requirements and the provisions of required permits, registrations or other authorizations, and violators may be subject to civil and criminal penalties including fines, injunctions, or both. The failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties, and third parties may have the right to sue to enforce compliance.

We expect to be able to comply with all applicable laws and regulations and do not believe that such compliance will have a material adverse effect on our competitive position. We have obtained and intend to obtain all environmental permits, licenses and approvals required by all applicable regulatory agencies to maintain our current oil and gas operations and to carry out our future exploration activities. We are not aware of any material violations of environmental permits, licenses or approvals issued with respect to our operations, and we believe that the operators of the properties in which we have an interest comply with all applicable laws and regulations. We intend to continue complying with all environmental laws and regulations, and at this time we do not anticipate incurring any material capital expenditures to do so.

Compliance with environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect on our capital expenditures, earnings or competitive position. Our failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief, or both. Legislation affecting the oil and gas industry is subject to constant review, and the regulatory burden frequently increases. Changes in any of the laws and regulations could have a material adverse effect on our business, and in view of the many uncertainties surrounding current and future laws and regulations, including their applicability to our operations, we cannot predict their overall effect on our business.

U.S. Regulations

Such regulation covers permits required for drilling wells; bonding requirements for drilling or operating wells; the implementation of spill prevention plans; submissions and permits relating to the presence, use and release of certain materials incidental to oil and gas operations; the location of wells; the method of drilling and casing wells; the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities; surface usage and the restoration of properties upon which wells have been drilled; the plugging and abandoning of wells; and the transportation of oil and gas.

Our operations are or will also be subject to various conservation matters, including the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow forced pooling or the integration of tracts to facilitate exploration while other states rely on the voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally limit the venting or flaring of gas and impose certain requirements regarding the ratable purchase of produced oil and gas. The effect of these regulations is to limit the amounts of oil and gas we may be able to produce from our wells and to limit the number of wells or the locations at which we may be able to drill.

Oil and natural gas exploration and production activities on federal lands are subject to the National Environmental Policy Act (NEPA). The NEPA requires federal agencies, including the Department of the Interior, to evaluate major agency actions that have the potential to significantly impact the environment. In the course of such evaluations, an agency will typically prepare an environmental assessment on the potential direct, indirect and cumulative impacts of a proposed project and, if necessary, will prepare a more detailed environmental impact statement that may be made available for public review and comment. This process has the potential to delay or limit the development of oil and natural gas projects.

The Resource Conservation and Recovery Act (RCRA) and comparable state laws regulate the generation, transportation, treatment, storage, disposal and cleanup of “hazardous wastes” as well as the disposal of non-hazardous wastes. Under the auspices of the U.S. Environmental Protection Agency, or EPA, individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. While drilling fluids, produced waters, and many other wastes associated with the exploration, development, and production of crude oil, natural gas, or geothermal energy constitute “solid wastes”, which are regulated under the less stringent non-hazardous waste provisions, there is no assurance that the EPA or individual states will not in the future adopt more stringent and costly requirements for the handling of non-hazardous wastes or categorize some non-hazardous wastes as hazardous.

The Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), also known as “Superfund”, and analogous state laws, impose joint and several liability, without regard to fault or legality of conduct, on persons who are considered to be responsible for the release of a “hazardous substance” into the environment. These persons include the owner or operator of the site where the release occurred and any company that disposed or arranged for the disposal of the hazardous substance at the site. Under CERCLA, such persons may be liable for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances into the environment.

The Water Pollution Control Act, also known as the Clean Water Act, and analogous state laws, impose restrictions and strict controls on the discharge of pollutants, including produced waters and other oil and natural gas wastes, into waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or the relevant state. The Clean Water Act also prohibits the discharge of dredge and fill material into regulated waters, including wetlands, unless authorized by a permit issued by the U.S. Army Corps of Engineers. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations.

The Clean Air Act and associated state laws and regulations regulate emissions of various air pollutants through the issuance of permits and the imposition of other requirements. In addition, the EPA has developed, and continues to develop, stringent regulations governing emissions of toxic air pollutants at specified sources. In order to construct production facilities, we may be required to obtain permits before work can begin. These regulations may increase the costs of compliance for such facilities, and federal and state regulatory agencies may impose administrative, civil and criminal penalties for non-compliance.

We may be subject to the requirements of the Occupational Safety and Health Act (OSHA) and comparable state statutes. The OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of CERCLA, and similar state statutes require that we organize and/or disclose information about hazardous materials used or produced in our operations.

We believe that we are currently in compliance with the statutory and regulatory provisions governing our operations. We hold or will hold all necessary permits and other authorizations to the extent required by our current or future properties or interest and their associated operations. However, we may do business and own properties in a number of different geographic areas and may therefore be subject to the jurisdiction of a large number of different authorities at different levels of government. We plan to comply with all statutory and regulatory provisions governing our current and future operations; however, such regulations may significantly increase our costs of compliance, and regulatory authorities may also impose administrative, civil and criminal penalties for non-compliance. At this time, it is not possible to accurately estimate how laws or regulations may impact our future business. We also cannot give any assurance that we will be able to comply with future changes in any statutes or regulations.

We own or may own interests in properties that have been used for oil and gas exploration in the past. Although industry-standard operating and waste disposal practices may have been used, hazardous substances, wastes, or petroleum hydrocarbons may have been released on or under the properties, or on or under other locations, including off-site locations, where such substances have been taken for disposal. In addition, some of these properties may have been or may be operated by third parties or by previous owners or operators whose treatment and disposal of hazardous substances, wastes, or hydrocarbons was not under our control. These properties and the substances disposed or released thereon may be subject to CERCLA, RCRA and analogous state laws. Under such laws, we could be required to remove previously disposed substances and wastes, remediate contaminated property or perform remedial plugging or pit closure operations to prevent any future contamination.

Employees

We primarily used the services of sub-contractors and consultants for manual labor exploration work and drilling on our properties. Our Director, Mr. David DeMartini is our technical advisor.

We are party to a consulting agreement with BKB Management Ltd., a corporation organized under the laws of the Province in British Columbia. BKB Management Ltd. is a consulting company controlled by the chief financial officer and director for a consideration of CAD $5,500 per month plus HST.

We are party to a consulting agreement with CAB Financial Services Ltd., a corporation organized under the laws of the Province of British Columbia. CAB Financial Services is a consulting company controlled by our director and CEO. The consulting services provided by CAB Financial Services are on a continuing basis for a consideration of $8,000 per month plus HST. CAB Financial Services Ltd. may terminate the agreement at any time by giving 30 days written notice.

On August 6, 2010 we entered into a three month consulting agreement with Tom Ihrke to act as the Company’s Senior Vice President, Business Development for consideration of US$3,125 per month and 150,000 stock options granted at $0.20. On December 2, 2010, we entered into a month to month management agreement with Tom Ihrke, where by Mr. Ihrke will continue to act as our Senior Vice-President Business Development. We will pay a monthly consulting fee of $3,125.

We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed. However, with project advancement and if we are successful in our initial and any subsequent drilling programs we may retain additional employees.

Intellectual Property

We have not filed for any protection of our trademark, and other than copyright in the contents of our website, www.lexariaenergy.com, we do not own any intellectual property.

Research and Development

We did not incur any research and development expenses over the last fiscal year.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Description of Property

Executive Offices

The address of our principal executive office is Suite 950, 1130 West Pender Street, Vancouver, British Columbia, V6E 4A4, for which we share 250 square feet of office space, which includes one executive office for a monthly rental of CAD $1,337. Our telephone number is (604) 602-1675. We have an additional office located in Kelowna, British Columbia, for which we share 1,500 square feet of office space, which includes two executive offices for a monthly rental of CAD $600. Our current locations provide adequate office space for our purposes at this stage of our development.

Resource Properties

We currently own a 42% gross working interest in 13 wells, and with the exception of a 50% working interest in wells PP F-12-4 and PP F-12-5, a 55% gross working interest in 7 wells; and a 60% gross working interest in 43 wells (of which 38 remain to be drilled); all located in Mississippi under various agreements with Griffin and Griffin Exploration, L.L.C. These properties are grouped as the Palmetto Point Project and Frio-Wilcox Project.

The most significant of these wells are the producing oil wells PP F-12-1, PP F-12-3, PP F-12-4, and PP F-12-5 located within the Belmont Lake oil field which is located in the Palmetto Point region. The Belmont Lake oil field is onshore, as are all of our wells, but located in a flood plain of the Mississippi River which forces seasonal constraints on certain field activities. We have an interest in one producing gas well, the PP F-29, but because the gas from this well is consumed by field operations it is deemed to be of no commercial value. Except for this and the four oil wells noted immediately above, we have no other producing wells. Additional details of these interests are noted below and not all of these wells were successful.

A description of our Palmetto Point Project and Frio-Wilcox Project follow.

Palmetto Point Project

On December 21, 2005, we agreed to purchase a 20% gross working and revenue interest in a 10 well drilling program in Palmetto Point, Mississippi owned by Griffin & Griffin Exploration (“Griffin”) for cash payments of $700,000, comprised of $220,000 paid upon entering into the agreement and the remaining balance of $480,000 paid on January 17, 2006. We applied the full cost method to account for its oil and gas properties and as of July 31, 2009, seven wells were found to be proved wells, and three wells were found impaired. One of the wells was impaired due to uneconomic life, and the other two wells were abandoned due to no apparent gas or oil shows present. The costs of impaired properties were added to the capitalized cost in determination of the depletion expense. Palmetto Point is approximately 150 miles southwest of Jackson, Mississippi and approximately 50 miles north/northwest of Baton Rouge, Louisiana. It is 30 miles west of Woodville, Mississippi off of State Highway 33 and is entirely within Wilkinson County.

There were no further costs to us in earning its interest in the 10 well drilling program, including well development costs or pipeline connections. Griffin has agreed that the leases held by it covering any mineral estate underlying the applicable well site acreage shall not provide for more than twenty-five (25%) percent royalty and overriding royalty interest. Our net interest in any oil and gas produced is calculated by subtracting the applicable royalties from its 20% gross interest. Consequently, our original net working interest in the drilling program was a minimum fifteen (15%) percent net working interest. Griffin conducted the drilling program in its capacity as Operator and receives a 15% carried interest.

One of these original 10 wells was the PP F-12-1 well, which was the discovery well of a field now known as the Belmont Lake field. All of these original 10 wells were targeting the Frio geological formation of the Cenozoic era and Oligocene series, which is characterized in this region as a generally shallow, sandstone-rich layer. In this area of Mississippi, the Frio geologic formation is generally found between 2,000 and 4,500 foot depth from surface.

On September 22, 2006, we elected to participate in an additional two-well program in Palmetto Point, Mississippi owned by Griffin by paying an additional $140,000 (paid). We earned the same 20% gross interest in the two (2) additional wells (12 wells total and all drilled) and subsequently increased its gross interest to 32% in these 12 wells, or a net revenue interest of 20.802815% . As of July 31, 2009, the two wells were found to be proved wells.

On June 23, 2007, we acquired an assignment of a 10% gross working interest in the Palmetto Point wells described above from a third party for $520,000 which was payable by a secured loan. The $520,000 loan was valued at a Net Present Value of $501,922, which is the capitalized amount. We calculated the net present value of the secured loan payable by applying 8% interest rate, which was based on a T-bill rate of 4.28% plus a risk premium.

On October 4, 2007, we elected to participate in the drilling of the PP F-12-3 well in Palmetto Point, Mississippi which was conducted by Griffin. This well was the second well drilled in the Belmont Lake oil field. We had a 30% gross working interest and paid $266,348. On July 31, 2008, we accrued and paid an additional cost of $127,707 for the workovers of wells PP F-12 and PP F-12-3. PP F-12 has had intermittent production from October 2007, and PP F-12-3 has had intermittent production from November 2007.

On April 3, 2009, we entered into an Asset Purchase Agreement with Delta Oil & Gas, Inc., and The Stallion Group to acquire additional interests in its existing core producing Mississippi oil and gas properties. We paid $40,073.39 to acquire an additional two percent (2%) working interest in the proven Belmont Lake oil and gas field and an additional 10% working interest in potential nearby exploration wells.

We had a short-lived opportunity to acquire additional fractional interests in the upcoming Belmont Lake 12-4 well which was expected to be a horizontal well. An unrelated third party did not participate in its right to participate in the 12-4 well, and therefore a share of its interest (a “non consent” interest) was made available to the other participating parties including Lexaria. On August 28, 2009 and effective on September 1, 2009, we entered into four separate assignment agreements, three of which were with people or companies with related management. We received from these four parties proceeds of $371,608.57 to fund additional interests in this well. As a result, we have a 25.84% perpetual gross interest in the well (18.0% net revenue interest); as well as a 5.2% net revenue interest in the non-consent interest. The non-consent interest remains valid until such time as the well produces 500% of all costs and expenses back to the participants in the form of revenue, at which time the non-consent interest ends. Enertopia Corp., a company with related management, had acquired from Lexaria a 6.16% perpetual gross interest in the 12-4 well; David DeMartini, a director of Lexaria, had acquired from Lexaria a 5% gross interest in the non-consent interest in the 12-4 well; and 0743608 BC Ltd. a company owned by the President of the Company, had acquired from Lexaria a 11.60% gross interest in the non-consent interest in the 12-4 well.

On May 31, 2010, we signed a Settlement Agreement with Enertopia Corp., whereby we issued 499,893 units at $0.12 per unit and each unit consists of one restricted common share and one share purchase warrant at $0.20 per share for a period of two years in exchange for the working interest initially assigned on August 28, 2009.

On June 16, 2010, we signed a Settlement Agreement with a third party, who had originally participated in the August 28, 2009, opportunity in the non-consent interest for Belmont Lake 12-4. We returned back $144,063.46 to the third party and cancelled its participation.

On July 29, 2010, we agreed with our Operators at Belmont Lake not to proceed to drill a horizontal 12-4 well. Rather, two of the three proposed vertical wells 12-2, 12-4, or 12-5 were proposed to be drilled in August 2010. To take best advantage of this opportunity, we cancelled all previous agreements relating to August 28, 2009 with respect to Belmont Lake horizontal well 12-4 and entered into three separate assignment agreements, of which all three were with people or companies with related management. We received total proceeds of $324,677.12 to fund additional interests in these wells. As a result, the Company has a 32% perpetual gross interest in the wells (24.0% net revenue interest); as well as a 8% gross interest (6% net revenue interest) in the non-consent interest. The non-consent interest remains valid until such time as the well produces 500% of all costs and expenses back to the participants in the form of revenue, at which time the non-consent interest ends. Emerald Atlantic LLC, a company owned by a director of Lexaria, has acquired from Lexaria a 8.74% gross interest in the non-consent interest in two of the three vertical wells; and 0743608 BC Ltd. a company owned by our President, has acquired from Lexaria a 20.79% gross interest in the non-consent interest in the two of the three vertical wells; one of our advisors acquired from Lexaria 2.46% gross interest in the non-consent interest in two of the three vertical wells.

On September 13, 2010, we entered into three separate assignment agreements with 0743608 BC Limited, solely owned by our Director/Officer, Emerald Atlantic LLC, jointly owned by one of our directors and our Senior VP Business Development. (the “Assignees”), whereby the Assignees have paid a fee of US$408,116.48 to earn a 24% share of our gross non- perpetual 32% interest in the three oil wells being drilled in Wilkinson County, Mississippi. This agreement replaces the one signed on August 28, 2009. As a result of the three assignment agreements, Lexaria receives at no cash cost to the company, a carried interest of 8% in these same rights and benefits. We assigned, transferred and set over to the Assignees, all proportionate rights, interest and benefits in the Assigned Non Perpetual Interest held by or granted to the Assignor in and to the Participation Agreement between us and Griffin but limited to a gross 500% revenue payout based on the total amount paid under the Initial Consideration and the Subsequent Consideration after which all rights, interests and benefits cease.

Total working interest for Belmont Lake as of October 31, 2011 is 42%, with the exception of a 50% interest in wells PP F-12-4 and PP F-12-5; and total working interest in the exploration wells on approximately 140,000 acres surrounding Belmont Lake in all directions as of October 31, 2011, is 60%.

As of October 31, 2011, there were additional well interest changes or workovers pending of wells PP F-12, PP F12-3, PP F12-4, PP F12-5 and PP F-29 in the amount of $340,549.

As of October 31, 2011, the status of the Palmetto Point, Mississippi wells is as follows:

Well Name	Spud/Start	Complete	Results	Depth	Status
PP F-40	May 11/06	May 16/06	Frio Gas; 12 ft.	3850	Shut-in
PP F-118	May 18/06	May 22/06	Frio Gas; 14 ft.	3808	Shut-in
PP F-121	May 24/06	May 29/06	Dry	3850	Plug & abandon
PP F-7	May 31/06	June 4/06	Dry	3800	Plug & abandon
PP F-39	June 10/06	June 16/06	Frio Gas/Oil; 12 ft.	3900	Shut-in
PP F-42	June 18/06	June 21/06	Frio Gas/Oil; 10 ft.	3170	Shut-in
PP F-36-2	June 23/06	July 2/06	Frio Gas; 8 ft.	3450	Shut-in
PP F-4	Oct 31/06	Nov. 5/06	Frio Gas; 8 ft.	4200	Shut-in
PP F- 29	Nov 11/06	Nov. 14/06	Frio Gas; 37 ft.	4100	Producing
PP F-12-1	Dec 18/06	Dec. 24/06	Frio Gas; 3 ft. Frio Oil, 26 ft.	4016	Producing
PP F-6B		July 27/06	Frio Gas		Shut-in
PP F-52A		July 27/06	Frio Gas		Shut-in
PP F-12-3	Oct/07	Oct/07	Frio Oil	3150	Producing
PP F-12-4	Aug/10	Oct/10	Frio Oil	3150	Producing
PP F-12-5	Sep 12/10	Nov 23/10	Frio Oil	3150	Producing

Mississippi and Louisiana: Frio-Wilcox Project

On August 3, 2006, we entered into a Phase II agreement with Griffin, to acquire a working interest in multiple zones of potential oil and gas production in Mississippi and Louisiana. This agreement contemplates a drill program of up to a 50 wells, which are exclusive to the participants, for Wilcox and Frio wells, at the Company’s option, within the defined area of mutual interest (“AMI”). From these 50 prospects, Griffin and the participants will select all drill locations with the expectation that the wells will be drilled to depths sufficient to test prospectively for producible hydrocarbons from the top of the Frio Formation to the bottom of the Wilcox Formation.

These 50 wells are in addition to all wells drilled under the original 10-well agreement and also in addition to any development wells to be drilled at the Belmont Lake oil field discovery. The AMI originally included over 200,000 gross acres located non-contiguously between Southwest Mississippi and North East Louisiana which include the approximately 32,000 acres of the Palmetto Point area but also include other areas.

We had contracted to assume a 40% gross interest in this AMI, meaning we were obligated to pay 40% of costs related to licensing, permitting, drilling, completion and all other related costs. Upon payment of 40% of the costs, we earned a net 32% of all production from all producible zones to the base of the Frio formation (Frio Targets); and, 30% of all production to the base of the Wilcox formation (Wilcox Targets). All working interests are to be registered our name. This 50-well AMI was intended to be drilled in several stages.

Our pro rata share of the first stage had a total cost $1.6 million and we completely funded this initial commitment. During the drill program, an unrelated third party participant elected not to continue their participation in the program, and we assumed our pro-rata portion of their 10% gross working interest as our own, at no additional cost, bringing our total gross working interest in the seven (7) wells and their leases (Initial AMI Drilling Program), to 45%.

On June 21, 2007, we acquired an additional 10% from a third party for all rights, title and benefits excluding the seven wells drilled under the AMI Agreement between August 3, 2006 and June 19, 2007, specifically wells CMR-USA-39-14, Dixon #1, Faust #1 TEC F-1, CMR/BR F-14, RB F-1 Red Bug #2, BR F-33, and Randall #1 F-4, and any offset wells that could be drilled to any of these specified wells (Subsequent AMI Drilling Program). This brought our interest in the remaining 43 wells to 50% and we drilled 5 wells under this arrangement.

On April 3, 2009, we acquired an additional 10% working interest in the 38 exploration wells remaining to be drilled, bringing its total gross working interest to 60% in the 38 wells that remain to be drilled of this original 50-well option in over 140,000 acres surrounding Belmont Lake in all directions.

On December 16, 2010, we entered into an assignment agreement with Emerald Atlantic LLC, a company solely owned by a director of our company, whereby Emerald Atlantic has paid a fee of $30,076 to earn 18% of a 4.423% share of our company’s net revenue interest after field operating expenses for a well to be drilled in Wilkinson County.

Initial AMI Drilling Program

WE successfully drilled and completed seven (7) wells under this drilling program. Certain wells were placed into production.

Details of the drill program are outlined below:

In December 2006, the first well CMR-US 39-14 was found to have sufficient hydrocarbons to become economic. USA 1-37 and BR F-33 had started intermittent production from November 2007.

As at January 31, 2007, we abandoned the Dixon #1 due to no economic hydrocarbons being present and $162,420 of drilling costs was added to the capitalized costs. The Dixon #1is the only Wilcox well we have drilled to date. Every other well we have participated in located in Mississippi and Louisiana is a Frio well. Slightly deeper than the Frio targets, but also of the Cenozoic era, the Wilcox geologic formation is of the Eocene series, generally found at depths of less than 8,000 feet.

On June 2, 2007, we abandoned the Randall #1 and $107,672 drilling costs were added to the capitalized costs in determination of depletion expense.

During August to October 2007, three additional wells, PP F-90, PP F-100, and PP F-111 were drilled in the area. These Frio wells were abandoned due to modest gas shows and a total of $306,562 drilling costs was added to the capitalized costs in determination of depletion expense.

During December 2007, two additional wells, PP F-6A and PP F-83, were drilled and were plugged and abandoned due to non-economic gas shows. A total of $247,086 drilling costs were added to the capitalized costs in determination of depletion expense.

The results of the initial drill program are as follows:

Well Name	Spud/Start	Complete	Results	Depth	Status
CMR-USA-39- 14 RB F-3	Sept. 8/06	Sept. 12/06	Frio Gas 14 ft.	3,200	Shut-in
Dixon #1	Jan. 03/07	Jan. 20/07	Wilcox Target; Dry	8,650	Plug & abandon
Faust #1, TEC F-1	Feb. 05/07	Feb. 11/07	Frio Gas 9 ft	5,350	Shut-in
CMR/BR F-24	Feb. 20/07	Feb. 24/07	Frio Gas	3,250	Shut-in
RB F-1 Red Bug #2	May 08/07	May 13/07	Frio Gas 10 ft	3,180	Shut-in
BR F-33	May 20/07	May 24/07	Frio Gas 12 ft	3,837	Shut-in
Randall #1 Closure F-4	May 27/07	June 03/07	Frio Target: Dry	5,100	Plug & abandon

Subsequent AMI Drilling Program

As of April 30, 2008, five additional wells were drilled under the 50-well AMI. Each of these wells encountered non commercial quantities of hydrocarbons and were plugged and abandoned.

Production and Prices

The following table sets forth information regarding net production of oil and natural gas, and certain price and cost information for fiscal years ended October 31, 2011, 2010 and 2009.

	For the fiscal year ended October 31, 2011	For the fiscal year ended October 31, 2010	For the fiscal year ended October 31, 2009
Production Data:
Natural gas (Mcf)	0	360	13,138
Oil (Bbls)	11,506	4,641	7,461
Average Prices:
Natural gas (per Mcf)	$4.20	$4.50	$3.77
Oil (per Bbl)	$108.74	$81.47	$50.00
Production Costs:
Natural gas (per Mcf)	$Nil	$15.72	$9.43
Oil (per Bbl)	$17.21	$17.43	$11.00

Productive Wells

The following table summarizes information at October 31, 2011, relating to the productive wells in which we owned a working interest as of that date. Productive wells consist of producing wells and wells capable of production, but specifically exclude wells drilled and cased during the fiscal year that have yet to be tested for completion (e.g., all of the operated wells drilled by the Company during this year have been cased in preparation for completion, but no operations have been initiated that would allow these wells to be productive). Gross wells are the total number of producing wells in which we have an interest, and net wells are the sum of our fractional working interests in the gross wells.

	Gross			Net
Location	Oil	Gas	Total	Oil	Gas	Total
Mississippi	4	5	9	0.27	0.27	0.54

Total	4	5	9	0.27	0.27	0.54

Unaudited Oil and Gas Reserve Quantities

The unaudited reserve estimates for Mississippi, as of October 31, 2011, were prepared by Veazey & Associates, an independent petroleum engineering firm.

The estimated proved reserves prepared by Veazey and Associates are summarized in the table below, in accordance with definitions and pricing requirements as prescribed by the Securities and Exchange Commission (the “SEC”). Prices paid for oil and natural gas vary widely depending upon the quality such as the Btu content of the natural gas, gravity of the oil, sulfur content and location of the production related to the refinery or pipelines.

There are many uncertainties inherent in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures. In addition, reserve estimates of new discoveries that have little production history are more imprecise than those of properties with more production history. Accordingly, these estimates are expected to change as future information becomes available.

Proved oil and gas reserves are the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved developed oil and gas reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods.

Unaudited net quantities of proved developed and undeveloped reserves of crude oil and natural gas (all located within United States) are as follows:

The standardized measure of discounted future net cash flows relating to proved natural gas and oil reserves is as follows:

USD$
Future cash inflows	16,940,866
Future production costs	(4,409,690)
Future development costs	(1,070,698)
Future net cash flows - undiscounted	11,460,478
10% annual discount for estimated timing of cash flows	(3,388,906)
Standardized measure of discounted future net cash flows	8,071,572

Year-end price per Mcf of natural gas used in making standardized measure determinations as of October 31, 2011 was $4.20. Year-end price per Bbl of oil used in making these same calculations was $108.74.

Estimated Net quantities of Natural Gas and Oil Reserves:

The following table sets forth our proved reserves, including changes, and proved developed reserves at the end of October 31, 2011.

		Natural	Crude Oil
	Crude Oil	Gas	Equivalents
	(MBbls)	(MMcf)	(MBbls)
Proved reserves:
Beginning of the year reserve	125.64	-	125.64
Adjustments of reserves in place	41.65	3.22	42.19
Productions	(11.54)	(3.22)	(12.04)
End of year reserves	155.79	-	155.79

Proved developed reserves:
Beginning of the year reserve	57.33	-	57.33
End of year reserves	68.07	-	68.07

Oil and Gas Acreage

The following table sets forth the undeveloped and developed acreage, by area, held by us as of October 31, 2011. Undeveloped acres are acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas, regardless of whether or not such acreage contains proved reserves. Developed acres are acres, which are spaced or assignable to productive wells. Gross acres are the total number of acres in which we have a working interest. Net acreage is obtained by multiplying gross acreage by our working interest percentage in the properties. The table does not include acreage in which we have a contractual right to acquire or to earn through drilling projects, or any other acreage for which we have not yet received leasehold assignments.

	Undeveloped Acres		Developed Acres
	Gross	Net	Gross	Net

Mississippi	220	132	1,160	316.72
Total	220	132	1,160	316.72

Drilling Activity

The following table sets forth our drilling activity during the years ended October 31, 2011, 2010 and 2009.

	2011		2010		2009
	Gross	Net	Gross	Net	Gross	Net
Exploratory wells:
Productive
Dry	1				2.72

Development wells:
Productive			2	1.28
Dry			1.64

Total wells			3	1.92	2.72

Legal Proceedings

Other than as set out below, we know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company.

On October 20, 2011 we were served with an amended complaint filed on behalf of John M. Deakle in the Circuit Court of Hinds County, Mississippi. The complaint includes our company as one of the defendants and alleges breach of contract as well as mismanagement of the drilling activity and improper billing by Griffin and Griffin, the operator on our company’s Belmont Lake oil and gas properties. Deakle specifically alleges that we pressured Griffin and Griffin to undertake the drilling of unnecessary wells for their own benefit. The complaint requests injunctions to enjoin the operator from drilling additional wells on the Belmont Lake property, declaratory judgments stating, apart from other things, that Deakle’s rights under the joint operating agreement were breached, and punitive damages.

Our company believes that this is a frivolous suit, devoid of any merit as it relates to our company’s activities, and will defend our position aggressively. Additionally, our company is considering filing a countersuit against Deakle for damages caused by Deakle’s refusal to comply with the terms of the joint operating agreement, the unwarranted interruption of drilling activity on the property as a result of Deakle’s action, as well as costs associated with defending the lawsuit.

A verbal settlement was reached on November 10, 2011 at a court hearing. A settlement has sinced been reached with no material effect upon our company.

Market for Common Equity and Related Stockholder Matters

Market Information

Our Common stock is quoted on the OTCQB under the Symbol "LXRP". Our common shares are also quoted on the Canadian National Stock Exchange (CNSX) under the symbol “LXX”. The following quotations, obtained from Yahoo Finance, reflect the high and low bids for our common shares as quoted on the OTCQB based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

OTCQB
Quarter Ended	High	Low
April 30, 2012	$0.30	$0.14
January 31, 2012	$0.30	$0.20
October 31, 2011	$0.35	$0.26
April 30, 2011	$0.40	$0.15
January 31, 2011	$0.35	$0.16
October 31, 2010	$0.29	$0.12
July 31, 2010	$0.20	$0.12
April 30, 2010	$0.13	$0.12
January 31, 2010	$0.16	$0.10
October 31, 2009	$0.16	$0.14
July 31, 2009	$0.16	$0.16
April 30, 2009	$0.16	$0.16
January 31, 2009	$0.32	$0.32
October 31, 2008	$1.60	$0.40
July 31, 2008	$3.00	$0.80
April 30, 2008	$3.92	$1.28
January 31, 2008	$4.92	$2.80

On June 19, 2012, the last closing price for one share of our common stock as reported by the OTCQB was $0.105. This closing price reflects an inter-dealer price, without retail mark-up, mark-down or commission, and may not represent an actual transaction.

As of June 22, 2012, there were 32 holders of record of our common stock. As of such date, As of June 22, 2012 we had 16,431,452 shares of our common stock, options to acquire 1,740,000 shares of our common stock and warrants to acquire 2,542,857 shares of our common issued and outstanding.

Our common shares are issued in registered form. Olympia Trust Company of 1003, 750 West Pender Street, Vancouver, BC, V6C 2T8 (Telephone 604.484.2702; Facsimile: 604.484.8638) is our transfer agent for our common shares.

Sales under Rule 144 by Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

  1% of the number of shares of common stock then outstanding; and

  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

  Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 by Non-Affiliates

Under Rule 144, subject to the special provisions for a “shell company”, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares of common stock without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his, her, or its shares of common stock between 6 months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

2007 Equity Plan

The 2007 Equity Incentive Stock Option Plan was approved by our shareholders on April 25, 2007 and filed Form S-8 on May 7, 2009.

Discretionary Options granted to the Key Participants hereunder, the Board, on the recommendation of the Committee, may at any time authorize the granting of Options to such Eligible Employees and Eligible Directors as it may select for the number of Shares that it shall designate, subject to the provisions of the Plan. When the grant is authorized, the Board, on the recommendation of the Committee, shall specify the date of grant.

Each Option granted to an Eligible Employee or to an Eligible Director shall be evidenced by an option agreement with terms and conditions consistent with the Plan and as approved by the Board on the recommendation of the Committee, which terms and conditions need not be the same in each case and may be changed from time to time.

Discretionary Options to be vested immediately pursuant to grant hereunder, the Option Period for the Options remaining under the Plan shall be four years from the date of grant thereof or such greater or lesser duration as the Board, on the recommendation of the Committee, may determine at the date of grant thereof, and may thereafter be reduced with respect to any Option as provided in Section 2.8 hereof covering termination of employment or death of the Optionee.

In addition, unless otherwise determined from time to time by the Board, on the recommendation of the Committee, the Options remaining under the Plan may be exercised (in each case to the nearest full Share) during the Option Period as follows:

(a)	at any time during the first year of the Option Period, the Optionee may purchase up to 25% of the total number of Shares reserved for issuance pursuant to his or her Option; and

(b)

at any time during each additional year of the Option period the Optionee may purchase an additional 25% of the total number of Shares reserved for issuance pursuant to his or her Option plus any Shares not purchased in accordance with the preceding subsection (a) until, in the fourth year of the Option Period, 100% of the Option will be exercisable.

Except as set forth in Section 2.8 hereof, no Option may be exercised unless the Optionee is at the time of such exercise:

(a)

in the case of an Eligible Employee, in the employ of the Company or an Affiliate and shall have been continuously so employed since the grant of his Option, but absence on leave, having the approval of the Company or such Affiliate, shall not be considered an interruption of employment for any purpose of the Plan; or

(b)	in the case of an Eligible Director, a director of the Company or an Affiliate and shall have been such a director continuously since the grant of his Option.

Subject to Section 2.6 hereof, the exercise of any Option will be contingent upon the Optionee having entered into an option agreement with us on such terms and conditions as have been approved by the Board, on the recommendation of the Committee, and which incorporates by reference the terms of the Plan. The exercise of any Option will also be contingent upon receipt by us of cash payment of the full purchase price of the Shares being purchased. No Optionee or his legal representatives or legatees will be, or will be deemed to be, a holder of any Shares subject to an Option, unless and until certificates for such Shares are issued to him or them under the terms of the Plan.

On July 23, 2009 we effected a 1 for 4 share consolidation. The 2,000,000 maximum granting of stock options has now been reduced to 500,000 stock options.

As of October 31, 2011, there are no options outstanding under the 2007 Plan.

2010 Equity Compensation Plan

On February 26, 2010, our shareholders approved and adopted our 2010 equity incentive plan (the “2010 Plan”) and filed form S-8 on July 7, 2011. The purpose of the 2010 Plan is to enhance the our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants (“Participants”) to acquire and maintain stock ownership in our company in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2010 Plan is required to be administered by our Board of Directors or a committee appointed by, and consisting of two or more members of our Board of Directors (the “Plan Administrator”). The Plan Administrator has the exclusive authority, in its discretion, to determine all matters relating to any option granted (“Awards”) under the 2010 Plan including: (i) the selection of individuals to be granted Awards; (ii) the type of Awards; (iii) the number of shares of Common Stock subject to an Award; (iv) all terms, conditions, restrictions and limitations, if any, of an Award; and (v) the terms of any instrument that evidences the Award.

The Plan Administrator also has exclusive authority to interpret the 2010 Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the 2010 Plan’s administration. The Plan Administrator’s interpretation of the 2010 Plan and its rules and regulations is conclusive and binding on all parties involved or affected.

Options that are eligible for grant under the 2010 Plan to Participants include: (a) incentive stock options, whereby we will grant options to purchase shares of our common stock to Participants with the intention that the options qualify as "incentive stock options" as that term is defined in Section 422 of the Internal Revenue Code; (b) non-incentive stock options, whereby we will grant options to purchase shares of our common stock to Participants that do not qualify as "incentive stock options" under the Internal Revenue Code; (c) stock appreciation rights; and (d) restricted shares. The 2010 Plan provides that a maximum of Two Million (2,000,000) shares of common stock are available for granting of awards under the 2010 Plan.

The Plan Administrator has the authority in its sole discretion to grant Awards to participants as incentive stock options or as non-qualified stock options, as appropriate. Unless an earlier termination date is set by the Plan Administrator, Awards under the 2010 Plan will terminate at the earliest of the following:

(a)	Ten (10) years after the Award is granted;

(b)	The date the stock option expires in accordance with its terms;

(c)

Ninety (90) days after the Participant’s employment terminates (or ceases to provide services to the Company if the grantee is a non-employee director or a consultant) (the “Employment Termination Date”), if the Participant’s Employment Termination Date occurs by reason of retirement, resignation or for any other reasons other than for cause, disability or death;

(d)	Twelve (12) months after the Employment Termination Date, if the termination or cessation of services is a result of death or disability; and

(e)	Five (5) years after the Incentive Stock Option is granted for holders of 10% or more of the Company’s common stock.

To the extent that the right to purchase shares under an Award has vested, in order to exercise the Award the participant must execute and deliver to the Company a written stock option exercise agreement or notice in a form and in accordance with procedures established by the Plan Administrator. In addition, the full exercise price of the Option Award must be delivered to the Company and must be paid in a form acceptable to the Plan Administrator.

The exact terms of the option granted are contained in an option agreement between us and the person to whom such option is granted. Eligible employees are not required to pay anything to receive options. The exercise price for incentive stock options must be no less than: 100% of the fair market value of the common stock on the date of grant for Participants that hold less than 10% of the Company’s outstanding common stock; and 110% of the fair market value of the common stock on the date of grant for Participants that hold 10% or more of the Company’s outstanding common stock. The exercise price for nonqualified stock options is determined by the Plan Administrator in its sole and complete discretion. An option holder may exercise options from time to time, subject to vesting. Options will vest immediately upon death or disability of a participant and upon certain change of control events.

Options will become exercisable by the participants in such amounts and at such times as shall be determined by the Plan Administrator in each individual grant. Options are not transferable except by will or by the laws of descent and distribution. Options granted under the 2010 Plan will become exercisable in the manner at the times and in the amounts determined by the Plan Administrator. Participants may exercise options by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares purchased under such exercise agreement, accompanied by payment in full in the form of a check or bank draft or other method of payment or some combination thereof as may be acceptable to the Plan Administrator. All incentive stock options granted under the 2010 Plan must comply with Section 422 of the Code.

As of October 31, 2011, there were 1,700,000 options outstanding under the 2010 Plan.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	Nil	Nil	Nil
2007 Equity compensation plans not approved by security holders	Nil	Nil	500,000
2010 Equity compensation plans not approved by security holders	1,700,000	$0.26	300,000
Total	1,700,000	0.26	800,000

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities during our fiscal year ended October 31, 2011.

Financial Statements

Our audited financial statements for the years ended October 31, 2011 and 2010 have been included as follows, commencing on page F-1. Our unaudited financial statements for the six month period ended April 30, 2012 have been included as follows, commencing on page F-25.

Lexaria Corp.
(A Development Stage Company)
October 31, 2011

Report of Independent Registered Public Accounting Firm	F–1
Report of Independent Registered Public Accounting Firm	F–2
Balance Sheet	F–3
Statement of Operations and Comprehensive Loss	F–4
Statement of Cash Flows	F–5
Statement of Stockholders’ Equity	F–6
Notes to the Financial Statements	F–7

Lexaria Corp.
(A Development Stage Company)
April 30, 2012
(unaudited)

Balance Sheet	F–25
Statement of Operations and Comprehensive Loss	F–26
Statement of Cash Flows	F–27
Statement of Stockholders’ Equity	F–28
Notes to the Financial Statements	F–29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

LEXARIA CORP.

We have audited the balance sheet of Lexaria Corp. (the “Company”) as at October 31, 2011 and the related statements of stockholders’ equity, operations and comprehensive loss and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the Company’s financial statements as of and for the year ended October 31, 2010, and the cumulative data from November 1, 2009 to October 31, 2010 in the statements of stockholders’ equity, operations and cash flows, which were audited by other auditors whose report, dated January 21, 2011 which expressed an unqualified opinion, has been furnished to us. Our opinion, insofar as it relates to the amounts included for cumulative data from November 1, 2009 to October 31, 2010, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at October 31, 2011 and the result of its operations and its cash flow for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements refer to above have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had recurring losses and requires additional funds to maintain its planned operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada
January 26, 2012

Chang Lee LLP
Chartered Accountants
606 – 815 Hornby Street
Vancouver, B.C, V6Z 2E6
Tel: 604-687-3776
Fax: 604-688-3373
E-mail: info@changleellp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

LEXARIA CORP.

We have audited the balance sheets of LEXARIA Corp. (“the Company”) as at October 31, 2010 and 2009 and the related statements of stockholders’ equity, operations and comprehensive loss and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at October31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements refer to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had recurring losses and requires additional funds to maintain its planned operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada
January 21, 2011

LEXARIA CORP.
BALANCE SHEETS
(Expressed in U.S. Dollars)

	October 31	October 31
	2011	2010
ASSETS
Current
Cash and cash equivalents	$31,201	$62,989
Accounts receivable	230,880	74,879
Prepaid expenses and deposit	2,147	2,338
Total Current Assets	264,228	140,206
Capital assets, net	-	425
Deferred charges	33,092	-
Oil and gas properties (Note 5)
Proved property	3,717,866	3,118,376
Unproved properties	19,293	19,293
Prepayments for oil and gas explorations	304,890	-
	4,042,049	3,137,669
TOTAL ASSETS	$4,339,369	$3,278,300

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current
Accounts payable and accrued liabilities	$322,313	$137,437
Loan payable (Note 6a, 7a)	754,501	910,441
Due to a related party	1,769	1,769
Total Current Liabilities	1,078,583	1,049,647
Loan Payable – Long Term (Note 6b)	599,438	75,000
TOTAL LIABILITIES	1,678,021	1,124,647

STOCKHOLDERS’ EQUITY

Share Capital (Note 4)
Authorized:
200,000,000 common voting shares
with a par value of
$0.001 per share
Issued and outstanding:
16,431,452common shares at
October31,	16,431	12,926
2011 (12,926,348 common shares at
October 31, 2010)
Additional paid-in capital	7,107,535	6,065,119
Deficit	(4,462,618)	(3,924,392)
Total Stockholders’ Equity	2,661,348	2,153,653
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,339,369	$3,278,300

The accompanying notes are an integral part of these financial statements.

LEXARIA CORP.
STATEMENTS OF OPERATIONS
(Expressed in U.S. Dollars)

	Years Ended
	October 31
	2011	2010
Revenue	$	$
Natural gas and oil revenue	1,133,766	362,471

Cost of revenue
Natural gas and oil operating costs	297,656	152,479
Depletion	370,199	121,136
	667,855	273,615

Gross profit (loss)	465,911	88,856

Expenses
Accounting and audit	32,433	27,547
Insurance	8,749	7,014
Advertising and promotions	40,920	559
Bank charges and exchange loss	55,052	26,832
Stock Based Compensation	179,789	161,366
Consulting (note 9)	262,134	168,512
Depreciation	425	1,021
Fees and Dues	36,454	26,567
Interest expense from loan payable (note 6,7)	223,673	167,322
Investor relation	29,153	1,943
Legal and professional	58,015	23,015
Office and miscellaneous	5,181	1,213
Rent	14,620	15,404
Telephone	3,047	2,917
Taxes	5,977	5,745
Training	268	-
Travel	48,247	4,340
Write down of oil and gas property	-	1
	1,004,137	641,318

Net (loss) for the year	(538,226)	(552,462)

Basic and diluted (loss) per share	(0.04)	(0.04)
Weighted average number of common shares outstanding - Basic and diluted	14,176,503	12,325,675

The accompanying notes are an integral part of these financial statements.

LEXARIA CORP.
STATEMENT OF CASH FLOWS
(Expressed in U.S. Dollars)

	Years Ended
	October 31
	2011	2010

Cash flows used in operating activities
Net (loss)	$(538,226)	$(552,462)
Adjustments to reconcile net loss to net cash used in operating activities:
Consulting -Debt Settlement	9,376	-
Consulting - Stock based compensation	179,789	161,366
Depreciation	425	1,021
Depletion	370,199	121,136
Write down in carrying value of oil and gas properties	-	1
Foreign exchange gain / loss	52,823	23,765
Accredited interest on loan payable	6,334	11,672

Change in operating assets and liabilities:
(Increase) in accounts receivable	(156,001)	(32,684)
(Increase)in prepaid expenses and deposit	(304,699)	(2,338)
Increase in accounts payable	184,877	(61,813)
Net cash used in operating activities	(195,103)	(330,336)

Cash flows used in investing activities

Oil and gas property acquisition and exploration costs	(697,690)	(285,242)
Net cash used in investing activities	(697,690)	(285,242)

Cash flows from financing activities

Proceeds from loan payable	329,903	165,000
Proceeds from private placement	36,908	183,400
Proceeds from Stock Options and warrant	494,194	-
Net cash from financing Activities	861,005	348,400

(Decrease) in cash and cash equivalents	(31,788)	(267,178)

Cash and cash equivalents, beginning of period	62,989	330,167
Cash and cash equivalents, end of period	$31,201	$62,989

The accompanying notes are an integral part of these financial statements.

LEXARIA CORP.
STATEMENTS OF STOCKHOLDERS’ EQUITY
For Years Ended October 31, 2011 to October 31, 2010
(Expressed in U.S. Dollars)

	COMMON STOCK
			ADDITIONAL		TOTAL
			PAID-IN		STOCKHOLDERS’
	SHARES	AMOUNT	CAPITAL	DEFICIT	EQUITY
Balance, October 31, 2009	10,732,870	$10,733	$5,658,768	$(3,371,930)	$2,297,571

Stock Options @ $0.20 Jan 10			139,050		139,050
Issuance of common stock per Subscription
Agreement at $0.1143 per share	1,617,752	1,618	181,782		183,400
Issuance of common stock per Settlement Agreement at $0.12 per share	499,893	500	59,487		59,987

Stock Options @ $0.20 Aug. 16			22,316		22,316
Warrant conversion @$0.05	75,833	76	3,716		3,792
Comprehensive income (loss):
(Loss) for the year				(552,462)	(552,462)

Balance, October 31, 2010	12,926,348	12,926	6,065,118	(3,924,392)	2,153,653
Warrant conversion @$0.22	66,300	66	14,520		14,586
Issuance of common stock per Settlement Agreement at $0.23 per share	40,761	41	9,335		9,375

Warrants for Convertible Debt			20,562		20,562
Issuance of common stock per stock option exercise @ $0.20	106,250	106	21,144		21,250
Issuance of common stock per warrant exercise @ $0.20	2,173,043	2,173	432,436		434,609
Issuance of common stock per stock option exercise @ $0.20	118,750	119	23,631		23,750
Issuance of common stock per PP @ $0.35	200,000	200	69,800		70,000
Stock Options @$0.35			179,789		179,789
Issuance of common stock for acquisition of oil and gas property	800,000	800	271,200		272,000

Comprehensive income (loss):
(Loss) for the year				(538,226)	(538,226)

Balance, October 31, 2011	16,431,452	$16,431	$7,107,535	$(4,462,618)	$2,661,348

The accompanying notes are an integral part of these financial statements.

LEXARIA CORP.
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2011
(Expressed in U.S. Dollars)
(Unaudited)

1.	Organization and Business

The Company was formed on December 9, 2004 under the laws of the State of Nevada and commenced operations on December 9, 2004. The Company is an independent natural gas and oil company engaged in the exploration, development and acquisition of oil and gas properties in the United States and Canada. The Company’s entry into the oil and gas business began on February 3, 2005. The Company has offices in Vancouver and Kelowna, BC, Canada.

These financial statements have been prepared in accordance with United States generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred an operating loss and required additional funds to maintain its operations. Management’s plans in this regard are to raise equity and/or debt financing as required.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustment that might result from this uncertainty.

2.	Business Risk and Liquidity

The Company is subject to several categories of risk associated with its operating activities. Natural gas and oil exploration and production is a speculative business and involves a high degree of risk. Among the factors that have a direct bearing on the Company’s financial information are uncertainties inherent in estimating natural gas and oil reserves, future hydrocarbon production and cash flows, particularly with respect to wells that have not been fully tested and with wells having limited production histories; access and cost of services and equipment; and the presence of competitors with greater financial resources and capacity.

3.	Significant Accounting Policies

	a)	Principles of Accounting

These financial statements are stated in U.S. dollars and have been prepared in accordance with U.S. generally accepted accounting principles.

	b)	Revenue Recognition

The Company uses the sales method of accounting for natural gas and oil revenues. Under this method, revenues are recognized upon the passage of title, net of royalties. Revenues from natural gas production are recorded using the sales method. When sales volumes exceed the Company’s entitled share, an overproduced imbalance occurs. To the extent the overproduced imbalance exceeds the Company’s share of the remaining estimated proved natural gas reserves for a given property, the Company records a liability. At October 31, 2011 and 2010, the Company had no overproduced imbalances.

	c)	Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As of October 31, 2011 and 2010, cash and cash equivalents consist of cash only.

d)	Oil and Gas Properties

The Company utilizes the full cost method to account for its investment in oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, capitalized interest costs relating to unproved properties, geological expenditures, tangible and intangible development costs including direct internal costs are capitalized to the full cost pool. When the Company obtains proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves.

Investments in unproved properties are not depleted pending determination of the existence of proved reserves. Unproved properties are assessed periodically to ascertain whether impairment has occurred. Unproved properties whose costs are individually significant are assessed individually by considering the primary lease terms of the properties, the holding period of the properties, and geographic and geologic data obtained relating to the properties. Where it is not practicable to assess individually the amount of impairment of properties for which costs are not individually significant, such properties are grouped for purposes of assessing impairment. The amount of impairment assessed is added to the costs to be amortized, or is reported as a period expense, as appropriate.

Pursuant to full cost accounting rules, the Company must perform a ceiling test periodically on its proved oil and gas assets. The ceiling test provides that capitalized costs less related accumulated depletion and deferred income taxes for each cost center may not exceed the sum of (1) the present value of future net revenue from estimated production of proved oil and gas reserves using current prices, excluding the future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet, at a discount factor of 10%; plus (2) the cost of properties not being amortized, if any; plus (3) the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any; less (4) income tax effects related to differences in the book and tax basis of oil and gas properties. Should the net capitalized costs for a cost center exceed the sum of the components noted above, an impairment charge would be recognized to the extent of the excess capitalized costs.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the statement of operations.

Exploration activities conducted jointly with others are reflected at the Company’s proportionate interest in such activities.

Cost related to site restoration programs are accrued over the life of the project.

e)	Stock-Based Compensation

Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation”, accounts for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

f)	Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

g)	Capital Assets

The capital asset represents computer equipment which is carried at cost and is amortized over its estimated useful life of 3 years straight-line. Computer equipment is written down to its net realizable value if it is determined that its carrying value exceeds estimated future benefits to the Company.

h)	Loss Per Share

Loss per share is computed using the weighted average number of shares outstanding during the period. The Company has adopted ASC 220 “Earnings Per Share”. Diluted loss per share is equivalent to basic loss per share because the potential exercise of the equity-based financial instruments was anti-dilutive.

i)	Foreign Currency Translations

The Company’s operations are located in the United States of America and Canada, and it has offices in Canada. The Company maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue and expense that was acquired or incurred in a foreign currency is translated into U.S. dollars by the using of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are translated at the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

j)	Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities;

Level 2 - Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable; and

Level 3 - Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, loan payable and due to a related party. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, loans payable and due to a related partyapproximate their fair values due to their short maturities. The carrying values of the Company‘s long-term debt approximate their fair values based upon a comparison of the interest rate and terms of such debt to the rates and terms of debt currently available to the Company.

The Company is located in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

k)	Income Taxes

The Company has adopted ASC 740, “Income Taxes”, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the year in which the differences are expected to reverse.

l)	Long-Lived Assets Impairment

Long-term assets of the Company are reviewed for impairment when circumstances indicate the carrying value may not be recoverable in accordance with the guidance established in ASC 360, “Property, Plant and Equipment’. For assets that are to be held and used, an impairment loss is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value. Fair values are determined based on discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

m)	Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with the provisions of ASC 410, “Asset Retirement and Environmental Obligations”. ASC 410 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. The management of the Company had estimated the asset retirement obligation to be immaterial and therefore was not reflected on the financial statements as of October 31, 2011 and 2010.

n)	Comprehensive Income

The Company has adopted ASC 220, “Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity changes except those transactions resulting from investments by owners and distributions to owners.

o)	Credit risk and receivable Concentration

The Company places its cash and cash equivalent with high credit quality financial institution. As of October 31, 2011, the Company had approximately $31,201 in a bank beyond insured limit (October 31, 2010: $62,989).

The revenues were generated from the Company’s sole customer for fiscal year 2011 and 2010; the corresponding accounts receivable balances were $194,293 and $63,285 at December 31, 2011 and 2010, respectively.

p)	Convertible Debentures

The Company accounts for its convertible debt instruments that may be settled in cash upon conversion according to ASC 470-20-30-22 which requires the proceeds from the issuance of such convertible debt instruments to be allocated between debt and equity components so that debt is discounted to reflect the Company’s non-convertible debt borrowing rate.

Further, the Company applies ASC 470-20-35-13 which requires the debt discount to be amortized over the period the convertible debt is expected to be outstanding as additional non-cash interest expense.

q)	Commitments and Contingencies

In accordance with ASC 450-20, “Accounting for Contingencies”, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. In the event that estimates or assumptions prove to differ from actual results, adjustments are made in subsequent periods to reflect more current information. Historically, the Company has not experienced any material claims.

	r)	Newly Adopted Accounting Policies

In February 2010, the FASB issued ASC No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements”, which eliminates the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events. The adoption of ASC No. 2010-09 does not have a material impact on the Company’s financial statements.

In April 2010, the FASB issued ASU 2010-13, “Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades,” or ASU 2010-13. This ASU provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The adoption does not have significant impact on its financial statements.

	s)	New Accounting Pronouncements

In June 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on January 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on the Company’s financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. The Company is currently evaluating the impact of the adoption.

Accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

4.	Capital Stock Share Issuances

On December 24, 2009, the Company completed an equity financing and issued 1,617,752 units at the price of CAD$0.12 per unit and each unit consists of one share purchase warrant which two warrants entitle a holder to purchase one common share at CAD$0.20 per share for a period of one year, so that effective December 24, 2009, the Company had 12,350,622 shares of common stock issued and outstanding. All shares and warrants issued were restricted under applicable securities rules.

On March 17, 2010, the Company had increased its authorized share capital from 18,750,000 common shares to 200,000,000 common shares.

On May 31, 2010, the Company issued 499,893 units at a price of $0.12 per unit for a Settlement Agreement valued at $59,987. Each unit consists of one common share and one share purchase warrants at $0.12 per share for a period of two years. All shares and warrants issued were restricted under applicable securities rules.

On October 21, 2010, the Company settled a portion of the debt, namely $1,625 with CAB Financial Services by converting 65,000 warrants into 32,500 common shares of the Company as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share.

On October 21, 2010, the Company settled a portion of the debt, namely $2,167 with Christopher Bunka by converting 86,667 warrants into 43,333 common shares of the Company as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share.

On November 16, 2010, the Company settled the debt incurred as a result of that consulting agreement, being $9,375 to Mr. Tom Ihrke by issuing 40,761 restricted common shares of the Company at a price of $0.23 per share.

On January 4, 2011, 132,600 warrants were exercised for 66,300 common shares of the Company at a price of CAD$0.22 for total proceeds of $14,586. 100,000 warrants of the 132,600 warrants were exercised by a Director of the Company.

On March 6, 2011, the Company accepted and received gross proceeds of $21,250 for the exercise of 106,250 stock options by a Director of the Company at an exercise price of $0.20 per stock option into 106,250 common shares of the Company.

On June 8, 2011, 1,500,000 warrants were exercised for 1,500,000 common shares of the Company at a price of $0.20 for total proceeds of $300,000. The warrants were exercised by a Director of the Company.

On June 28, 2011, 500,000 warrants were exercised for 500,000 common shares of the Company at a price of $0.20 for total proceeds of $100,000. The warrants were exercised by a Director/Officer of the Company.

On July 13, 2011, 173,043 warrants were exercised for 173,043 common shares of the Company at a price of $0.20 for total proceeds of $34,608.

On July 13, 2011, the Company completed an equity financing and issued 200,000 units at the price of $0.35 per unit and each unit consists of one share of common stock and one share purchase warrant which entitles a holder to purchase one common share at $0.50 per share for a period of two years. All shares and warrants issued were restricted under applicable securities rules. The Company accepted and received gross proceeds of $70,000. $3,500 of finder’s fee was paid to an officer of the Company.

On July 15, 2011, the Company accepted and received gross proceeds of $23,750 for the exercise of 118,750 stock options at an exercise price of $0.20 per ctock option into 118,750 common shares of the Company. 100,000 stock options were exercised by a Director/Officer of the Company.

On August 12, 2011, the Company issued 800,000 common shares of the Company at the price of $0.34 for the acquisition of acquiring an additional 10% working interest in Belmont Lake.

As at October 31, 2011, Lexaria Corp. has 16,431,452 shares issued and outstanding and 2,471,322 warrants issued and outstanding.

The following table summarizes warrant activity in the fiscal year ended October 31, 2011:

	Number of	Weighted-average
	warrants	exercise price

Outstanding and exercisable at October 31, 2010	5,853,769	$0.20

Issued	1,971,429
Exercised	(2,305,643)
Expired	(3,048,233)

Oustanding and exercisable at October 31, 2011	2,471,322	$0.37

A summary of warrants as at October 31, 2011 is as follows:

Number	Exercise	Expiry
Outstanding [1]	Price	Date

499,893	$0.20	May 31, 2012
1,771,429	$0.40	November 30, 2012
200,000	$0.50	July 13, 2013

1. Each warrant entitles a holder to purchase one common share.

5.	Oil and Gas Properties

	(a)	Proved properties

Properties	October 31, 2010	Addition	Depletion	October 31, 2011
U.S.A. – Proved property	$3,118,376	$969,689	$(370,199)	$3,717,866

(1) Palmetto Point Project

On December 21, 2005, the Company agreed to purchase a 20% working and revenue interest in a 10 well drilling program in Mississippi owned by Griffin & Griffin Exploration for $700,000. Concurrent with signing the Company paid $220,000 and January 17, 2006 the Company paid the remaining $480,000. The Company applied the full cost method to account for its oil and gas properties, seven wells were found to be proved wells, and three wells were found impaired. One of the wells was impaired due to uneconomic life, and the other two wells were abandoned due to no apparent gas or oil shows present. The costs of impaired properties were added to the capitalized cost in determination of the depletion expense.

On September 22, 2006, the Company elected to participate in an additional two-well program in Mississippi owned by Griffin & Griffin Exploration and paid $140,000. The two wells were found to be proved wells.

On June 23, 2007, the Company acquired an assignment of 10% gross working interest from a third party for $520,000 secured loan payable. The Company recognized $501,922 in the oil and gas property.

On October 4, 2007, the Company elected to participate in the drilling of PP F-12-3 in Mississippi by Griffin & Griffin Exploration. The Company had 30% gross working interest and paid $266,348. On July 31, 2008, the Company accrued and paid an additional cost of $127,707 for the workovers of wells PP F-12 and PP F-12-3. PP F-12 started production from October 2007, and PP F-12-3 started production from November 2007.

On April 3, 2009, the Company entered into an Asset Purchase Agreement to acquire additional interests in its existing core producing Mississippi oil and gas properties. The Company paid $40,073.39 to acquire additional 2% working interest in the proven Belmont Lake oil and gas and an additional 10% working interest in potential nearby exploration wells. At this time the total working interest for Belmont Lake is 32%; and total working interest in the exploration wells on approximately 140,000 acres surrounding Belmont Lake in all directions is 60%.

The Company had a short-lived opportunity to acquire additional fractional interests in the Belmont Lake 12-4 well which was expected to be a horizontal well. An unrelated third party did not participate in its right to participate in the 12-4 well, and therefore a share of its interest (a “non consent” interest) was made available to the other participating parties including Lexaria. On August 28, 2009 and effective on September 1, 2009, to take best advantage of this opportunity, the Company entered into four separate assignment agreements, three of which were with people or companies with related management. The Company received from these four parties proceeds of $371,608.57 to fund additional interests in this well. As a result, the Company has a 25.84% perpetual gross interest in the well (18.0% net revenue interest); as well as a 5.2% net revenue interest in the non-consent interest. The non-consent interest remains valid until such time as the well produces 500% of all costs and expenses back to the participants in the form of revenue, at which time the non-consent interest ends. Enertopia, a company with related management, had acquired from Lexaria a 6.16% perpetual gross interest in the 12-4 well; David DeMartini, a director of Lexaria, acquired from Lexaria a 5% gross interest in the non-consent interest in the 12-4 well; and 0743608 BC Ltd. a company owned by the President of the Company, acquired from Lexaria a 11.60% gross interest in the non-consent interest in the 12-4 well.

On May 31, 2010, the Company signed a Settlement Agreement with Enertopia Corp., whereby the Company issued 499,893 units at $0.12 per unit and each unit consists of one restricted common share and one share purchase warrant at $0.20 per share for a period of two years in exchange for the working interest initially assigned on August 28, 2009.

On June 16, 2010, the Company signed a Settlement Agreement with a third party, who had originally participated in the August 28, 2009, opportunity in the non-consent interest for Belmont Lake 12-4. The Company returned back $144,063.46 to the third party and cancelled its participation.

On July 29, 2010, the Company had agreed with its Operators at Belmont Lake not to proceed to drill a horizontal 12-4 well. Rather, two of the three proposed vertical wells 12-2, 12-4, or 12-5 were proposed to be drilled. To take best advantage of this opportunity, the Company cancelled all previous agreements relating to August 28, 2009 with respect to Belmont Lake horizontal well 12-4 and entered into three separate assignment agreements, of which all three were with people or companies with related management. The Company received total proceeds of $324,677.12 to fund additional interests in these wells. As a result, the Company had a 32% perpetual gross interest in the wells (24.0% net revenue interest); as well as a 8% gross interest (6% net revenue interest) in the non-consent interest. The non-consent interest remains valid until such time as the well produces 500% of all costs and expenses back to the participants in the form of revenue, at which time the non-consent interest ends. Emerald Atlantic LLC, a company owned by a director of Lexaria, acquired from Lexaria a 8.74% gross interest in the non-consent interest in two of the three vertical wells; and 0743608 BC Ltd. a company owned by the President of the Company, acquired from Lexaria a 20.79% gross interest in the non-consent interest in the two of the three vertical wells; an advisor to the Company acquired from Lexaria 2.46% gross interest in the non-consent interest in two of the three vertical wells.

The July 29, 2010 agreements were replaced on September 13, 2010, when the Company entered into three separate assignment agreements with 0743608 BC Ltd, solely owned by Director/Officer of the Company; Emerald Atlantic LLC, solely owned by a Director of the Company, and the Senior VP Business Development. (the “Assignees”), whereby the Assignees have paid a fee of $408,116 to earn a 24% share of the Company’s gross non-perpetual 32% interest in the three oil wells being drilled in Wilkinson County, Mississippi. As a result of the three assignment agreements, Lexaria receives at no cost to the company, a carried interest of 8% in these same rights and benefits. The Company assigns, transfers and sets over to the Assignees, all proportionate rights, interest and benefits in the Assigned Non Perpetual Interest held by or granted to the Assignor in and to the Participation Agreement between the Company and Griffin but limited to a gross 500% revenue payout based on the total amount paid under the Initial Consideration and the Subsequent Consideration after which all rights, interests and benefits cease.

i.	Lexaria entered into an Asset Purchase Agreement dated August 12, 2011, with Brinx Resources Ltd. to acquire 100% of its 10% gross working interest in the oil and gas interests located in Mississippi, USA. By acquiring the additional 10% working interest in Belmont Lake oil and gas field, Lexaria then had 42% working interest in Belmont Lake and retains its existing 60% working interest in the exploration wells on approximately 130,000 acres surrounding Belmont Lake in all directions.

ii.	Lexaria has agreed to considerations as follows;

	1.	$200,000 on the August 12, 2011 (the "Initial Payment") (paid), and

	2.	$200,000 on or before November 12, 2011; or interim payments, as agreed, in the amount of $10,000 per month for up to 3 months following November 12, 2011 with the remaining balance of $200,000 then due and payable (the "Final Payment"), and, should Lexaria not make the final payment on February 12, 2011 a penalty of $500 per day (the “Penalty Payments”) beginning one day after February 12, 2011 and accruing until the balance of the $200,000 Final Payment is made to the Vendor. Both the Vendor and the Purchaser agree that, should any Penalty Payments be due, such Penalty Payments are not deductible from the balance of the $200,000 Final Payment. Subsequent to the year ended October 31, 2011, the Company has paid $30,000, the above mentioned interim payments.

	3.	800,000 shares of restricted common stock issued from Lexaria treasury were issued on August 12,
2011.

As of October 31, 2011, additional expenditures of $340,549 were incurred for workovers and there were additional well interest changes or workovers pending of wells PP F-12, PP F12-3, and PP F12-29.

As of October 31, 2011, the Company’s working interest and production in PPF-12-4 and PPF-12-5 well located at Belmont Lake, Mississippi, with carrying values of $1M, are used to secure for the convertible debentures issued on November 30, 2010, December 16, 2010 and December 1, 2011 (see note 7 (b) and note 12 (a)), with aggregate amount of $820,000.

(2) Mississippi and Louisiana, Frio-Wilcox Project

In December 2006, the first well CMR-US 39-14 was found to have sufficient hydrocarbons to become economic. USA 1-37 and BR F-33 had started intermittent production from November 2007. The Company applied the full cost method to account for its oil and gas properties.

As at January 31, 2007, the Company abandoned Dixon #1 due to no economic hydrocarbons being present and $162,420 of drilling costs was added to the capitalized costs. The Dixon #1 was the only Wilcox well the Company has drilled to date. Every other well it has participated in located in Mississippi and Louisiana is a Frio well.

On June 2, 2007, the Company abandoned Randall #1 and $107,672 drilling costs was added to the capitalized costs in determination of depletion expense.

During August to October 2007, three additional wells, PP F-90, PP F-100, and PP F-111 were drilled in the area. These Frio wells were abandoned due to modest gas shows and a total of $306,562 drilling costs was added to the capitalized costs in determination of depletion expense.

During December 2007, two additional wells, PP F-6A and PP F-83, were drilled and were plugged and abandoned due to non-economic gas shows.

(b)	Unproved Properties

Properties	October 31,
2011 and 2010
U.S.A.-Unproved properties	$19,293

(1) Mississippi and Louisiana, USA

The Company entered into an Agreement to acquire a working interest in multiple zones of potential oil and gas production in Mississippi and Louisiana. This Agreement contemplates up to a 50 well drill program for Wilcox and Frio wells, at the Company’s option, within the defined area of mutual interest (AMI). The AMI includes over 200,000 gross acres located non-contiguously between Southwest Mississippi and North East Louisiana.

The Company originally agreed to pay 40% of all prospect fees, mineral leases, surface leases, and drilling and completion costs to earn a net 32% of all production from all producible zones to the base of the Frio formation (Frio Targets); and, 30% of all production to the base of the Wilcox formation (Wilcox Targets). All working interests are to be registered in the name of Lexaria Corp.

The Joint Participation Agreement and Joint Lands Agreements are between Lexaria Corp. and Griffin & Griffin Exploration LLC (G&G) of Jackson, Mississippi.

On June 21, 2007, the Company acquired an additional 10% from a third party for all rights, title and benefits excluding the seven wells drilled under the AMI Agreement between August 3, 2006 and June 19, 2007, specifically wells CMR-USA-39-14, Dixon #1, Faust #1 TEC F-1, CMR/BR F-14, RB F-1 Red Bug #2, BR F-33, and Randall #1 F-4, and any offset wells that could be drilled to any of these specified wells.

On July 26, 2007, the Company acquired 5% from a third party for all rights, title and benefits in the seven wells drilled under the AMI Agreement between August 3, 2006 and June 19, 2007, specifically wells CMR-USA-39-14, Dixon #1, Faust #1 TEC F-1, CMR/BR F-14, RB F-1 Red Bug #2, BR F-33, and Randall #1 F-4, and any offset wells that could be drilled to any of these specified wells.

On April 3, 2009, the Company entered into an Asset Purchase Agreement to acquire additional interests in its existing core producing Mississippi oil and gas properties. The Company paid $40,073 to acquire an additional 2% working interest in the proven Belmont Lake oil and gas field, and an additional 10% working interest in potential nearby exploration wells. Further, the Company is required to pay $100 per month for a period of 4 years from the closing. Total working interest for Belmont Lake as of October 31, 2010 is 32%; and total working interest in the exploration wells on approximately 140,000 acres surrounding Belmont Lake in all directions as of October 31, 2010, is 60%.

On December 16, 2010, the Company entered into an assignment agreement with Emerald Atlantic LLC, solely owned by a Director of the Company (the Assignee”), whereby the Assignee has paid a fee of $30,076 to earn 18% of a 4.423% share of the Company’s net revenue interest after field operating expenses for a well to be drilled in Wilkinson County.

6.	Loan Payable

a)

On April 1, 2010, the Company entered into a purchase agreement with CAB Financial Services Ltd., a company controlled by Christopher Bunka, our President, Chief Executive Officer and Director, (“Purchaser”) for a non-secured promissory note in the amount of $75,000 (the “Promissory Note”). The Purchaser agreed to purchase a non-secured 18% interest bearing Promissory Note of our company subjectto and upon the terms and conditions of the Purchase Agreement. The Promissory Note is due and payable on April 1, 2012. The Promissory Note may be prepaid in whole or in part at any time prior to April 1, 2012 by payment of 108% of the outstanding principal amount including accrued and unpaid interest.

As long as the Promissory Note is outstanding, the Purchaser may voluntarily convert the Promissory Note including accrued and unpaid interest to common shares of our company at the conversion price of $0.30 per common share.

The Company did not incur beneficiary conversion charges as the conversion price is greater than the fair value of the Company’s equity at the time of issuance.

b)

On November 30, 2010, we closed the first tranche of a private placement offering of convertible debentures in the aggregate amount of $450,000. The convertible debentures mature on November 30, 2012, subject to forced conversion as set out in the convertible debenture certificate. The convertible debentures pay an interest rate of 12% per annum (on a simple basis) and are convertible at $0.35 per unit. Each unit is comprised of one share of our common stock and one share purchase warrant. Each warrant entitles the holder thereof to purchase one share at a price of $0.40 per share up to the earlier of the maturity date of the convertible debenture or one year from conversion of the convertible debenture. We also entered into a general security agreement with the subscribers, whereby the obligations to repay the convertible debenture are secured by the Company’s working interest and production in and only in two oil wells located at Belmont Lake, Mississippi, with carrying value of $1M as of October 31, 2011. One director of the Company and Emerald Atlantic LLC, solely owned by the director, subscribed the convertible debentures with amount of $50,000.

On December 16, 2010, the Company closed the second tranche of a private placement offering of convertible debentures in the aggregate amount of $170,000. The convertible debentures mature on November 30, 2012, subject to forced conversion as set out in the convertible debenture certificate. The convertible debentures pay an interest rate of 12% per annum (on a simple basis) and are convertible at $0.35 per unit. Each unit is comprised of one share of our common stock and one share purchase warrant. Each warrant entitles the holder thereof to purchase one share at a price of $0.40 per share up to the earlier of the maturity date of the convertible debenture or one year from conversion of the convertible debenture. We also entered into a general security agreement with the subscribers, whereby the obligations to repay the convertible debenture are secured by the same assets for the first tranche of the private placement offering on November 30, 2010. One director of the Company and Emerald Atlantic LLC, solely owned by the director, subscribed the convertible debentures with amount of $120,000.

The aggregate principal value of the above convertible debentures was $620,000 and was allocated to the individual components on a relative fair value basis. In addition, because the effective conversion price of the convertible debentures was below the current trading price of the Company’s common shares at the date of issuance, the Company recorded a beneficial conversion feature of approximately $20,000. The value of the warrants and beneficial conversion feature has been recorded as additional paid in capital.

7.	(a) Secured loan payable

On October 27, 2008 the Company entered into a Purchase Agreement in the amount of CAD$900,000 of Notes being purchased by the President (CAD$400,000), the President’s wholly-owned company (CAD$300,000) and a shareholder (CAD$200,000) of the Company (“Purchasers”). The Purchasers agreed to purchase an 18% interest bearing Promissory Note of the Company subject to and upon the terms and conditions of the Purchase Agreement. The Company’s obligations to repay the Promissory Note will be secured by certain specified assets of the Company pursuant to a Security Agreement. As long as the Promissory Note is outstanding, the Purchasers may voluntarily convert the Promissory Note to Common Shares at the conversion price of $0.45 per share of Common Stock. The Promissory Note matures on October 27, 2010 or by mutual agreement by all parties on October 27, 2009.

In connection with the Purchase Agreement, the Company issued a total of 390,000 (1,560,000 pre-consolidation) warrants which two warrants entitle a holder to purchase a common share of the Company of which 195,000 (780,000 pre-consolidation) warrants are eligible at $0.05 (adjusted price) and 195,000 (780,000 pre-consolidation) warrants are eligible at $0.05 (adjusted price) per share and expire October 27, 2009 and October 27, 2010, respectively.

The Company did not incur beneficiary conversion charges as the conversion price is greater than the fair value of the Company’s equity.

As at the date of the issuance of the above noted Promissory Note, the Company allocated CAD$21,321 and CAD$683,559 to warrants (additional paid-in capital) and Promissory Note based on their relative fair value.

On July 10, 2009 the Purchasers converted $45,000 of the Promissory Note into equity at $0.05.

On October 27, 2009, 191,000 warrants were exercised for 95,500 common shares.

On October 21, 2010, the Company settled a portion of the debt, namely $1,625 with the President’s wholly-owned companyby converting 65,000 warrants into 32,500 common shares of the Company as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share.

On October 21, 2010, the Company settled a portion of the debt, namely $2,166.65 with the President by converting 86,667 warrants into 43,333 common shares of the Company as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share.

On October 21, 2010, the Company entered into an amendment with loan holders to extend the loan to be on a month-to-month basis with the same terms and conditions as pursuant to the amendment.

During the year ended October 31, 2011, the Company has paid down the debt by CAD$185,000 and the carrying amount of the secured loan is $679,504 as of year end.

(b) Unsecured Loan Payable

On September 13, 2010, we entered into a demand loan agreement and promissory note with CAB Financial Services Ltd. (the “Lender” or “CAB”), a company controlled by the President of our company. The principal amount of the note is $90,000. The loan agreement and promissory note provides that the debt be payable on demand. The note has an interest rate of 12% per annum.

On January 31, 2011, the Company had paid back the loan for the full amount of $90,000 to CAB and accrued interest of $3,884.

On April 1, 2010, the Company entered into a purchase agreement with a company controlled by the President (the “Purchaser”), for a non-secured promissory note in the amount of US$75,000 (the “Promissory Note”). The Purchaser agreed to purchase a non-secured 18% interest bearing Promissory Note of our company subject to and upon the terms and conditions of the Purchase Agreement. The Promissory Note is due and payable on April 1, 2012. The Promissory Note may be prepaid in whole or in part at any time prior to April 1, 2012 by payment of 108% of the outstanding principal amount including accrued and unpaid interest.

As long as the Promissory Note is outstanding, the Purchaser may voluntarily convert the Promissory Note including accrued and unpaid interest to common shares of our company at the conversion price of $0.30 per common share.

The Company did not incur beneficiary conversion charges as the conversion price is great than the fair value of the Company’s equity. As of October 31, 2011, the carrying amount of the unsecured loan is $75,000.

8.	Related Party Transactions

(a)

For the year ended October 31, 2011, the Company paid / accrued $96,000 to CAB (2010: $97,200), Tom Ihrke, the VP of business development, $34,375 (2010: $8,557), and BKB Management Ltd. (“BKB”) CAD$64,000 (2010: CAD$54,900) for management, consulting and accounting services. CAB is owned by the president of the Company and BKB is owned by the CFO of the Company.

The related party transactions are recorded at the exchange amount established and agreed to between the related parties.

(b)

On October 27, 2008 the Company entered a secured loan agreement in the amount of CAD$300,000 with CAB. (See Note 7a). On July 10, 2009 $40,000 of the debt was converted to equity. On October 21, 2010, the Company settled a portion of the debt, namely US$1,625 with CAB by converting 65,000 warrants into 32,500 common shares of the Company as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share. On June 28, 2011, the Company paid down CAD $100,000 of the debt. For the year ended, October 31, 2011, the Company accrued and paid interest expenses of CAD $41,509 (2010: CAD$51,025)

(c)

On October 27, 2008 the Company entered a secured loan agreement in the amount of CAD$400,000 with Christopher Bunka. (See Note 7a). On October 21, 2010, the Company settled a portion of the debt, namely $2,166.65 with Christopher Bunka by converting 86,667 warrants into 43,333 common shares of the Company as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share. For the year ended, October 31, 2011, the Company accrued and paid interest expenses of CAD $71,610 (2010: CAD$80,874).

	(d)	See Note 4, 5, 6, and 7.

(e)

On April 1, 2010, the Company entered a non-secured loan agreement in the amount of US$75,000 with CAB (See Note 7). For the year ended October 31, 2011, the Company accrued and paid interest expenses of $13,500 (2010: $7,875).

(f)

On September 13, 2010, the Company entered a demand loan agreement in the amount of US$90,000 with CAB (See Note 8b). The Company accrued interest of $3,884 and paid interest of $3,150. On January 31, 2011, the Company paid back the loan in full.

	(g)	Included in accounts payable, $94,696 (October 31, 2010: $90,027) was payable to companies controlled by the president, key management personnel and directors of the Company.

(h)

For the year ended October 31, 2011, the Company has paid/accrued $153,563 (2010: $Nil) to 0743608 BC Ltd., $64,553 (2010:$Nil) to Emerald Atlantic LLC, and $18,196 to Tom Ihrke (2010: $Nil) for their respective Non-consent Interests in Belmont Lake. 0743608 BC Ltd. is owned by the president of the Company and Emerald Atlantic LLC is owned by a Director of the Company.

9.	Stock Options

On January 20, 2010, the Company approved a new 2010 Equity Compensation plan and granted 975,000 stock options to directors and consultants of the Company with an exercise prices of $0.20, vested immediately and expiring on January 20, 2015.

On August 16, 2010, the Company granted 150,000 stock options to a consultant of the Company with an exercise price of $0.20, vested 75,000 immediately and 75,000 on August 16, 2011 and expiring on August 16, 2015.

On July 11, 2011, the Company granted 700,000 stock options to directors and officers of the Company with an exercise price of $0.35 per share, vested immediately and expiring on July 11, 2016.

For the year ended October 31, 2011, the Company recorded a total of $179,789 (2010: $161,366) for stock based compensation expenses.

The fair value of each option granted has been estimated as of the date of the grant using the Black-Scholes option pricing model with the following assumptions:

	Year ended October 31, 2011	Year ended October 31, 2010
Expected volatility	131.14%	145.85%
Risk-free interest rate	2.75%	2.46%
Expected life	5 years	5 years
Dividend yield	0.0%	0.00%

A summary of weighted average fair value of stock options granted during the year ended October 31, 2011 is as follows:

	Weighted	Weighted
	Average	Average
	Exercise	Fair
Period ended October 31, 2011	Price	Value
Exercise price is greater than market price at grant date:	$ 0.35	$ 0.26

	Weighted	Weighted
	Average	Average
	Exercise	Fair
Year ended October 31, 2010	Price	Value
Exercise price is greater than market price at grant date:	$ 0.20	$ 0.14

A summary of the stock options for the year ended October 31, 2011 is presented below:

	Options Outstanding
		Weighted Average
	Number of Shares	Exercise Price
Balance, October 31, 2010	1,525,000	$0.20
Granted	700,000	0.35
Exercised	(225,000)	0.20
Expired	(300,000)	0.20
A. Balance, October 31, 2011	1,700,000	$0.26

The Company has the following options outstanding and exercisable:

October 31, 2011		Options outstanding		Options exercisable

		Weighted	Weighted		Weighted
		average	Average		Average
Range of	Number	remaining	Exercise	Number	Exercise
Exercise prices	of shares	contractual life	Price	of shares	Price
$0.20	150,000	3.80 years	$0.20	150,000	$0.20
$0.20	850,000	3.23 years	$0.20	850,000	$0.20
$0.25	700,000	4.70 years	$0.35	700,000	$0.35
Total	1,700,000	3.87 years	$0.26	1,700,000	$0.26

October 31, 2010		Options outstanding		Options exercisable

		Weighted	Weighted		Weighted
		average	Average		Average
Range of	Number	remaining	Exercise	Number	Exercise
Exercise prices	of shares	contractual life	Price	of shares	Price
$0.20	150,000	4.79 years	$0.20	75,000	$0.20
$0.20	975,000	4.22 years	$0.20	975,000	$0.20
$0.20	75,000	0.72 years	$0.20	75,000	$0.20
$0.20	325,000	0.64 years	$0.20	325,000	$0.20
Total	1,525,000	3.34 years	$0.20	1,450,000	$0.20

10.	Commitments, Significant Contracts and Contingencies

On November 27, 2008, the Company entered into a Consulting Agreement with CAB Financial Services Ltd. for consulting services of CAB on a continuing basis for a consideration of US$8,000 per month plus GST.

On May 12, 2009 the Company entered into a consulting agreement with BKB Management Ltd. to act as the Chief Financial Officer and a Director for an initial period of six months for consideration of CAD $4,500 per month plus GST. This agreement replaces the September 1, 2008, Controller Agreement with CAB Financial Services Ltd. Subsequent to October 31, 2010, effective January 1, 2011, the consideration was increased to CAD$5,500 per month plus GST/HST.

On August 5, 2010 we entered into a three-month Management agreement with Tom Ihrke, whereby Mr. Ihrke will act as the Senior Vice-President, Business Development for the Company for consideration of $3,125 per month. On December 2, 2010, the Company entered into a month to month management agreement with Tom Ihrke, where by Mr. Ihrke will continue to act as the Senior Vice-President Business Development for the Company. On October 3, 2011 Mr. Ihrke and the Company amended the agreement whereby his title changed to Manager, Business Development. The Company will pay a monthly consulting fee of $3,125.

As of October 31, 2011, there is one pending lawsuit against the Company. While the ultimate outcome of this matter is not presently determinable, it is the opinion of our management that the resolution of this outstanding claim will not have a material adverse effect on our financial position or results of operations. As of October 31, 2011, the Company has not recorded any loss in terms of this lawsuit.

See also Note 5, 6, and 7.

11.	Income Tax

The Company’s provision for income taxes comprise of the following:

		2011		2010
Current Tax Provision	$	Nil	$	Nil
Deferred Tax Provision	$	Nil	$	Nil
Tax Expense	$	Nil	$	Nil

Rate Reconciliation

Income taxes vary from the amount that would be computed by applying the statutory federal income tax rate of 35%.

		2011		2010
U.S. Federal Statutory Rate		$(125,453)		$(132,973)
Tax Benefit Not Recognized		$125,453		$132,973
Tax Expenses	$	Nil	$	Nil

The tax effects of temporary differences that give rise to the Company’s deferred tax asset (liability) are as follows:

		2011		2010
Deferred Tax Assets:
Net Operating Loss Carry forward		$1,408,175		$1,191,357
Valuation Allowance		$(1,408,175)		$(1,191,357)
Net Deferred Tax Assets	$	Nil	$	Nil

Changes in the valuation allowance relate primarily to net operating losses, resources expenditures and others which are not currently recognized. The Company has reviewed its net deferred tax assets and has not recognized potential tax benefits arising there from because at this time management believes it is more likely than not that the benefits will not be realized in future year.

For tax purpose, as of October 31, 2011, the Company has operating loss carry forwards of approximately $4,023,000 which expire in 2025 through 2031 as follow:

Year	Amount
2025	$76,000
2026	508,000
2027	1,056,000
2028	720,000
2029	753,000
2030	552,000
2031	358,000

Total	$4,023,000

12.	Subsequent Events

On December 1, 2011 we closed a private placement offering of convertible debentures in the aggregate amount of $200,000. The convertible debentures mature on December 1, 2012, subject to forced conversion as set out in the convertible debenture certificate. The convertible debentures pay an interest rate of 12% per annum (on a simple basis) and are convertible at $0.35 per unit. Each unit is comprised of one share of our common stock and one share purchase warrant. Each warrant entitles the holder thereof to purchase one share at a price of $0.40 per share from the earlier of the maturity date of the convertible debenture or one year from conversion of the convertible debenture. We also entered into a general security agreement with the subscribers, whereby the obligations to repay the convertible debenture are secured by oil and gas properties with carrying value of $1M for the $620,000 private placement offering on November 30, 2010 and December 16, 2010 (see note 6(b)). The convertible debenture was entered into by two directors of the Company.

Also see Note 5 (a).

13.	Segmented Information

The Company’s business is considered as operating in one segment (Oil and gas in the United States) based upon the Company’s organizational structure, the way in which the operation is managed and evaluated, the availability of separate financial results and materiality considerations.

14.	Supplemental Information On Natural Gas and Oil Exploration, Development and Production Activities (Unaudited):

Standardized measure of discounted future net cash flows relating to proved oil and gas reserve quantities:

The following summarizes the policies we used in the preparation of the accompanying natural gas and oil reserve disclosures, standardized measures of discounted future net cash flows from proved natural gas and oil reserves and the reconciliations of standardized measures from year to year. The information disclosed, as prescribed by the Statement of Financial Accounting Standards No. 69 (ASC 932), is an attempt to present the information in a manner comparable with industry peers.

The information is based on estimates of proved reserves attributable to our interest in natural gas and oil properties as of October 31, 2011. These estimates were prepared by independent petroleum consultants. Proved reserves are estimated quantities of natural gas and crude oil which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

The standardized measure of discounted future net cash flows from production of proved reserves was developed as follows:

1.	Estimates are made of quantities of proved reserves and future periods during which they are expected to be produced based on year-end economic conditions.

2.	The estimated future cash flows are compiled by applying year-end prices of natural gas and oil relating to our proved reserves to the year-end quantities of those reserves.

3.	The future cash flows are reduced by estimated production costs, costs to develop and produce the proved reserves and abandonment costs, all based on year-end economic conditions.

4.	Future net cash flows are discounted to present value by applying a discount rate of 10%.

The standardized measure of discounted future net cash flows does not purport, nor should it be interpreted, to present the fair value of our natural gas and oil reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in reserve estimates.

The standardized measure of discounted future net cash flows relating to proved natural gas and oil reserves is as follows:

USD$
Future cash inflows	16,940,866
Future production costs	(4,409,690)
Future development costs	(1,070,698)
Future net cash flows - undiscounted	11,460,478
10% annual discount for estimated timing of cash flows	(3,388,906)
Standardized measure of discounted future net cash flows	8,071,572

Year-end price per Mcf of natural gas used in making standardized measure determinations as of October 31, 2011 was $4.20. Year-end price per Bbl of oil used in making these same calculations was $108.74.

Estimated Net quantities of Natural Gas and Oil Reserves:

The following table sets forth our proved reserves, including changes, and proved developed reserves at the end of October 31, 2011.

		Natural	Crude Oil
	Crude Oil	Gas	Equivalents
	(MBbls)	(MMcf)	(MBbls)
Proved reserves:
Beginning of the year reserve	125.64	-	125.64
Adjustments of reserves in place	41.65	3.22	42.19
Productions	(11.54)	(3.22)	(12.04)
End of year reserves	155.79	-	155.79

Proved developed reserves:
Beginning of the year reserve	57.33	-	57.33
End of year reserves	68.07	-	68.07

LEXARIA CORP.
BALANCE SHEETS
(Expressed in U.S. Dollars)

	April 30	October 31
	2012	2011
ASSETS

Current
Cash and cash equivalents	$120,561	$31,201
Accounts receivable	139,517	230,880
Prepaid expenses and deposit	4,424	2,147

Total Current Assets	264,502	264,228

Deferred charges (Note 13)	48,871	33,092
Oil and gas properties (Note 6)
Proved property	3,658,563	3,717,866
Prepayment for oil and gas exploration	139,891	304,890
Unproved properties	19,293	19,293
	3,817,747	4,042,049
TOTAL ASSETS	$4,131,120	$4,339,369

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current
Accounts payable and accrued liabilities	$197,051	$322,313
Loan payable (Note 7 and 8)	1,612,403	754,501
Due to a related party	1,769	1,769
Total Current Liabilities	1,811,223	1,078,583

Loan Payable (Note 7b)	-	599,438

TOTAL LIABILITIES	1,811,223	1,678,021

STOCKHOLDERS’ EQUITY

Share Capital
Authorized:
200,000,000 common voting shares with a par value of $0.001 per share Issued and outstanding: 16,431,452 common shares at April 30, 2012 (16,431,452 common shares at October 31, 2011)	16,431	16,431
Additional paid-in capital	7,117,124	7,107,535
Deficit	(4,813,658)	(4,462,618)
Total Stockholders’ Equity	2,319,897	2,661,348

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,131,120	4,339,369

The accompanying notes are an integral part of these financial statements.

LEXARIA CORP.
STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
For Six Months Ended April 30, 2012
(Expressed in U.S. Dollars)

	COMMON STOCK		ADDITIONAL		TOTAL
			PAID-IN		STOCKHOLDERS’
	SHARES	AMOUNT	CAPITAL	DEFICIT	EQUITY
Balance, October 31, 2010	12,926,348	12,926	6,065,118	(3,924,392)	2,153,653
Warrant conversion @$0.22	66,300	66	14,520		14,586
Issuance of common stock per Settlement Agreement at $0.23 per share	40,761	41	9,335		9,375
Warrants for Convertible Debt			20,562		20,562
Issuance of common stock per stock option exercise	106,250	106	21,144		21,250
Issuance of common stock per warrant exercise @ $0.20	2,173,043	2,173	432,436		434,609
Issuance of common stock per stock option exercise @ $0.20	118,750	119	23,631		23,750
Issuance of common stock per PP @ $0.35	200,000	200	69,800		70,000
Stock Options @$0.35			179,789		179,789
Issuance of common stock per Agreement at $0.30 per share	800,000	800	239,200		240,000
Issuance of common stock for oil & gas property @ $0.34			32,000		32,000
Comprehensive income (loss):
(Loss) for the period				(538,226)	(538,226)
Balance, October 31, 2011	16,431,452	16,431	7,107,535	(4,462,618)	2,661,348
Stock Options @ $0.30			9,589		9,589
Comprehensive income (loss):				(351,040)	(351,040)
(Loss) for the period
Balance, April 30, 2012	16,431,452	16,431	7,117,124	(4,813,658)	2,319,897

The accompanying notes are an integral part of these financial statements

LEXARIA CORP.
STATEMENTS OF OPERATIONS
For Six Months ended April 30, 2012 (Expressed in U.S. Dollars)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	April 30		April 30
	2012	2011	2012	2011
Revenue
Natural gas and oil revenue *	144,860	287,596	394,243	549,273
Cost of revenue
Natural gas and oil operating costs	104,211	129,940	183,846	213,364
Depletion	38,934	81,845	104,504	209,064
	143,145	211,785	288,350	422,428

Gross profit (loss)	1,715	75,811	105,893	126,845

Expenses
Accounting and audit	28,342	5,096	28,342	23,069
Insurance	1,474	2,137	3,621	4,475
Advertising and promotions	770	20,335	2,616	20,955
Bank charges and exchange loss	11,868	49,351	12,337	63,417
Stock Based Compensation	-	-	9,589	-
Consulting (note 9)	50,707	66,613	126,599	114,728
Depreciation	-	170	-	425
Fees and Dues	17,787	4,524	27,962	11,012
Interest expense from loan payable (note 7,8)	59,897	57,843	112,995	114,707
Investor relation	12,079	7,000	29,616	29,153
Legal and professional	35,419	3,578	75,811	7,889
Office and miscellaneous	524	592	1,651	2,015
Rent	3,921	3,545	7,675	6,972
Telephone	624	531	1,274	1,926
Taxes	-	5,385	-	5,385
Training	-	-	-	268
Travel	10,422	4,878	16,845	6,394
	233,834	231,578	456,933	412,790

Net (loss) and comprehensive (loss) for the period	(232,119)	(155,767)	(351,040)	(285,945)
Basic and diluted (loss) per share	(0.01)	(0.01)	(0.02)	(0.02)
Weighted average number of common shares outstanding
- Basic and diluted	16,431,452	13,087,131	16,431,452	13,032,412

* 2011 Revenue has been reclassified The accompanying notes are an integral part of these financial statements.

LEXARIA CORP.
STATEMENT OF CASH FLOWS
For Six Months ended April 30, 2012 (Expressed in U.S. Dollars)

	Six Months Ended
	April 30
	2012	2011
Cash flows used in operating activities
Net (loss)	$(351,040)	$(285,945)

Adjustments to reconcile net loss to net cash used in operating activities:
Consulting -Debt Settlement	-	9,375
Consulting - Stock based compensation	9,589	-
Depreciation	-	425
Depletion	104,504	209,064
Foreign exchange gain / loss	11,276	47,143
Accredited interest on loan payable	-	1,506

Change in operating assets and liabilities:
(Increase)/Decrease in accounts receivable	91,363	(95,593)
(Increase)/ Decrease in prepaid expenses and deposit	144,131	(4,073)
Increase in accounts payable	(125,262)	(36,821)
Net cash (used in) operating activities	(115,439)	(154,919)

Cash flows used in investing activities
Oil and gas property acquisition and exploration costs	(45,201)	(281,164)
Net cash (used in) investing activities	(45,201)	(281,164)

Cash flows from financing activities
Proceeds from loan payable	50,000	464,094
Proceeds from private placement and convertible debt	200,000	-
Proceeds from Stock Options and warrant	-	35,836
Net cash from financing Activities	250,000	499,930

Increase (Decrease) in cash and cash equivalents	89,360	63,847
Cash and cash equivalents, beginning of period	31,201	62,989
Cash and cash equivalents, end of period	$120,561	$126,836

The accompanying notes are an integral part of these financial statements.

LEXARIA CORP.
NOTES TO THE FINANCIAL STATEMENTS
April 30, 2012
(Expressed in U.S. Dollars)
(Unaudited)

1.	Basis of Presentation

The unaudited interim financial statements for the six months ended April 30, 2012 included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited interim financial statements should be read in conjunction with the October 31, 2011 audited annual financial statements and notes thereto.

2.	Organization and Business

The Company was formed on December 9, 2004 under the laws of the State of Nevada and commenced operations on December 9, 2004. The Company is an independent natural gas and oil company engaged in the exploration, development and acquisition of oil and gas properties in the United States and Canada. The Company’s entry into the oil and gas business began on February 3, 2005. The Company has offices in Vancouver and Kelowna, BC, Canada.

These financial statements have been prepared in accordance with United States generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred an operating loss and required additional funds to maintain its operations. Management’s plans in this regard are to raise equity and/or debt financing as required.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustment that might result from this uncertainty.

3.	Business Risk and Liquidity

The Company is subject to several categories of risk associated with its operating activities. Natural gas and oil exploration and production is a speculative business and involves a high degree of risk. Among the factors that have a direct bearing on the Company’s financial information are uncertainties inherent in estimating natural gas and oil reserves, future hydrocarbon production and cash flows, particularly with respect to wells that have not been fully tested and with wells having limited production histories; access and cost of services and equipment; and the presence of competitors with greater financial resources and capacity.

4.	Significant Accounting Policies

	a)	Principles of Accounting

These financial statements are stated in U.S. dollars and have been prepared in accordance with U.S. generally accepted accounting principles.

	b)	Convertible Debentures

The Company accounts for its convertible debt instruments that may be settled in cash upon conversion according to ASC 470-20-30-22 which requires the proceeds from the issuance of such convertible debt instruments to be allocated between debt and equity components so that debt is discounted to reflect the Company’s non-convertible debt borrowing rate.

Further, the Company applies ASC 470-20-35-13 which requires the debt discount to be amortized over the period the convertible debt is expected to be outstanding as additional non-cash interest expense.

c)	New Accounting Pronouncements

In June 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on November 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on the Company’s financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. The Company is currently evaluating the impact of the adoption.

Accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

5.	Capital Stock

Share Issuances

On November 16, 2010, the Company settled the debt incurred as a result of that consulting agreement, being $9,375 to Mr. Tom Ihrke by issuing 40,761 restricted common shares of the Company at a price of $0.23 per share.

On January 4, 2011, 132,600 warrants were exercised for 66,300 common shares of the Company at a price of CAD$0.22 for total proceeds of $14,586. 100,000 warrants of the 132,600 warrants were exercised by a Director of the Company.

On March 6, 2011, the Company accepted and received gross proceeds of $21,250 for the exercise of 106,250 stock options by a Director of the Company at an exercise price of $0.20 per stock option into 106,250 common shares of the Company.

On June 8, 2011, 1,500,000 warrants were exercised for 1,500,000 common shares of the Company at a price of $0.20 for total proceeds of $300,000. The warrants were exercised by a Director of the Company.

On June 28, 2011, 500,000 warrants were exercised for 500,000 common shares of the Company at a price of $0.20 for total proceeds of $100,000. The warrants were exercised by a Director/Officer of the Company.

On July 13, 2011, 173,043 warrants were exercised for 173,043 common shares of the Company at a price of $0.20 for total proceeds of $34,608.

On July 13, 2011, the Company completed an equity financing and issued 200,000 units at the price of $0.35 per unit and each unit consists of one share of common stock and one share purchase warrant which entitles a holder to purchase one common share at $0.50 per share for a period of two years. All shares and warrants issued were restricted under applicable securities rules. The Company accepted and received gross proceeds of $70,000. $3,500 of finder’s fee was paid to an officer of the Company.

On July 15, 2011, the Company accepted and received gross proceeds of $23,750 for the exercise of 118,750 stock options at an exercise price of $0.20 per stock option into 118,750 common shares of the Company. 100,000 stock options were exercised by a Director/Officer of the Company.

On August 12, 2011, the Company issued 800,000 common shares of the Company at the price of $0.34 for the acquisition of acquiring an additional 10% working interest in Belmont Lake.

As at April 30, 2012, Lexaria Corp. has 16,431,452 shares issued and outstanding and 3,042,751 warrants issued and outstanding.

A summary of warrants as at April 30, 2012 is as follows:

Number	Exercise	Expiry
Outstanding [1]	Price	Date

499,893	$0.20	May 31, 2012 [2]
1,771,429	$0.40	November 30, 2012
200,000	$0.50	July 13, 2013
571,429	$0.40	December 1, 2012
3,042,751	$0.37

1.	Each warrant entitles a holder to purchase one common share.

2.	The warrants expired in the subsequent period.

6.	Oil and Gas Properties (a) Proved properties

Properties	October 31,	Addition	Depletion	April 30,
	2011			2012
U.S.A. – Proved property	$3,717,866	$45,201	$(104,504)	$3,658,563

(1)	Palmetto Point Project

On December 21, 2005, the Company agreed to purchase a 20% working and revenue interest in a 10 well drilling program in Mississippi owned by Griffin & Griffin Exploration for $700,000. Concurrent with signing the Company paid $220,000 and January 17, 2006 the Company paid the remaining $480,000. The Company applied the full cost method to account for its oil and gas properties, seven wells were found to be proved wells, and three wells were found impaired. One of the wells was impaired due to uneconomic life, and the other two wells were abandoned due to no apparent gas or oil shows present. The costs of impaired properties were added to the capitalized cost in determination of the depletion expense.

On September 22, 2006, the Company elected to participate in an additional two-well program in Mississippi owned by Griffin & Griffin Exploration and paid $140,000. The two wells were found to be proved wells.

On June 23, 2007, the Company acquired an assignment of 10% gross working interest from a third party for $520,000 secured loan payable. The Company recognized $501,922 in the oil and gas property.

On October 4, 2007, the Company elected to participate in the drilling of PP F-12-3 in Mississippi by Griffin & Griffin Exploration. The Company had 30% gross working interest and paid $266,348. On July 31, 2008, the Company accrued and paid an additional cost of $127,707 for the workovers of wells PP F-12 and PP F-12-3. PP F-12 started production from October 2007, and PP F-12-3 started production from November 2007.

On April 3, 2009, the Company entered into an Asset Purchase Agreement to acquire additional interests in its existing core producing Mississippi oil and gas properties. The Company paid $40,073.39 to acquire additional 2% working interest in the proven Belmont Lake oil and gas and an additional 10% working interest in potential nearby exploration wells. At this time the total working interest for Belmont Lake is 32%; and total working interest in the exploration wells on approximately 140,000 acres surrounding Belmont Lake in all directions is 60%.

The Company had a short-lived opportunity to acquire additional fractional interests in the Belmont Lake 12-4 well which was expected to be a horizontal well. An unrelated third party did not participate in its right to participate in the 12-4 well, and therefore a share of its interest (a “non consent” interest) was made available to the other participating parties including Lexaria. On August 28, 2009 and effective on September 1, 2009, to take best advantage of this opportunity, the Company entered into four separate assignment agreements, three of which were with people or companies with related management. The Company received from these four parties proceeds of $371,608.57 to fund additional interests in this well. As a result, the Company has a 25.84% perpetual gross interest in the well (18.0% net revenue interest); as well as a 5.2% net revenue interest in the non-consent interest. The non-consent interest remains valid until such time as the well produces 500% of all costs and expenses back to the participants in the form of revenue, at which time the non-consent interest ends. Enertopia, a company with related management, had acquired from Lexaria a 6.16% perpetual gross interest in the 12-4 well; David DeMartini, a director of Lexaria, acquired from Lexaria a 5% gross interest in the non-consent interest in the 12-4 well; and 0743608 BC Ltd. a company owned by the President of the Company, acquired from Lexaria a 11.60% gross interest in the non-consent interest in the 12-4 well.

On May 31, 2010, the Company signed a Settlement Agreement with Enertopia Corp., whereby the Company issued 499,893 units at $0.12 per unit and each unit consists of one restricted common share and one share purchase warrant at $0.20 per share for a period of two years in exchange for the working interest initially assigned on August 28, 2009.

On June 16, 2010, the Company signed a Settlement Agreement with a third party, who had originally participated in the August 28, 2009, opportunity in the non-consent interest for Belmont Lake 12-4. The Company returned back $144,063.46 to the third party and cancelled its participation.

On July 29, 2010, the Company had agreed with its Operators at Belmont Lake not to proceed to drill a horizontal 12-4 well. Rather, two of the three proposed vertical wells 12-2, 12-4, or 12-5 were proposed to be drilled. To take best advantage of this opportunity, the Company cancelled all previous agreements relating to August 28, 2009 with respect to Belmont Lake horizontal well 12-4 and entered into three separate assignment agreements, of which all three were with people or companies with related management. The Company received total proceeds of $324,677.12 to fund additional interests in these wells. As a result, the Company had a 32% perpetual gross interest in the wells (24.0% net revenue interest); as well as a 8% gross interest (6% net revenue interest) in the non-consent interest. The non-consent interest remains valid until such time as the well produces 500% of all costs and expenses back to the participants in the form of revenue, at which time the non-consent interest ends. Emerald Atlantic LLC, a company owned by a director of Lexaria, acquired from Lexaria a 8.74% gross interest in the non-consent interest in two of the three vertical wells; and 0743608 BC Ltd. a company owned by the President of the Company, acquired from Lexaria a 20.79% gross interest in the non-consent interest in the two of the three vertical wells; an advisor to the Company acquired from Lexaria 2.46% gross interest in the non-consent interest in two of the three vertical wells.

The July 29, 2010 agreements were replaced on September 13, 2010, when the Company entered into three separate assignment agreements with 0743608 BC Ltd, solely owned by Director/Officer of the Company; Emerald Atlantic LLC, solely owned by a Director of the Company, and the Senior VP Business Development. (the “Assignees”), whereby the Assignees have paid a fee of $408,116 to earn a 24% share of the Company’s gross non-perpetual 32% interest in the three oil wells being drilled in Wilkinson County, Mississippi. As a result of the three assignment agreements, Lexaria receives at no cost to the company, a carried interest of 8% in these same rights and benefits. The Company assigns, transfers and sets over to the Assignees, all proportionate rights, interest and benefits in the Assigned Non Perpetual Interest held by or granted to the Assignor in and to the Participation Agreement between the Company and Griffin but limited to a gross 500% revenue payout based on the total amount paid under the Initial Consideration and the Subsequent Consideration after which all rights, interests and benefits cease.

Lexaria entered into an Asset Purchase Agreement dated August 12, 2011, with Brinx Resources Ltd. to acquire 100% of its 10% gross working interest in the oil and gas interests located in Mississippi, USA. By acquiring the additional 10% working interest in Belmont Lake oil and gas field, Lexaria then had 42% working interest in Belmont Lake and retains its existing 60% working interest in the exploration wells on approximately 130,000 acres surrounding Belmont Lake in all directions.

Lexaria has agreed to considerations as follows;

1.	$200,000 on the August 12, 2011 (the "Initial Payment") (paid), and

2.

$200,000 on or before November 12, 2011; or interim payments, as agreed, in the amount of $10,000 per month for up to 3 months following November 12, 2011 with the remaining balance of $200,000 then due and payable (the "Final Payment"), and, should Lexaria not make the final payment on February 12, 2011 a penalty of $500 per day (the “Penalty Payments”) beginning one day after February 12, 2011 and accruing until the balance of the $200,000 Final Payment is made to the Vendor. Both the Vendor and the Purchaser agreed that, should any Penalty Payments be due, such Penalty Payments are not deductible from the balance of the $200,000 Final Payment. As at April 30, 2012, the Company has paid $230,000, including the Final Payment.

3.	800,000 shares of restricted common stock issued from Lexaria treasury were issued on August 12, 2011.

As of April 30, 2012, additional expenditures of $45,201 were incurred for workovers and there were additional well interest changes or workovers pending of wells PP F-12, PP F12-3, and PP F29.

As of April 30, 2012, the Company’s working interest and production in PPF-12-4 and PPF-12-5 well located at Belmont Lake, Mississippi, with carrying values of $1M, are used as security for the convertible debentures issued on November 30, 2010, December 16, 2010 and December 1, 2011 (see note 7 (b) and note 12 (a), with aggregate amount of $820,000.

(b) Unproved Properties

Properties	April 30,	October 31,
	2012	2011
U.S.A.-Unproved properties	$19,293	19,293

(1) Mississippi and Louisiana, USA

The Company entered into an Agreement to acquire a working interest in multiple zones of potential oil and gas production in Mississippi and Louisiana. This Agreement contemplates up to a 50 well drill program for Wilcox and Frio wells, at the Company’s option, within the defined area of mutual interest (AMI). The AMI includes over 200,000 gross acres located non-contiguously between Southwest Mississippi and North East Louisiana.

The Company originally agreed to pay 40% of all prospect fees, mineral leases, surface leases, and drilling and completion costs to earn a net 32% of all production from all producible zones to the base of the Frio formation (Frio Targets); and, 30% of all production to the base of the Wilcox formation (Wilcox Targets). All working interests are to be registered in the name of Lexaria Corp.

The Joint Participation Agreement and Joint Lands Agreements are between Lexaria Corp. and Griffin & Griffin Exploration LLC (G&G) of Jackson, Mississippi.

On June 21, 2007, the Company acquired an additional 10% from a third party for all rights, title and benefits excluding the seven wells drilled under the AMI Agreement between August 3, 2006 and June 19, 2007, specifically wells CMR-USA-39-14, Dixon #1, Faust #1 TEC F-1, CMR/BR F-14, RB F-1 Red Bug #2, BR F-33, and Randall #1 F-4, and any offset wells that could be drilled to any of these specified wells.

On July 26, 2007, the Company acquired 5% from a third party for all rights, title and benefits in the seven wells drilled under the AMI Agreement between August 3, 2006 and June 19, 2007, specifically wells CMR-USA-39-14, Dixon #1, Faust #1 TEC F-1, CMR/BR F-14, RB F-1 Red Bug #2, BR F-33, and Randall #1 F-4, and any offset wells that could be drilled to any of these specified wells.

On April 3, 2009, the Company entered into an Asset Purchase Agreement to acquire additional interests in its existing core producing Mississippi oil and gas properties. The Company paid $40,073 to acquire an additional 2% working interest in the proven Belmont Lake oil and gas field, and an additional 10% working interest in potential nearby exploration wells. Further, the Company is required to pay $100 per month for a period of 4 years from the closing. Total working interest for Belmont Lake as of October 31, 2010 is 32%; and total working interest in the exploration wells on approximately 140,000 acres surrounding Belmont Lake in all directions as of October 31, 2010, is 60%.

On December 16, 2010, the Company entered into an assignment agreement with Emerald Atlantic LLC, solely owned by a Director of the Company (the Assignee”), whereby the Assignee has paid a fee of $30,076 to earn 18% of a 4.423% share of the Company’s net revenue interest after field operating expenses for a Tuscaloosa well to be drilled in Wilkinson County.

7.	Loan Payable

a)

On April 1, 2010, the Company entered into a purchase agreement with CAB Financial Services Ltd., a company controlled by Christopher Bunka, our President, Chief Executive Officer and Director, (“Purchaser”) for a non-secured promissory note in the amount of $75,000 (the “Promissory Note”). The Purchaser agreed to purchase a non-secured 18% interest bearing Promissory Note of our company subject to and upon the terms and conditions of the Purchase Agreement. The Promissory Note is due and payable on April 1, 2012. The Promissory Note may be prepaid in whole or in part at any time prior to April 1, 2012 by payment of 108% of the outstanding principal amount including accrued and unpaid interest. Upon the mature of the Promissory Note, it has been renewed to a month to month basis.

As long as the Promissory Note is outstanding, the Purchaser may voluntarily convert the Promissory Note including accrued and unpaid interest to common shares of our company at the conversion price of $0.30 per common share.

The Company did not incur beneficiary conversion charges as the conversion price is greater than the fair value of the Company’s equity at the time of issuance.

b)

On November 30, 2010, we closed the first tranche of a private placement offering of convertible debentures in the aggregate amount of $450,000. The convertible debentures mature on November 30, 2012, subject to forced conversion as set out in the convertible debenture certificate. The convertible debentures pay an interest rate of 12% per annum (on a simple basis) and are convertible at $0.35 per unit. Each unit is comprised of one share of our common stock and one share purchase warrant. Each warrant entitles the holder thereof to purchase one share at a price of $0.40 per share up to the earlier of the maturity date of the convertible debenture or one year from conversion of the convertible debenture. We also entered into a general security agreement with the subscribers, whereby the obligations to repay the convertible debenture are secured by the Company’s working interest and production in and only in two oil wells located at Belmont Lake, Mississippi, with carrying value of $1M as of April 30, 2012. One director of the Company and Emerald Atlantic LLC, solely owned by the director, subscribed the convertible debentures with amount of $50,000.

On December 16, 2010, the Company closed the second tranche of a private placement offering of convertible debentures in the aggregate amount of $170,000. The convertible debentures mature on November 30, 2012, subject to forced conversion as set out in the convertible debenture certificate. The convertible debentures pay an interest rate of 12% per annum (on a simple basis) and are convertible at $0.35 per unit. Each unit is comprised of one share of our common stock and one share purchase warrant. Each warrant entitles the holder thereof to purchase one share at a price of $0.40 per share up to the earlier of the maturity date of the convertible debenture or one year from conversion of the convertible debenture. We also entered into a general security agreement with the subscribers, whereby the obligations to repay the convertible debenture are secured by the same assets for the first tranche of the private placement offering on November 30, 2010. One director of the Company and Emerald Atlantic LLC, solely owned by the director, subscribed the convertible debentures with amount of $120,000.

The aggregate principal value of the above convertible debentures was $620,000 and was allocated to the individual components on a relative fair value basis. In addition, because the effective conversion price of the convertible debentures was below the current trading price of the Company’s common shares at the date of issuance, the Company recorded a beneficial conversion feature of approximately $20,000. The value of the warrants and beneficial conversion feature has been recorded as additional paid in capital.

On December 1, 2011, the Company closed a private placement offering of convertible debentures in the aggregate amount of $200,000. The convertible debentures mature on December 1, 2012, subject to forced conversion as set out in the convertible debenture certificate. The convertible debentures pay an interest rate of 12% per annum (on a simple basis) and are convertible at $0.35 per unit. Each unit is comprised of one share of our common share and one share purchase warrant. Each warrant entitles the holder thereof to purchase one share at a price of $0.40 per share up to the earlier of the maturity date of the convertible debenture or one year from conversion of the convertible debenture. We also entered into a general security agreement with the subscribers, whereby the obligations to repay the convertible debenture are secured by the Company’s working interest and production in and only in two oil wells located at Belmont Lake, Mississippi, with carrying value of $1M as of April 30, 2012. Two directors of the Company, David DeMartini and CAB Financial Services Ltd, solely owned by the director, subscribed to the convertible debentures with the amount of $200,000.

The aggregate principal value of the above convertible debentures was $200,000 and was allocated to the individual components on a relative fair value basis. Because the effective conversion price of the convertible debentures was above the current trading price of the Company’s common shares at the date of issuance, beneficial conversion feature is $Nil, therefore, the amount of $200,000 was recorded under loan payable.

c)

On March 30, 2012, the Company entered into a purchase agreement with Christopher Bunka, our President, Chief Executive Officer and Director, (“Purchaser”) for a non-secured promissory note in the amount of $50,000 (the “Promissory Note”). The Purchaser agreed to purchase a non-secured 12% interest bearing Promissory Note of our company subject to and upon the terms and conditions of the agreement. The Promissory Note has a month to month term.

8.	Secured loan payable

On October 27, 2008 the Company entered into a Purchase Agreement in the amount of CAD$900,000 of Notes being purchased by the President (CAD$400,000), the President’s wholly-owned company (CAD$300,000) and a shareholder (CAD$200,000) of the Company (“Purchasers”). The Purchasers agreed to purchase an 18% interest bearing Promissory Note of the Company subject to and upon the terms and conditions of the Purchase Agreement. The Company’s obligations to repay the Promissory Note will be secured by certain specified assets of the Company pursuant to a Security Agreement. As long as the Promissory Note is outstanding, the Purchasers may voluntarily convert the Promissory Note to Common Shares at the conversion price of $0.45 per share of Common Stock. The Promissory Note matures on October 27, 2010 or by mutual agreement by all parties on October 27, 2009.

In connection with the Purchase Agreement, the Company issued a total of 390,000 (1,560,000 pre- consolidation) warrants which two warrants entitle a holder to purchase a common share of the Company of which 195,000 (780,000 pre-consolidation) warrants are eligible at $0.05 (adjusted price) and 195,000 (780,000 pre-consolidation) warrants are eligible at $0.05 (adjusted price) per share and expire October 27, 2009 and October 27, 2010, respectively.

The Company did not incur beneficiary conversion charges as the conversion price is greater than the fair value of the Company’s equity.

As at the date of the issuance of the above noted Promissory Note, the Company allocated CAD$21,321 and CAD$683,559 to warrants (additional paid-in capital) and Promissory Note based on their relative fair value.

On July 10, 2009 the Purchasers converted $45,000 of the Promissory Note into equity at $0.05.

On October 27, 2009, 191,000 warrants were exercised for 95,500 common shares.

On October 21, 2010, the Company settled a portion of the debt, namely $1,625 with the President’s wholly- owned company by converting 65,000 warrants into 32,500 common shares of the Company as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share.

On October 21, 2010, the Company settled a portion of the debt, namely $2,1675 with the President by converting 86,667 warrants into 43,333 common shares of the Company as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share.

On October 21, 2010, the Company entered into an amendment with loan holders to extend the loan to be on a month-to-month basis with the same terms and conditions as pursuant to the amendment.

During the year ended October 31, 2011, the Company has paid down the debt by CAD$185,000 and the carrying amount of the secured loan is $673,998 as of April 30, 2012.

				Interest
	Effective Int. Date	Due Date	Amount	%	Interest
Third Party	December 1, 2010	December 1, 2012	50,000	@ 12%	6,000/annum
Third Party	December 1, 2010	December 1, 2012	250,000	@ 12%	30,000/annum
David DeDemartini	December 2, 2010	December 1, 2012	50,000	@ 12%	6,000/annum
Emerald Atlantic	December 16, 2010	December 1, 2012	120,000	@ 12%	14,400/annum
Third Party	December 1, 2010	December 1, 2012	100,000	@ 12%	12,000/annum
Third Party	December 13, 2010	December 1, 2012	50,000	@ 12%	6,000/annum
CAB Financial		Month to month	75,000	@ 18%	1,125/month
CAB Financial		Month to month	151,525	@ 18%	2,273/month
Third Party		Month to month	110,000	@ 18%	1,650 /month
Chris Bunka		Month to month	395,988	@ 18%	5,940/month
CAB Financial	December 1, 2011	December 1, 2012	100,000	@ 12%	12,000/annum
David DeDemartini	December 1, 2011	December 1, 2012	100,000	@ 12%	12,000/annum
Chris Bunka	March 30, 2012	Month to month	50,000	@ 12%	6,000/month

Total Outstanding			1,602,513

9.	Related Party Transactions

(a)

For the six months ended April 30, 2012, the Company paid / accrued $48,000 to CAB (2011: $48,000), Tom Ihrke, the VP of business development, $7,848 (2011: $18,894), and BKB Management Ltd. (“BKB”) CAD$33,000 (2011: CAD$31,000) for management, consulting and accounting services. CAB is owned by the president of the Company and BKB is owned by the CFO of the Company.

The related party transactions are recorded at the exchange amount established and agreed to between the related parties.

(b)

On October 27, 2008 the Company entered a secured loan agreement in the amount of CAD$300,000 with CAB. (See Note 8). On July 10, 2009 $40,000 of the debt was converted to equity. On October 21, 2010, the Company settled a portion of the debt, namely US$1,625 with CAB by converting 65,000 warrants into 32,500 common shares of the Company as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share. On June 28, 2011, the Company paid down CAD $100,000 of the debt. For the six months ended, April 30, 2012, the Company paid interest expenses of CAD $13,637 (2011: CAD$32,824).

(c)

On October 27, 2008 the Company entered a secured loan agreement in the amount of CAD$400,000 with Christopher Bunka. (See Note 8). On October 21, 2010, the Company settled a portion of the debt, namely $2,166.65 with Christopher Bunka by converting 86,667 warrants into 43,333 common shares of the Company as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share. For the six months ended April 30, 2012, the Company paid interest expenses of CAD $35,805 (2011: CAD$36,750).

(d)	See Note 5, 6, 7 and 8.

(e)

On April 1, 2010, the Company entered a non-secured loan agreement in the amount of US$75,000 with CAB (See Note 7a). For the six months ended April 30, 2012, the Company paid interest expenses of $6,750 (2011: $6,750).

(f)

On March 30, 2012, the Company entered a non-secured loan agreement in the amount of US$50,000 with Chris Bunka. For the quarter ended April 30, 2012, the Company incurred interest expenses of $500 (2011: $nil).

(g)	Included in accounts payable, $82,588 (October 31, 2011: $94,696) was payable to companies controlled by the president, key management personnel and directors of the Company.

(h)

For the six months ended April 30, 2012, the Company has paid/accrued $23,764 (2011: $63,147) to 0743608 BC Ltd., $9,989 (2011:$26,544) to Emerald Atlantic LLC, and $2,816 to Tom Ihrke (2011: $5,614) for their respective Non-consent Interests in Belmont Lake. 0743608 BC Ltd. is owned by the president of the Company and Emerald Atlantic LLC is owned by a Director of the Company.

10.	Stock Options

On November 15, 2011, the Company granted 40,000 stock options to consultants of the Company with an exercise price of $0.30 per share, vested immediately and expiring on November 15, 2016.

For the six months ended April 30, 2012, the Company recorded a total of $9,589 (2011: $Nil) for stock based compensation expenses. This is related to a non-exclusive agreement that the Company entered into with a third party IR services company, Trident Financial Corp., to assist the Company with the development and implementation of a public and investor relations and communications program, and provide ongoing assistance to the Company regarding the development and enhancement of the Company’s public and market image.

The fair value of each option granted has been estimated as of the date of the grant using the Black-Scholes option pricing model with the following assumptions:

Six months ended April 30, 2012
Expected volatility	129.14%
Risk-free interest rate	2.75%
Expected life	5 years
Dividend yield	0.0%

A summary of weighted average fair value of stock options granted during the six months ended April 30, 2012 is as follows:

	Weighted	Weighted
	Average	Average
	Exercise	Fair
Period ended April 30, 2012	Price	Value
Exercise price is greater than market price at grant date:	$0.30	$0.24

A summary of the stock options for the six months ended April 30, 2012 is presented below:

	Options Outstanding
		Weighted Average
	Number of Shares	Exercise Price
Balance, October 31, 2011	1,700,000	$0.26
Granted	40,000	0.30
Balance, April 30, 2012	1,740,000	$0.26

The Company has the following options outstanding and exercisable:

April 30, 2012		Options outstanding		Options exercisable

		Weighted	Weighted		Weighted
		average	Average		Average
Range of	Number	remaining	Exercise	Number	Exercise
Exercise prices	of shares	contractual life	Price	of shares	Price
$0.20	150,000	2.72 years	$0.20	150,000	$0.20
$0.20	850,000	3.29 years	$0.20	850,000	$0.20
$0.35	700,000	4.20years	$0.35	700,000	$0.35
$0.30	40,000	4.24years	$0.30	40,000	$0.30

Total	1,740,000	3.41 years	$0.26	1,740,000	$0.26

11.	Commitments, Significant Contracts and Contingencies

On November 27, 2008, the Company entered into a Consulting Agreement with CAB Financial Services Ltd. for consulting services of CAB on a continuing basis for a consideration of US$8,000 per month plus GST.

On May 12, 2009 the Company entered into a consulting agreement with BKB Management Ltd. to act as the Chief Financial Officer and a Director for an initial period of six months for consideration of CAD $4,500 per month plus GST. This agreement replaces the September 1, 2008, Controller Agreement with CAB Financial Services Ltd. Subsequent to October 31, 2010, effective January 1, 2011, the consideration was increased to CAD$5,500 per month plus GST/HST.

On August 5, 2010 we entered into a three-month Management agreement with Tom Ihrke, whereby Mr. Ihrke will act as the Senior Vice-President, Business Development for the Company for consideration of $3,125 per month. On December 2, 2010, the Company entered into a month to month management agreement with Tom Ihrke, where by Mr. Ihrke will continue to act as the Senior Vice-President Business Development for the Company. On October 3, 2011 Mr. Ihrke and the Company amended the agreement whereby his title changed to Manager, Business Development. The Company will pay a monthly consulting fee of $3,125. Effective January 15, 2012, the consulting agreement has been decreased to $10 a month.

Prior to April 30, 2012, there was one pending lawsuit against the Company. As of April 30, 2012, the lawsuit was settled with no material effect on the Company. As of April 30, 2012, the Company has not recorded any loss in terms of this lawsuit.

See also Note 6, 7, and 8.

12.	Segmented Information

The Company’s business is considered as operating in one segment (Oil and gas in the United States) based upon the Company’s organizational structure, the way in which the operation is managed and evaluated, the availability of separate financial results and materiality considerations.

13.	Subsequent Events

See Note 5.

The Company is currently in the process of arranging to offer its securities in both Canada and the United States. The Company has paid broker for the finance service of $48,871 as of April 30, 2012 (October 31, 2011: $33,092), which has been recorded as deferred charges until the offering is complete.

Management’s Discussion and Analysis of Financial Position and Results of Operations

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Forward Looking Statements

This Prospectus contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our audited annual and unaudited interim financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this Prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this Prospectus, particularly in the section entitled "Risk Factors" of this Prospectus.

In this Prospectus, unless otherwise specified, all dollar amounts are expressed in United States dollars. All references to "CDN$" refer to Canadian dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this Prospectus, the terms "we", "us", "our" and "Company" mean Lexaria Corp., and/or our subsidiaries, unless otherwise indicated.

Results of Operations – Three Months Ended April 30, 2012 and 2011

The following summary of our results of operations should be read in conjunction with our financial statements for the quarter ended April 30, 2012, which are included herein.

Our operating results for the three months ended April 30, 2012, for the three months ended April 30, 2011 and the changes between those periods for the respective items are summarized as follows:

			Change Between
			Three Month Period
	Three Months Ended	Three Months Ended	Ended
	April 30,	April 30,	April 30, 2012
	2012	2011	and April 30, 2011
Revenue	$144,860	$287,596	$(142,736)
General and administrative	233,834	231,578	2,256
Interest expense	59,897	57,843	2,054
Consulting fees	50,707	66,613	(15,906)
Oil and gas operating expenses	104,211	129,940	(25,729)
Professional Fees (legal and audit fees)	63,761	8,674	55,087
Net loss	(232,119)	(155,767)	(76,352)

Our accumulated losses increased to $4,813,658 as of April 30, 2012. Our financial statements report a net loss of $232,119 for the three month period ended April 30, 2012 compared to a net loss of $155,767 for the three month period ended April 30, 2011. Our revenues have decreased for the three month period ended April 30, 2012 compared to the three month period ended April 30, 2011, by $142,736. There was a decrease in production due to a shutdown in the gas-supply pipeline that powers the artificial lift system at Belmont Lake, and due to Mississippi River flooding which prevented the operator from repairing the gas-supply pipeline in a timely manner. The cost of revenue was $143,145 for the three month period ended April 30, 2012, compared to $211,785 for the three month period ended April 30, 2011; the decrease in cost of revenue in the current period is largely due to lower depletion costs. As a result our gross profit is much lower over the same period last year. The Company had oil and gas operating expenses of $104,211 in the three months ending April 30, 2012 compared to $129,940 for the three months ended April 30, 2011. The decrease in costs is due to the decrease in production of oil.

Our net loss has increased for the three month period ended April 30, 2012 compared to the three month period ended April 30, 2011, by $76,352 which is largely due to lower revenues from oil production and increased professional fees. The professional fees primarily relate to prospectus-related expenses that the Company was involved in; increased legal costs due to a legal dispute that has been resolved; and the 2011 audit fees.

Results of Operations – Six Months Ended April 30, 2012 and 2011

The following summary of our results of operations should be read in conjunction with our financial statements for the six months ended April 30, 2012, which are included herein.

Our operating results for the six months ended April 30, 2012, for the six months ended April 30, 2011 and the changes between those periods for the respective items are summarized as follows:

			Change Between
			Six Month Period
	Six Months Ended	Six Months Ended	Ended
	April 30,	April 30,	April 30, 2012
	2012	2011	and April 30, 2011
Revenue	$394,243	$549,273	$(155,030)
General and administrative	456,933	412,790	44,143
Interest expense	112,995	114,707	(1,712)
Consulting fees	126,599	114,728	11,871
Oil and gas operating	183,846	213,364	(29,518)
expenses
Professional Fees	104,153	30,958	73,195
Net loss	(351,040)	(285,945)	65,095

As at April 30, 2012, we had $1,811,223 in current liabilities. Our net cash used in operating activities for the six months ended April 30, 2012 was $115,439 compared to $154,919 used in the six months ended April 30, 2011. Our accumulated losses increased to $4,813,658 as of April 30, 2012. Our financial statements report a net loss of $351,040 for the six month period ended April 30, 2012 compared to a net loss of $285,945 for the six month period ended April 30, 2012. Our losses have increased primarily because there was a decrease in production due to a shutdown in the gas-supply pipeline that powers the artificial lift system at Belmont Lake, and due to Mississippi River flooding which prevented the operator from repairing the gas-supply pipeline in a timely manner. The supply of gas has since been rectified and the production decrease was primarily a second-quarter event, with only a limited effect expected on third quarter results. Our expenses have also increased for the six month period ended April 30, 2012, mostly in legal fees for prospectus-related expenses and increased legal costs due to a legal dispute that has been resolved. The Company also recognized cost of revenue in oil and gas properties of $288,350 during the six months ended April 30, 2012, compared to $422,428 for the six months ended April 30, 2011.

Our total liabilities as of April 30, 2012 were $1,811,223 as compared to total liabilities of $1,678,021 as of October 31, 2011.

Liquidity and Financial Condition

Working Capital

	April	October
	30,	31,
	2012	2011
Current assets	$264,502	$264,228
Current liabilities	1,811,223	1,078,583
Working capital (Deficit)	$(1,546,721)	$(814,355)

Cash Flows

	Six Months Ended
	April		April
	30, 2012		30, 2011
Cash flows (used in) operating activities	$(115,439	) $	(154,919)
Cash flows (used in) investing activities	(45,201)		(281,164)
Cash flows provided by (used in) financing activities	250,000		499,930
Increase (decrease) in cash and cash equivalents	89,360		63,847

Operating Activities

Net cash used in operating activities was $115,439 for the six months ended April 30, 2012 compared with net cash used in operating activities of $154,919 in the same period in 2011.

Investing Activities

Net cash used in investing activities was $45,201 in the six months ended April 30, 2012 compared to net cash used in investing activities was $281,164 in the same period in 2011. The use of cash in investing activities in 2011 is mainly attributable to the new oil wells at Belmont Lake, being PPF-12-4 and PPF-12-5.

Financing Activities

Net cash provided in financing activities was $250,000 in the six months ended April 30, 2012 compared to net cash provided by financing activities of $499,930 in the same period in 2011. This is attributable to the convertible debt financing completed on December 16, 2010. For the six month period April 30, 2012, there was a convertible debt financing completed on December 1, 2011 and a loan provided to the Company on March 30, 2012.

Oil and gas sales volume comparisons for the six months ended April 30, 2012 compared to the six months ended April 30, 2011

For the six month period ended April 30, 2012, the Company had $394,243 in revenues compared to $549,273 in revenues for the same six month period in the prior year. The decrease in revenues is a result from the decrease in oil production volumes.

Results of Operations for our Years Ended October 31, 2011 and 2010

Our net loss and comprehensive loss for the year ended October 31, 2011, for the year ended October 31, 2010 and the changes between those periods for the respective items are summarized as follows:

	Year Ended October 31, 2011 $	Year Ended October 31, 2010 $	Change Between Year Ended October 31, 2011 and Year Ended October 31, 2010 $
Revenue	$ 1,133,766	$ 362,471	$ 771,295
Other (income)expenses	Nil	Nil	Nil
General and administrative	1,004,137	641,318	362,819
Interest expense	223,673	167,322	56,351
Write down in carrying value of oil and gas properties	Nil	1	(1)
Consulting fees	262,134	168,512	93,622
Oil and gas operating expenses	297,656	152,479	145,177
Professional Fees	90,448	50,562	39,886
Net Income (loss)	(538,226)	(552,462)	14,236

Revenue

Our revenue increased by $771,295 during the year ended October 31, 2011. The increase in our oil and gas revenues for our year ended October 31, 2011 was largely due to increased production volumes for oil wells PP F-12-1 and PP F-12-3 along with the addition of two new wells 12-4 and 12-5. The revenue for the fiscal year 2011 is net of the revenue interests that were assigned to the related parties of the Company. The assigned revenue interests, their related cost of revenue and payout of net revenue were included as a part of the Company’s operations for the Company’s financial statements of first three quarters in fiscal year 2011, which have been reclassified in the year-end financial statements. As the amount of revenue recorded was not significantly material and there was no net impact on the net profit of the Company’s operations for the financial statements of its first three quarters of 2011, the revenue and cost of revenue of the first three quarter financial statements of fiscal year 2011 have not been reclassified.

General and Administrative

Our general and administrative expenses increased by $362,819 during the year ended October 31, 2011. The increase in our general and administrative expenses for our year ended October 31, 2011 was due to increased stock based compensation, consulting, travel, investor relations and advertising.

Professional Fees

Our professional fees increased by $39,886 during the year ended October 31, 2011. There was an increase in accounting, audit and legal fees for our year ended October 31, 2011 in connection with the preparation and filing of a Form S-8 and Form S-1.

Interest Expense

Interest expense increased by $56,351 during the year ended October 31, 2011. The increase in interest expense for our year ended October 31, 2011 is due to the convertible debt financing made to the Company.

Oil and Gas Operating Expenses

Oil and gas operating expenses increased to $145,177 during the year ended October 31, 2011. The increase in oil and gas operating expenses for our year ended October 31, 2011 was due to the increased production volumes for oil and gas and the addition of two new wells.

Liquidity and Financial Condition

Working Capital	At	At
	October 31,	October 31,
	2011	2010
Current assets	$264,228	$140,206
Current liabilities	1,078,583	1,049,647
Working capital (deficiency)	$(814,355)	$(909,441)

Cash Flows	Year Ended
	October 31,	October 31
	2011	2010
Cash flows from (used in) operating activities	$(195,103)	(330,336)
Cash flows (used in) investing activities	(697,690)	(285,242)
Cash flows from (used in) financing activities	861,005	348,400
Net increase (decrease) in cash during year	$(31,788)	(267,178)

Operating Activities

Net cash used in operating activities was $195,103 for our year ended October 31, 2011 compared with cash used in operating activities of $330,336 in the same period in 2010. This difference was largely due to the increase in depletion.

Investing Activities

Net cash used in investing activities was $697,690 for our year ended October 31, 2011 compared to net cash used in investing activities of $285,242 in the same period in 2010 was mainly attributable to the two new wells at Belmont Lake.

Financing Activities

Net cash provided in financing activities was $861,005 for our year ended October 31, 2011 compared to net cash provided of $348,400 in the same period in 2010. This was largely from the proceeds of a convertible debt financing and conversion of stock options and warrants in 2011.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Going Concern

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our company has a net loss of $538,226 for the year ended October 31, 2011 [2010 – net loss of $552,462] and at October 31, 2011 had a deficit accumulated during the exploration stage of $4,462,618 [2010 – $3,924,392]. Our company has working capital deficiency of $814,355 as at October 31, 2011 [2010 - $909,441]. Our company requires additional funds to maintain our existing operations and to acquire new business assets. These conditions raise substantial doubt about our company’s ability to continue as a going concern. Management’s plans in this regard are to raise equity and debt financing as required, but there is no certainty that such financing will be available or that we will be available at acceptable terms. The outcome of these matters cannot be predicted at this time.

These financial statements do not include any adjustments to reflect the future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future debt or equity financing.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

Oil and Gas Properties

We utilize the full cost method to account for our investment in oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, capitalized interest costs relating to unproved properties, geological expenditures, and tangible and intangible development costs including direct internal costs are capitalized to the full cost pool. As of October 31, 2011, we have properties with proven reserves and production and sales from these reserves has commenced. Capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, net of salvage, are being depleted on the units-of-production method using estimates of the proved reserves. Investments in unproved properties and major development projects including capitalized interest, if any, are not depleted until proved reserves associated with the projects can be determined. If the future exploration of unproved properties are determined uneconomical the amount of such properties are added to the capitalized cost to be depleted. At October 31, 2010, management believes none of our unproved oil and gas properties were considered impaired other than as previously reported.

The capitalized costs included in the full cost pool are subject to a "ceiling test", which limits such costs to the aggregate of the estimated present value, using a ten percent discount rate, of the future net revenues from proved reserves, based on current economic and operating conditions plus the lower of cost and estimated net realizable value of unproven properties.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the statement of operations.

Loss Per Share

Loss per share is computed using the weighted average number of shares outstanding during the period. We have adopted ASC 220 “Earnings Per Share”. Diluted loss per share is equivalent to basic loss per share because the potential exercise of the equity-based financial instruments was anti-dilutive

Revenue Recognition

Oil and natural gas revenues are recorded using the sales method whereby our company recognizes oil and natural gas revenue based on the amount of oil and gas sold to purchasers when title passes, the amount is determinable and collection is reasonably assured. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period of which revenue is earned.

Credit Risk and Receivable Concentration

We place our cash and cash equivalent with a high credit quality financial institution. As of October 31, 2011, we had approximately $31,201 in a bank beyond insured limit (October 31, 2010: $62,989).

The revenues were generated from our sole customer for fiscal year 2011 and 2010; the corresponding accounts receivable balances were $194,293 and $63,285 at October 31, 2011 and 2010, respectively.

Recently Issued Accounting Standards

Accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

On June 22, 2011, we were advised by Chang Lee LLP, our independent registered public accounting firm, that it merged with the firm of MNP LLP. Except as noted in the paragraph immediately below, the reports of Chang Lee LLP on our financial statements for the year ended October 31, 2010 and for the period December 9, 2004 (date of inception) through October 31, 2010 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of the Chang Lee LLP on our financial statements as of and for the year ended October 31, 2010 and for the period December 9, 2004 (date of inception) through October 31, 2010 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern since we have not yet received revenues from sales of products or services, and have not yet commenced business operations. These factors created substantial doubt about our ability to continue as a going concern.

During the years ended October 31, 2010 and for the period December 9, 2004 (date of inception) through October 31, 2010, and through June 22, 2011, we have not had any disagreements with Chang Lee LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Chang Lee LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such year or in connection with its reports in any subsequent interim period through the date of resignation.

During the years ended October 31, 2010 and October 31, 2009, and through June 22, 2011, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On June 22, 2011, we delivered a copy of this report to Chang Lee LLP. Chang Lee LLP issued its response. The response stated that it agreed with the foregoing disclosure. A copy of Chang Lee LLP’s response is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

MNP LLP assumed our engagement of Chang Lee LLP. Accordingly our new independent registered public accounting firm is MNP LLP, 2300 – 1055 Dunsmuir Street, P. O. Box 49148, Vancouver, British Columbia V7X 1J1 and its telephone number is 604-687-3783. Our board of directors approved MNP LLP as our principal independent accountant on June 22, 2011. We have not consulted with MNP LLP on any accounting issues prior to engaging them as our new auditors.

During the two most recent fiscal years and through the date of engagement, we have not consulted with MNP LLP regarding either:

1.

The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that MNP LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.

Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(v) of Regulation S-K.

Directors and Executive Officers

Directors and Officers

All directors of our Company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our Company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with our Company	Age	Date First Elected Or Appointed
Chris Bunka	Chairman, Director and Chief Executive Officer	50	October 26, 2006 February 14, 2007
Bal Bhullar	Chief Financial Officer and Director	41	May 12, 2009
David DeMartini	Director	68	September 8, 2009
Tom Ihrke	Senior Vice-President, Business Development	44	August 5, 2010
Dustin Elford	Director	64	July 8, 2011
Nicholas Baxter	Director	57	July 8, 2011

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he was employed.

Mr. Christopher Bunka Chairman/CEO

Mr. Bunka has served as our director, chairman, president and chief executive officer since October 26, 2006. From February 14, 2007 until May 12, 2009 he was the chief financial officer of our company. Since October 26, 2006 Mr. Bunka has successfully completed both equity and debt financings for the Company, completed the acquisition of additional oil & gas assets, disposed of other oil & gas assets, and restructured the Company. He has refocused the Company from one of natural gas exploration to that of development of existing oil reserves, and has engaged additional geophysical expertise in an attempt to better understand its exploration and development opportunities. Mr. Bunka has privately evaluated numerous oil and gas properties and investment opportunities for his private investments during the past 10 years.

Since 1988, Mr. Bunka has been the CEO of CAB Financial Services Ltd., a private holding company located in Kelowna, Canada. He is a venture capitalist and corporate consultant.

From 1999 to 2002, Mr. Bunka was the President and CEO of Secure Enterprise Solutions (symbol SETP-OTC) (formerly Newsgurus.com, symbol NGUR-OTC). The Company subsequently changed its name to Edgetech Services and traded on the OTC with the symbol EDGH. Newsgurus.com was a web-based media company. Secure Enterprise Solutions moved into Internet-based computer security products and services and was subsequently purchased by Edgetech Services. Mr Bunka is also Chairman/CEO of Enertopia Corp, (symbol ENRT-OTC) a clean energy company. Mr. Bunka is a director of Defiance Capital Corp., (symbol DEF-TSXV) a Canadian resource company. Mr. Bunka was appointed as one of our directors due to his experience in the oil and gas industry as well as expertise in operating a public company.

Ms. Bal Bhullar, CFO and Director

Ms. Bhullar brings over 18 years of diversified financial and risk management experience in both private and public companies, in the industries of high-tech, film, mining, marine, oil & gas, energy, transport, and spa industries.

Among some of the areas of experience, Ms. Bhullar brings expertise in financial & strategic planning, operational & risk management, regulatory compliance reporting, business expansion, start-up operations, financial modeling, program development, corporate financing, and corporate governance/internal controls. Previously, Ms. Bhullar has held various positions as President of the Risk Management Association of BC, and served as Director and CFO of private and public companies. Currently, Ms. Bhullar serves as a Director and CFO for Bare Elegance Medspa, CFO for public company Enertopia Corp (symbol ENRT-OTC) and former CFO for ISEE3D Inc. (symbol ICT-TSXV).

Ms. Bhullar is a Certified General Accountant and as well holds a CRM designation from Simon Fraser University and a diploma in Financial Management from British Columbia Institute of Technology. Ms. Bhillar was appointed as one of our directors due to her experience and education in financial matters and corporate governance.

Mr. Tom Ihrke, Senior Vice-President, Business Development

Tom Ihrke recently sold his General Partner interest in Commissum Capital Management, a capital management and advisory firm which he co-founded in 2001. During his tenure at Commissum, Tom served as portfolio manager and trader of the firm’s investment fund, while also being retained as a consultant by several companies, including Lexaria, to advise on such matters as capital structure, accessing the capital markets, and mergers and acquisitions. Between 1993 and 2001 Tom worked for Morgan Keegan and Company as Senior Investment Banker in the firm’s Financial Institution’s Group, and prior to that as Senior Trader and Market Maker, overseeing the firm’s proprietary trading of financial and energy shares. From 1990 to 1991 Tom traded commodities for his own account as a floor trader on the Chicago Board of Trade, owning a seat on the Mid-America Commodities Exchange. Tom earned his Bachelor of Science at Texas Christian University in 1989, and received his Masters of Business Administration at the University of Tennessee in 1993.

Mr. David DeMartini, Director

Dr. DeMartini received a B.S. Physics cum laude at the University of Notre Dame in 1963; and a PhD Physics at Ohio State University in 1969. He is the author of 19 public technical publications and 78 publications that are proprietary to Shell Oil Company. He has served as a Research Advisor at Shell Development Company at the Bellaire Research Center in Houston; a Senior Staff Supervisor; and a Senior Staff Geophysicist. He has belonged to the Society of Exploration Geophysicists from 1970 to present and was inducted to the Offshore Energy Center Hall of Fame as a Technology Pioneer on September 30, 2006. He has made significant contributions in the fields of rock physics theory and applications; seismic amplitude interpretation, borehole geophysics, and more. Dr. DeMartini was professionally engaged by the Company in 2007 as a consulting geophysicist to assist in interpretations of seismic data at its Mississippi properties, and has been a director of the Company since September 9, 2009. Mr. Demartini was appointed as one of our directors due to his experience in the oil and gas industry.

Mr. Dustin Elford, Director

Mr. Elford has been in the oil & gas and mineral exploration businesses for 30 years. He has extensive experience in the development and financing of projects in many areas of North America, South America and Africa. Mr. Elford has served as the Chief Executive Officer of AMI Resources Inc. since June 3, 1993 to the present. Mr. Elford has also been the Chief Executive Officer and President of Midasco Capital Corp., since May 12, 1994. Both companies are listed on the TSX-V exchange in Canada. Mr. Elford was appointed as one of our directors due to his experience with publicly traded companies.

Mr. Nicholas Baxter, Director

Mr. Baxter has a 24 year career in international resource exploration and development. Originally trained as a geophysicist, Mr. Baxter received a Bachelor of Science (Honors) from the University of Liverpool in 1975. Mr. Baxter has worked on geophysical survey and exploration projects in the U.K., Europe, Africa and the Middle East. From 1981 to 1985, Mr. Baxter worked for Resource Technology plc, a geophysical equipment sales/services company. Resource Technology plc went public on the USM in London in 1983 and graduated to the London Stock Exchange in 1984. Mr. Baxter left Resource Technology plc and established his own company in 1985 as a co-founder of Addison & Baxter Limited. Addison & Baxter Limited was a private geophysical/geological sales and services company which was acquired by A&B Geoscience Corporation in 1992. Mr. Baxter was Chief Operating Officer and a director of A&B Geoscience Corporation from 1992 to 2002. Additionally, A&B Geoscience Corporation, under Mr. Baxter’s guidance, secured the first onshore production sharing agreement in Azerbaijan in 1998. A&B Geoscience Corporation became controlled by a private Swiss oil trading firm in 2002. Mr. Baxter worked as an independent upstream oil and gas consultant from 2002 to 2004. In 2005, Mr. Baxter joined Eurasia Energy Limited, a company traded on the OTC Bulletin Board as its CEO, President and director. Mr. Baxter was appointed as one of our directors due to his experience in oil and gas exploration.

Other Directorships

Other than as disclosed above, none of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which the slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee’s qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination. The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of her other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

  the corporation could financially undertake the opportunity;

  the opportunity is within the corporation’s line of business; and

  it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

  been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

  been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

  been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports that they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended October 31, 2011, all filing requirements applicable to our officers, directors and greater than 10% percent beneficial owners were complied with.

Code of Ethics

We adopted a Code of Ethics applicable to our senior financial officers and certain other finance executives, which is a "code of ethics" as defined by applicable rules of the SEC. Our Code of Ethics is attached as an exhibit to our Form SB-2 filed on September 20, 2007. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our chief executive officer, chief financial officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a Current Report on Form 8-K filed with the SEC.

Board and Committee Meetings

Our board of directors held no formal meetings during the year ended October 31, 2010. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporate Law and our Bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Nomination Process

As of October 31, 2011, we did not effect any material changes to the procedures by which our shareholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our shareholders. Our board of directors has determined that it is in the best position to evaluate our Company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. If shareholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our Company at the address on the cover of this annual report.

Audit Committee and Audit Committee Financial Expert

Currently our audit committee consists of our entire board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

Our board of directors has determined that it does not have a member of its board of directors (audit committee) that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors.

Executive Compensation

The particulars of the compensation paid to the following persons:

  our principal executive officer;

  each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended October 31, 2011 and 2010; and

  up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended October 31, 2011 and 2010, who we will collectively refer to as the named executive officers of our Company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(4)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christopher Bunka(1) , President, Chief Executive Officer, & Former Chief Financial Officer (Principal Executive Officer)	2009 2010 2011	$117,721 $97,200 $96,000	Nil Nil Nil	Nil Nil Nil	$12,394 $71,308 $51,360	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	$130,115 $168,508 $147,360
Bal Bhullar(2) Chief Financial Officer	2009 2010 2011	$26,204 $52,636 $64,890	Nil Nil Nil	Nil Nil Nil	$5,888 $42,785 $25,680	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	$32,092 $95,421 $90,570
Tom Ihrke(3) Sr. Vice President, Business Development	2010 2011	$8,557 $34,375	Nil Nil	Nil Nil	$25,881 Nil	Nil Nil	Nil Nil	Nil Nil	$34,438 $34,375

(1)	Mr. Bunka was appointed president and chief executive officer on October 26, 2006, and was chief financial officer of our company from February 14, 2007 until May 12, 2009.

(2)	Ms. Bhullar was appointed Chief Financial Officer on May 12, 2009

(3)	Mr. Ihrke was appointed Senior Vice President, Business Development on August 5, 2010.

(4)

The fair value of the option award was estimated using the Black-Scholes pricing model with the following assumptions: expected volatility of 145.85%, risk–free interest rate of 2.46%, expected life of 5 years, and dividend yield of 0.0%.

We are currently paying our President US$8,000 per month as consulting fees and our Chief Financial Officer CAD$4,500 per month in consulting fees. Subsequent to year end, on January 1, 2011, our Chief Financial Officer’s compensation increased to CAD$5,500 per month in consulting fees.

Employment/Consulting Agreements

We have entered into a consulting agreement and a controller agreement with CAB Financial Services Ltd., a company controlled by our president, chief executive officer, Christopher Bunka on October 26, 2006, wherein he is reimbursed at the rate of $2,500 per month for the consulting agreement. Effective November 27, 2008 the rate has been changed to $8,000 per month. Under this agreement, Mr. Bunka provides the services of chief executive officer, chairman of the board, and president to our company, such duties and responsibilities to include the provision of management and consulting services, strategic corporate and financial planning, management of the overall business operations of our company, and the supervision of office staff and exploration consultants.

On May 12, 2009, we entered into a consulting agreement with BKB Management Ltd, a corporation organized under the laws of the Province of British Columbia. BKB Management controlled by our chief financial officer. A fee of CAD$4,675 including GST is paid per month. We may terminate this agreement without prior notice based on a number of conditions. BKB Management Ltd. may terminate the agreement at any time by giving 30 days written notice of his intention to do so. Subsequent to year end, on January 1, 2011, the Chief Financial Officer’s compensation increased to CAD$5,500 per month plus HST/GST in consulting fees.

On August 5, 2010 we entered into a three-month Management agreement with Tom Irkhe, whereby Mr. Irkhe will act as our Senior Vice-President, Business Development for consideration of US$3,125 per month. On December 2, 2010, we entered into a month to month management agreement with Tom Ihrke, where by Mr. Ihrke will continue to act as the Senior Vice-President Business Development for the Company. The Company will pay a monthly consulting fee of $3,125.

Other than as set out in this Prospectus we have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

Grants of Plan-Based Awards Table

During our fiscal year ended October 31, 2011, we issued options to acquire 200,000 shares of our common stock at $0.35 per share to Christopher Bunka, our President and CEO, options to acquire 100,000 shares of our common stock at $0.35 per share to Bal Bhullar, our CFO, and options to acquire 100,000 shares of our common stock at $0.35 per share to David DeMartini, our director. All options are exerciseable for a period of 5 years.

Outstanding Equity Awards at Fiscal Year End

The particulars of unexercised options, stock that has not vested and equity incentive plan awards for our named executive officers are set out in the following table:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Christopher Bunka	500,000 200,000	- -		$0.20 $0.35	2015/01/20 2016/07/11
Bal Bhullar	300,000 100,000	- -		$0.20 $0.35	2015/01/20 2016/07/11
David DeMartini	100,000	-		$0 35	2016/07/11
Tom Ihrke	25,000 150,000	- -		$0.20 $0.20	2015/01/20 2015/08/16

Option Exercises

During our fiscal year ended October 31, 2011, 225,000 options were exercised by our named officers.

Compensation of Directors

On July 8, 2011 Mr. Dustin Elford and Mr. Nicholas Baxter, each received options to acquire 150,000 shares of our common stock at $0.35 per share. These options were issued on our 2010 Stock Plan, previously registered on Form S-8, and they will expire on July 8, 2016. Christopher Bunka received options to acquire 200,000 shares of our common stock and Bal Bhullar as well as David DeMartini received options to acquire 100,000 shares each under identical terms.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our Company during the last two fiscal years is or has been indebted to our Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended 2011, we did not have a compensation committee or another committee of the board of directors performing equivalent functions. Instead the entire board of directors performed the function of compensation committee. Our board of directors approved the executive compensation, however, there were no deliberations relating to executive officer compensation during 2011.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of June 22, 2012, of our common stock by each of our directors and executive officers, by all of our executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of June 22, 2012, there were 16,431,452 shares of our common stock issued and outstanding. All persons named have sole voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this registration statement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (6)
Christopher Bunka Kelowna BC Canada	5,673,611 (1)	27.4%
Bal Bhullar Vancouver, BC, Canada	441,250 (2)	2.1%
David DeMartini, Texas, Houston, USA	4,152,679(3)	20.1%
Tom Ihrke Mount Pleasant, South Carolina, USA	425,385(4)	2.6%
Dustin Elford Vancouver, BC, Canada	150,000(5)	1%
Nicholas Baxter Aberdeenshire, Scotland, UK	150,000(5)	1%
Directors and Executive Officers as a Group (6 persons)	10,983,725	54.2%

(1) Includes 3,214,336 shares held in the name of C.A.B. Financial Services and 1,473,561 shares held directly by Chris Bunka. Includes 285,714 convertible debt warrants held in the name of C.A.B. Financial Services. Includes 700,000 options which are exercisable at $0.20 and $0.35 within 60 days of June 22, 2012.
(2) Includes 41,250 shares and 400,000 options which are exercisable at $0.20 and $0.35 within 60 days June 22, 2012.
(3) Includes 3,281,250 shares, 771,429 in convertible debt warrants and 100,000 options which are exercisable at $0.20 and $0.35 within 60 days of June 22, 2012.
(4) Includes 250,385 shares and options to purchase another 175,000 shares of our common stock.
(5) Includes options to acquire 150,000 shares of our common stock.
(6) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on June 22, 2012. As of June 22, 2012, we had 16,431,452 shares of our common stock issued and outstanding. All figures assume full dilution of convertible securities held.

Changes in Control

As of June 22, 2012 we are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

Certain Relationships and Related Transactions

On March 30, 2012, we entered into a loan agreement and promissory note with Chris Bunka, a director and officer of our company. The principal amount of the note is USD$50,000, it is due on demand and carries an interest rate of 12% per annum.

For the year ended October 31, 2011, we paid / accrued $96,000 to CAB Financial Services Ltd., a company controlled by Christopher Bunka, our President, Chief Executive Officer and Director (“CAB”) (2010: $97,200), Tom Ihrke, the VP of business development, $34,375 (2010: $8,557), and BKB Management Ltd. (“BKB”) CAD$64,000 (2010: CAD$54,900) for management, consulting and accounting services. CAB is owned by our president and BKB is owned by our CFO.

On October 27, 2008 we entered a secured loan agreement in the amount of CAD$300,000 with CAB. On July 10, 2009 $40,000 of the debt was converted to equity. On October 21, 2010, we settled a portion of the debt, namely US$1,625 with CAB by converting 65,000 warrants into 32,500 common shares as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share. On June 28, 2011, we paid down CAD $100,000 of the debt. For the year ended, October 31, 2011, we accrued and paid interest expenses of CAD $41,509 (2010: CAD$51,025).

On October 27, 2008 we entered a secured loan agreement in the amount of CAD$400,000 with Christopher Bunka. On October 21, 2010, we settled a portion of the debt, namely $2,166.65 with Christopher Bunka by converting 86,667 warrants into 43,333 common shares as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share. For the year ended, October 31, 2011, we accrued and paid interest expenses of CAD $71,610 (2010: CAD$80,874).

On April 1, 2010, we entered a non-secured loan agreement in the amount of US$75,000 with CAB. For the year ended October 31, 2011, we accrued and paid interest expenses of $13,500 (2010: $7,875).

On September 13, 2010, we entered a demand loan agreement in the amount of US$90,000 with CAB. We accrued interest of $3,884 and paid interest of $3,150. On January 31, 2011, we paid back the loan in full.

Included in accounts payable, $94,696 (October 31, 2010: $90,027) was payable to companies controlled by our president, key management personnel and directors.

For the year ended October 31, 2011, we paid/accrued $153,563 (2010: $Nil) to 0743608 BC Ltd., $64,553 (2010:$Nil) to Emerald Atlantic LLC, and $18,196 to Tom Ihrke (2010: $Nil) for their respective Non-consent Interests in Belmont Lake. 0743608 BC Ltd. is owned by the president of the Company and Emerald Atlantic LLC is owned by one of our Directors.

During the year ended October 31, 2011, we paid down CAD$185,000 of debt owed to Christopher Bunka, our CEO, a company controlled by Christopher Bunka, and a shareholder. The carrying amount of the secured loan was $679,504 as of year end.

On December 16, 2010, we entered into an assignment agreement with Emerald Atlantic LLC, solely owned by one of our Directors, whereby Emerald paid a fee of $30,076 to earn 18% of a 4.423% share of our net revenue interest after field operating expenses for a well to be drilled in Wilkinson County.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

We currently act with five directors. We have determined that Dustin Elford and Nicholas Baxter qualify as “independent directors” as defined by Nasdaq Marketplace Rule 4200(a)(15).

Currently our audit committee consists of our entire board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

Our board of directors has determined that it does not have a member of its audit committee who qualifies as an “audit committee financial expert” as defined in as defined in Item 407(d)(5)(ii) of Regulation S-K.

From inception to present date, we believe that the members of our audit committee and the board of directors have been and are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

We do not have a standing compensation or nominating committee, but our entire board of directors act in such capacity. We believe that our directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our directors do not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining additional independent directors who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Nevada law provides that we may indemnify our directors and officers to the fullest extent.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Item 13. Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$615
Legal fees and expenses	30,000
Accounting fees and expenses	15,000
Printing and marketing expenses	2,000
Miscellaneous	2,385
Total	$50,000

Item 14. Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

• Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

	(a)	is not liable pursuant to NRS 78.138; or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

	(a)	is not liable pursuant to NRS 78.138; or

	(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Item 15. Recent Sales of Unregistered Securities

During the last three years, we completed the following sales of unregistered securities:

On July 18, 2008, we issued common shares for a private placement which comprised of the sale of 612,500 units at the price of $0.40 per unit for total proceeds of $245,000. Each unit is comprised of one restricted share and one warrant to purchase one additional share of common stock at a price of $.60, exercisable until June 30, 2011. The units were issued to non-US persons pursuant to the exemption from registration provided by Regulation S promulgated under the United States Securities Act of 1933, as amended.

On October 27, 2008, we entered into a Purchase Agreement with CAB Financial Services Ltd., Chris Bunka, and another shareholder for an aggregate amount of CDN $900,000. The purchasers agreed to purchase an 18% interest bearing Promissory Note subject to and upon the terms and conditions of the Purchase Agreement. As long as the Promissory Note is outstanding, the purchasers may voluntarily convert the Promissory Note into common shares at the conversion price of $0.45 per share of Common Stock. Additionally, in consideration for the purchasers agreeing to purchase the Promissory Notes, we agreed to issue warrants to the purchasers, which warrants shall have the following terms:

each Series A warrant entitling the holder to purchase one-half of one warrant share for a term of one year from issuance and an exercise price of US $0.45 per whole warrant share;

each Series B warrant entitling the holder to purchase one-half of one warrant share for a term of two years from issuance and exercise price of US $0.90 per whole warrant share; and

Mandatory conversion of the warrants at our option upon our common stock closing at 200% of the applicable exercise price for twenty consecutive trading days.

Two whole warrants and the exercise price are required to purchase one share.

The Promissory Notes and Warrants were issued to 3 non-US persons pursuant to the exemption from registration provided by Regulation S promulgated under the United States Securities Act of 1933, as amended.

  On July 20, 2007, we adopted a Stock Option Plan. Based on this original Stock Option Plan, on March 4, 2009, we granted 800,000 stock options to our directors and consultants. The exercise price of the stock options is $0.12, which are vested immediately and expire July 20, 2011. We issued the options pursuant to the exemption from registration provided for under Section 4(2) of the United States Securities Act 1933, as amended.

  On July 24, 2009, we closed our private placement from July 10, 2009, which comprised of the sale of 4,545,000 units at a unit price of $0.05 per unit. This was comprised of a partial debt settlement of $45,000 dated October 27, 2008 and net proceeds received of $182,250. Each unit is comprised of one restricted common share and one warrant to purchase one additional share of common stock, exercisable for a period of two years from the closing of this offering. The exercise price of the warrants is $0.20. We issued the shares and share purchase warrants to three (3) US persons pursuant to the exemption from registration provided for under Rule 506 Regulation D, promulgated under the United States Securities Act 1933, as amended and thirteen (13) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended.

  On December 24, 2009, we closed a private placement of 1,617,752 units at a price of $0.12 per unit for gross proceeds of CDN$194,130, US$184,909. Each unit consisted of one common share and one half of a non-transferable share purchase warrant, each full warrant entitling the holder to purchase one additional common share until December 24, 2010, at a purchase price of CDN$0.22, US$0.21 per share. We issued the units to three (3) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended and to four (4) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended.

  Effective January 20, 2010, our board of directors adopted the 2010 Equity Compensation Plan (the “2010 Plan”). On January 20, 2010, we granted 975,000 stock options to our directors and executive officers. The exercise price of each of the stock options granted is $0.20. All of the options vest immediately and expire on January 20, 2015. We issued the options pursuant to the exemption from registration provided for under Section 4(2) of the United States Securities Act 1933, as amended.

  On April 1, 2010, we entered into a purchase agreement with CAB Financial Services Ltd., a company controlled by Chris Bunka, our President, Chief Executive Officer and Director, US $75,000. The promissory note is due and payable on April 1, 2012 or, if mutually agreed to by all parties then April 1, 2011. The promissory note may be prepaid in whole or in part at any time prior to April 1, 2012 by payment of 108% of the outstanding principal amount including accrued and unpaid interest. As long as the promissory note is outstanding, the purchaser may voluntarily convert the promissory note including accrued and unpaid interest to common shares of our company at the conversion price of $0.30 per common share. We issued the debt and warrants pursuant to the exemption from registration provided for under Regulation S of the United States Securities Act 1933, as amended.

  On May 31, 2010 we agreed to allot and issue 499,893 restricted shares at a deemed price of US$0.12 per share for each US$0.12 of the claim amount, and for each such share so issued, issue one warrant to purchase a further share at a price of US$0.20 per share for a term of two years as full and final settlement of a claim of US$59,987.13. We issued the shares and warrants to one (1) US person pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended.

  Based on our 2010 Stock Option Plan, on August 16, 2010, we granted 150,000 stock options to a consultant. The exercise price of the stock options is $0.20, of which 75,000 stock options are vested immediately and 75,000 stock options vest on August 16, 2011 and expire August 16, 2015. We issued the options pursuant to the exemption from registration provided for under Section 4(2) of the United States Securities Act 1933, as amended.

  On October 21, 2010 we entered into an Amendment to extend the original Purchase Agreement dated October 27, 2008 with CAB Financial Services Ltd., Christopher Bunka, and another shareholder of the Company for a revised aggregate sum of CAD$843,547.10 on a month to month basis. The purchasers had purchased an 18.0% Secured Promissory Note of the Company, subject to and upon the terms and conditions of the October 27, 2008 Agreement. We settled a portion of the debt, namely US$1,625 with CAB Financial Services by converting 65,000 warrants into 32,500 common shares as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share. We settled a portion of the debt, namely US$2,166.65 with Christopher Bunka by converting 86,667 warrants into 43,333 common shares as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share. The Promissory Notes and Warrants were issued to 3 non-US persons pursuant to the exemption from registration provided by Regulation S promulgated under the United States Securities Act of 1933, as amended.

  On August 5, 2010 we entered into a three month consulting agreement with Mr. Tom Ihrke, whereby Mr. Ihrke would act as our Senior Vice President, Business Development. We settled the debt incurred as a result of that consulting agreement, being US$9,375, to Mr. Tom Ihrke by issuing 40,761 restricted common shares at a price of $0.23 per share. The Company issued the shares to one (1) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended.

  On November 30, 2010, we closed the first tranche of a private placement offering of convertible debentures in the aggregate amount of US$450,000. The convertible debentures mature on November 30, 2012, subject to forced conversion as set out in the convertible debenture certificate. The convertible debentures pay an interest rate of 12% per annum (on a simple basis) and are convertible at US$0.35 per unit. Each unit is comprised of one share of our common stock and one share purchase warrant. Each warrant entitles the holder thereof to purchase one share at a price of US$0.40 per share from the earlier of the maturity date of the convertible debenture or one year from conversion of the convertible debenture. The convertible debentures were issued to four (4) US persons, including Mr. David DeMartini an insider of our company, pursuant to the exemption from registration provided for under Rule 506 Regulation D, promulgated under the United States Securities Act 1933, as amended.

  On December 20, 2010, we closed the final tranche of a private placement offering of convertible debentures in the aggregate amount of US$170,000. The convertible debentures mature on November 30, 2012, subject to forced conversion as set out in the convertible debenture certificate. The convertible debentures pay an interest rate of 12% per annum (on a simple basis) and are convertible at US$0.35 per unit. Each unit is comprised of one share of our common stock and one share purchase warrant. Each warrant entitles the holder thereof to purchase one share at a price of US$0.40 per share from the earlier of the maturity date of the convertible debenture or one year from conversion of the convertible debenture. The convertible debentures were issued to two (2) US persons, including Mr. David DeMartini an insider of our company, pursuant to the exemption from registration provided for under Rule 506 Regulation D, promulgated under the United States Securities Act 1933, as amended.\

  On January 4, 2011, we accepted and received gross proceeds of CDN$14,586, US$14,586, for the conversion of 132,600 warrants into 66,300 common shares. David DeMartini, our Director, converted 100,000 warrants into 50,000 shares as part of this transaction. We issued the units to two (2) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. Each of the subscribers represented that they were an “accredited investor” as such term is defined in Regulation D.

  On March 16, 2011, we accepted and received gross proceeds of US$21,250, for the exercise of 106,250 stock options into 106,250 common shares from David DeMartini, our Director. We issued the shares pursuant to the exemption from registration provided for under Section 4(2) of the United States Securities Act 1933, as amended.

  On June 8, 2011, we accepted and received gross proceeds of US$300,000, for the conversion of 1,500,000 warrants into 1,500,000 common shares by David DeMartini our Director. We issued the shares pursuant to the exemption from registration provided for under Section 4(2) of the United States Securities Act 1933, as amended.

  On June 28, 2011, we accepted and received gross proceeds of US$100,000, for the conversion of 500,000 warrants into 500,000 common shares of the Company by CAB Financial Services, a wholly owned company by our Chairman/CEO. We issued the shares to one (1) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended.

  On July 13, 2011, we accepted and received gross proceeds of US$34,609, for the conversion of 173,043 warrants at $0.20 each, into 173,043 common shares and closed a private placement of 200,000 units at a price of $0.35 per unit for gross proceeds of $70,000. Each unit consisted of one common share in the capital of the Company and one full non-transferable share purchase warrant, each full warrant entitling the holder to purchase one additional common share in the capital of the Company until July 14, 2013, at a purchase price of $0.50 per share. The private placement units were issued to two (2) US persons, and the warrant shares to one (1) US person, pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. Each of the subscribers represented that they were an “accredited investor” as such term is defined in Regulation D. Additionally, we issued the warrant shares to two (2) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended.

  On July 15, 2011, we accepted and received gross proceeds of US$23,750, for the exercise of 118,750 stock options at $0.20 each, into 118,750 common share. Chris Bunka, our CEO/Chairman, converted 100,000 stock options into 100,000 shares. Tom Ihrke our VP Business Development, converted 18,750 stock options into 18,750 shares. We issued the shares in reliance on exemptions from registration found in Section 4(2) and Regulation S of the Securities Act of 1933, as amended.

  On August 12, 2011, we issued 800,000 common shares at the price of $0.34 for the acquisition of acquiring an additional 10% working interest in Belmont Lake. We issued the shares in reliance on exemptions from registration found in Section 4(2) and Regulation S of the Securities Act of 1933, as amended.

Our reliance upon the exemption under Section 4(2) of the Securities Act of 1933 was based on the fact that the issuance of the securities did not involve a “public offering.” Each offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." The investors negotiated the terms of the transactions directly with our executive officers. No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated. Based on an analysis of the above factors, these transactions were effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act for transactions not involving any public offering.

Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

Item 16. Exhibits

Exhibit No.	Document Description
(3)	Articles of Incorporation and By-laws
3.1(1)	Articles of Association
3.2(1)	Bylaws
3.3(9)	Amendments to Articles of Incorporation
3.4(10)	Amended and restated Bylaws
(4)	Instruments defining the rights of security holders, including indentures
4.1(1)	Specimen Stock Certificate
(5)	Opinion Regarding Legality
5.1	Legal Opinion of Macdonald Tuskey*
(10)	Material Contracts
10.1(1)	Strachan Participation & Farmout Agreement
10.2(1)	Griffin Model Form Operating Agreement
10.3(1)	Griffin Drilling Program Agreement
10.4(2)	Management Services Agreement with Leonard MacMillan
10.5(3)	Consulting Agreement with CAB Financial Services Ltd.
10.6(4)	Agreement with Brink Resources
10.7(4)	Agreement with 0743608 BC Ltd.
10.8(5)	Amended Agreement and Promissory Notes
10.9(6)	Consulting Agreement with CAB Financial Services Ltd.
10.10(7)	Agreement with Delta Oil & Gas, Inc. and The Stallion Group
10.11(8)	Agreement with BKB Management Ltd.
10.12(11)	Equity Compensation Plan 2007
10.13(12)	Form of Stock Option Agreement
10.14(13)	Form of Stock Option Agreement
10.15(17)	Assignment Agreements and Loan Agreement
10.16(18)	Consulting Agreement with Tom Ihrke
10.17(19)	Equity Compensation Plan 2010
10.18(20)	Form of Convertible Debt
10.19(22)	Agreement for Marketing Services
10.20(23)	Loan Agreement with Chris Bunka
(14)	Code of Ethics
14.1(14)	Code of Business Conduct and Ethics
(16)	Letter regarding change in certifying accountant
16.1 (21)	Letter from Chang Lee LLP
(23)	Consents of experts and Counsel
23.1	Consent of MNP LLP*
23.2	Consent of Macdonald Tuskey (incorporated in Exhibit 5.1)*
(99)	Exhibit No.
99.1(15)	Haas Reserve Reports
99.2(16)	Veazey Reserve Report
* Filed herewith

(1)	Incorporated by reference from Form SB-2 Registration Statement filed on March 1, 2006.
(2)	Incorporated by reference from Form SB-2 Registration Statement filed on May 5, 2006.
(3)	Incorporated by reference from our current report on Form 8-K filed.
(4)	Incorporated by reference from our current report on Form 8-K filed on June 21, 2007.
(5)	Incorporated by reference from our current report on Form 8-K filed on October 22, 2010.
(6)	Incorporated by reference from our current report on Form 8-K filed on December 1, 2008.
(7)	Incorporated by reference from our current report on Form 8-K filed on April 7, 2009.
(8)	Incorporated by reference from our current report on Form 8-K filed on May 19, 2009.
(9)	Incorporated by reference from our current report on Form 8-K filed on June 23, 2009.
(10)	Incorporated by reference from our current report on Form 8-K filed on December 22, 2009.
(11)	Incorporated by reference from our current report on Form S8 filed on May 7, 2007.
(12)	Incorporated by reference from our current report on Form 8-K filed on March 4, 2009.
(13)	Incorporated by reference from our current report on Form 8-K filed on July 10, 2009.
(14)	Incorporated by reference from Form SB-2 Registration Statement filed on September 20, 2007.
(15)	Incorporated by reference from our current report on Form 8-K filed on July 17, 2007.
(16)	Incorporated by reference from our current report on Form 8-K filed on October 31, 2007.
(17)	Incorporated by reference from our current report on Form 8-K filed on September 13, 2010.
(18)	Incorporated by reference from our current report on Form 8-K filed on August 6, 2010.
(19)	Incorporated by reference from our current report on Form 8-K filed on January 21, 2010.
(20)	Incorporated by reference from our current report on Form 8-K filed on December 1, 2010.
(21)	Incorporated by reference from our current report on Form 8-K filed on June 23, 2011.
(22)	Incorporated by reference from our current report on Form 8-K filed on April 18, 2011.
(23)	Incorporated by reference from our current report on Form 8-K filed on March 30, 2012.

Item 17. Undertakings

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned company or its securities provided by or on behalf of the undersigned registrant; and

4. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on June 22, 2012.

LEXARIA CORP.

By:	/s/ Christopher Bunka
Christopher Bunka
President, Chief Executive Officer (Principal
Executive Officer), Director

By:	/s/ Bal Bhullar
Bal Bhullar
Chief Financial Officer (Principal Accounting
Officer), Director

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Christopher Bunka
Christopher Bunka	President, Chief Executive	June 22, 2012
Officer (Principal Executive
Officer), Director

/s/ Bal Bhullar
Bal Bhullar	Chief Financial Officer	June 22, 2012
(Principal Accounting
Officer), Director

/s/ David DeMartini
David De Martini	Director	June 22, 2012